Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT, dated as of June 16, 2025 (this “Amendment”). Reference is made to (i) the Credit Agreement dated as of December 1, 2021 (as amended by the Joinder and Reaffirmation Agreement, dated as of March 1, 2024, as amended by Amendment No. 1, dated as of November 26, 2024, as amended by the Incremental Assumption Agreement and Amendment No. 2 dated as of May 14, 2025 and as otherwise amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among DOTDASH MEREDITH INC., a Delaware corporation (the “Borrower”), the LENDERS and ISSUING BANKS party thereto from time to time and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and as an Issuing Bank and (ii) the Security Agreement dated as of December 1, 2021 (as amended by the First Amendment to Security Agreement, dated as of November 26, 2024, and as otherwise amended, restated, modified and supplemented from time to time prior to the date hereof, the “Security Agreement”, and the Security Agreement as amended by this Amendment, the “Amended Security Agreement”), by and among the Borrower, other Pledgors party thereto and the Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement or Amended Security Agreement, as applicable.

W I T N E S S E T H :

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower will obtain Refinancing Term Loans, which Refinancing Term Loans, together with other Indebtedness and cash on hand of the Borrower, shall be used to refinance in full the principal amount of all Indebtedness in respect of the Term B-1 Loans (as defined in the Credit Agreement) outstanding immediately prior to giving effect to this Amendment (the “Existing Term B-1 Loans”);

WHEREAS, each Person that executes and delivers a signature page to this Amendment as a Term B-2 Lender will make Term B-2 Loans to the Borrower on the Amendment No. 3 Effective Date in an amount equal to its Term B-2 Commitment set forth on Schedule I hereto;

WHEREAS, the Borrower wishes to amend the Security Agreement pursuant to this Amendment;

WHEREAS, pursuant to (i) Section 9.02(b) of the Credit Agreement, the Credit Agreement may be amended pursuant to an agreement in writing entered into by the Borrower and the Required Lenders or the Administrative Agent with the consent of the Required Lenders; and (ii) Section 9.03(b) of the Credit Agreement and Section 5.9 of the Security Agreement, the Security Agreement may be amended pursuant to an agreement in writing entered into by the Loan Parties party thereto and the Required Lenders or the Administrative Agent or the Collateral Agent with the consent of the Required Lenders; and

WHEREAS, pursuant to Sections 2.20, 9.02(b) and 9.03(b) of the Credit Agreement, as applicable, the Term B-2 Lender, the other Lenders party hereto (which together with the Term B-2 Lender constitute the Required Lenders), the Administrative Agent and the Loan Parties, as applicable, are willing to amend the Credit Agreement as set forth herein (including Exhibit A hereto) and the Security Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1        Amendments. Effective as of the Amendment No. 3 Effective Date:

(a)            the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached as Exhibit A hereto; and

(b)            the Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text):

(i)             The definition of “Excluded Collateral” in the Security Agreement is hereby amended and replaced to read in its entirety as follows (with the underlined and stricken text indicating the amended portion):

“Excluded Collateral” means (i) all fee-owned real property and all leasehold interests in real property; (ii) motor vehicles and other assets subject to certificates of title, (iii) letter-of-credit rights (other than to the extent such rights can be perfected by filing a UCC-1) (iv) Commercial Tort Claims up to $10,000,000 ~~7,500,000~~; (v) pledges and security interests prohibited by applicable law, rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code and other applicable law) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (vi) any lease, license, permit or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or its equivalent in of any applicable jurisdiction; (vii) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequence (including, without limitation, tax consequences) of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; (viii) any governmental licenses, permits or state or local franchises, charters and authorizations, to the extent security interests in such licenses, permits, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (ix) Excluded Securities; (x) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Pledgor’s right, title or interest therein or in any trademark issued as a result of such application under applicable law; ~~and~~ (xi) Securitization Assets and related assets sold, pledged, factored, transferred or otherwise disposed in connection with any Permitted Securitization; and (xii) any property or assets the pledge of which or granting of security interests in could reasonably be expected to result in a material adverse tax or regulatory consequence to the Borrower or any of its Restricted Subsidiaries (as reasonably determined by the Administrative Agent and the Borrower); provided that, in no event shall any asset that secures the Notes or any other obligations under the Indenture constitute Excluded Collateral.

(ii)            Section 3.1(a)(xii) of the Security Agreement is hereby amended and replaced to read in its entirety as follows (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text):

(xii)          all Commercial Tort Claims individually in excess of $10,000,000 ~~7,500,000~~, as described on Schedule IV (as may be supplemented from time to time pursuant to Section 3.4 or the Supplement hereto substantially in the form of Exhibit I);

(iii)           Section 3.4(b) of the Security Agreement is hereby amended and replaced to read in its entirety as follows (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text):

(b)           Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000 ~~7,500,000~~, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and deliver to the Collateral Agent in writing a supplement to Schedule IV including such description.

(iv)          Section 4 of Exhibit I to the Security Agreement is hereby amended and replaced to read in its entirety as follows (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text):

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all of (and, with respect to any Pledged Stock issued by an issuer that is not a Subsidiary, correctly sets forth, to the knowledge of the New Subsidiary) the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) all Pledged Debt pledged hereunder in an individual principal amount in excess of $7,500,000 now owned by the New Subsidiary required to be pledged in order to satisfy the Collateral and Guarantee Requirement or delivered pursuant to Section 2.2(a) and 2.2(b) of the Security Agreement, (b) set forth on Schedule II attached hereto is a list of any and all Intellectual Property now owned by the New Subsidiary consisting of Patents and Trademarks applied for or registered with the United States Patent and Trademark Office and material Copyrights registered with the United States Copyright Office, (c) set forth on Schedule III attached hereto is a list of any and all Commercial Tort Claims individually in excess of $10,000,000 ~~7,500,000~~ and (d) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office. Schedule III hereto shall supplement Schedule IV to the Security Agreement.

Section 2.        [Reserved].

Section 3.        Amendment Effectiveness. This Amendment shall become effective on the date when the following conditions are met or waived (the “Amendment No. 3 Effective Date”):

(a)            the Administrative Agent or its counsel shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties, the Administrative Agent, the Collateral Agent, the Term B-2 Lender and the Lenders constituting the Required Lenders (after giving effect to the borrowing of the Term B-2 Loans and the prepayment of the Existing Term B-1 Loans contemplated hereunder);

(b)           the conditions set forth in Section 2.20(a) and 4.02 of the Credit Agreement shall have been satisfied or waived;

(c)            the representations and warranties set forth in Section 4 hereof shall be true and correct on and as of the Amendment No. 3 Effective Date (or such other date set forth in Section 4);

(d)           the Administrative Agent or its counsel shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Amendment No. 3 Effective Date and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Borrower or any other executive officer of the Borrower who has specific knowledge of the Borrower’s financial matters and is satisfactory to the Administrative Agent, as to the satisfaction of the conditions set forth in clauses (b) and (c) above;

(e)            the Administrative Agent or its counsel shall have received the favorable written opinion (addressed to the Administrative Agent and the Lenders as of the Amendment No. 3 Effective Date and dated the Amendment No. 3 Effective Date) of (i) Wachtell, Rosen, Lipton & Katz, counsel for the Borrower and certain of the Loan Parties, (ii) Potter Anderson & Corroon LLP, Delaware counsel for the Borrower and certain of the Loan Parties and (iii) Nyemaster Goode, P.C., Iowa counsel for certain of the Loan Parties in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(f)            the Administrative Agent and the Collateral Agent shall execute (and the Lenders hereby authorize and direct the Administrative Agent and the Collateral Agent to execute) a First Lien Pari Passu Intercreditor Agreement substantially in the form attached as Exhibit B hereto (as the same may be modified in a manner reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Borrower) (the “First Lien Pari Passu Intercreditor Agreement”);

(g)           all accrued and unpaid interest and fees on the Existing Term B-1 Loans to but excluding the Amendment No. 3 Effective Date shall have been paid in full by the Borrower;

(h)           the Administrative Agent shall have received from the Borrower (i) all fees required to be paid to the Engagement Parties (as defined in the Engagement Letter) and Lenders as separately agreed pursuant to the Engagement Letter dated as of May 13, 2025, among the Borrower and the Engagement Parties (the “Engagement Letter”) and (ii) all expenses required to be paid or reimbursed under Section 9.04(a) of the Credit Agreement for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 3 Effective Date;

(i)             the Administrative Agent or its counsel shall have received a certificate of each Loan Party substantially in the form of Exhibit E (including all annexes, exhibits and other attachments thereto) to the Credit Agreement, dated the Amendment No. 3 Effective Date;

(j)             the Administrative Agent shall have received a certificate of the Borrower substantially in the form of Exhibit I to the Credit Agreement, dated the Amendment No. 3 Effective Date;

(k)            each Loan Party shall have provided the documentation and other information requested by the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act and the Beneficial Ownership Regulations, in each case as requested at least five (5) Business Days prior to the Amendment No. 3 Effective Date;

(l)             the Administrative Agent shall have received an executed Perfection Certificate, dated the Amendment No. 3 Effective Date;

(m)           the Administrative Agent shall have received a borrowing notice in accordance with Section 2.03 of the Credit Agreement; and

(n)           the Administrative Agent shall have a received a prepayment notice in respect of the Existing Term B-1 Loans in accordance with Section 2.08 of the Credit Agreement.

Section 4.        Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 3 Effective Date:

(a)            The representations and warranties of each Loan Party contained in Article III of the Amended Credit Agreement and in this Amendment are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, Material Adverse Effect or similar language, they are true and correct in all respects.

(b)            No Default or Event of Default exists or will result from this Amendment.

Section 5.        Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 9.04 of the Credit Agreement.

Section 6.        Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The provisions set forth in Sections 9.10 and 9.11 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.

Section 7.        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 8.        Effect of Amendment; Reaffirmation. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement, the Security Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or Security Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement and the Amended Security Agreement, or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 3 Effective Date, all references to (i) the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement and (ii) the Security Agreement in any Loan Document and all references in the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, shall, unless expressly provided otherwise, refer to the Amended Security Agreement.  Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions hereof and the transactions contemplated thereby. Each Subsidiary Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guarantee Agreement and (b) agrees that the Guarantee Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to guarantee the Obligations, including the Term B-2 Loans. Each Loan Party hereby (a) affirms and confirms its pledges, grants and other commitments under the Security Agreement and (b) agrees that the Security Agreement (as amended by this Amendment) is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations, including the Term B-2 Loans. The parties hereto acknowledge and agree that the amendment of the Credit Agreement and the Security Agreement pursuant to this Amendment is not intended to constitute a novation of the Credit Agreement, the Security Agreement or the other Loan Documents as in effect prior to the Amendment No. 3 Effective Date.

Section 9.        Certain Agreements. The parties hereto consent to the incurrence of the Term B-2 Loans on the terms set forth herein. Upon the effectiveness of this Amendment, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Term B-2 Loans shall be deemed satisfied and the incurrence of the Term B-2 Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and other Loan Documents. The parties hereto agree that the notice requirements under the Credit Agreement to the extent relating to (i) the prepayment of any Existing Term B-1 Loans on the Amendment No. 3 Effective Date in connection with the refinancing thereof as contemplated hereby and (ii) the borrowing and/or establishment of the Term B-2 Loans shall not apply to such refinancing and borrowing of the Term B-2 Loans, and prior notice periods with respect to such refinancing and borrowing of Term B-2 Loans shall be as agreed among the Borrower and the Administrative Agent. The initial Interest Period with respect to the Term B-2 Loans shall commence on the Amendment No. 3 Effective Date and end on July 1, 2025.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DOTDASH MEREDITH INC.

By:	/s/ Nick Stoumpas
	Name:	Nick Stoumpas
	Title:	Vice President and Treasurer

ALLRECIPES.COM, INC.
BIZRATE INSIGHTS INC.
EATING WELL, LLC
ENTERTAINMENT WEEKLY, LLC
HEALTH MEDIA VENTURES INC.
MEREDITH HOLDINGS CORPORATION
MEREDITH OPERATIONS CORPORATION
MNI TARGETED MEDIA INC.
NEWSUB MAGAZINE SERVICES LLC
NSSI HOLDINGS INC.
SHOPNATION, INC.
SOUTHERN PROGRESS CORPORATION
SYNAPSE GROUP, INC.
TI CIRCULATION HOLDINGS LLC
TI CONSUMER MARKETING, INC.
TI GOTHAM INC.
TI INC. AFFLUENT MEDIA GROUP
TI INC. BOOKS
TI INC. VENTURES
TI LIFESTYLE GROUP, LLC
TI MAGAZINE HOLDINGS LLC
TI PUBLISHING VENTURES, INC.
TI SALES HOLDINGS LLC

By:	/s/ Nick Stoumpas
	Name:	Nick Stoumpas
	Title:	Vice President and Assistant Treasurer

[Dotdash - Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/Andrew Wulff
	Name:	Andrew Wulff
	Title:	Vice President

[Dotdash - Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A.,
as Term B-2 Lender

By:	/s/Andrew Wulff
	Name:	Andrew Wulff
	Title:	Vice President

[Dotdash - Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/Andrew Wulff
	Name:	Andrew Wulff
	Title:	Vice President

[Dotdash - Signature Page to Amendment No. 3]

BNP PARIBAS
as Lender

By:	/s/David Berger
	Name:	Andrew Wulff
	Title:	Vice President

BNP PARIBAS
as Lender

By:	/s/Zoe Lyn
	Name:	Zoe Lyn
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
as Lender

By:	/s/Blaise Schultheis
	Name:	Blaise Schultheis
	Title:	Senior Vice President

SOCIETE GENERALE
as Lender

By:	/s/Richard Bernal
	Name:	Richard Bernal
	Title:	Managing Director

MIZUHO BANK, LTD.,
as Lender

By:	/s/Tracy Rahn
	Name:	Tracy Rahn
	Title:	Managing Directo

SCHEDULE 1

Term B-2 Lender	Term B-2 Loan Commitment
JPMorgan Chase Bank, N.A.	$700,000,000
Total	$700,000,000

Exhibit A

Amended Credit Agreement

[Attached]

EXHIBIT A

CREDIT AGREEMENT

Dated as of December 1, 2021,

as amended by Joinder and Reaffirmation Agreement, dated as of March 1, 2024,

as amended by Amendment No. 1, dated as of November 26, 2024

~~and as further~~as amended by Incremental Assumption Agreement and Amendment No. 2, dated as of May 14, 2025 as further amended by Amendment No. 3, dated as of June 16, 2025 among

DOTDASH MEREDITH INC.
as Borrower,

THE LENDERS and ISSUING BANKS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and as Collateral Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BNP PARIBAS SECURITIES CORP.,

PNC CAPITAL MARKETS LLC and

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners,

and

CITIBANK, N.A.,

CITIZENS BANK and

SOCIéTé GéNéRALE,

as Senior Co-Managers under the Revolving Facility ~~and~~, the Term A-1 Facility and the Term B-2 Facility

and

MIZUHO BANK, LTD.

as Co-Manager under the Revolving Facility ~~and~~, the Term A-1 Facility and the Term B-2 Facility

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1

SECTION 1.02	Classification of Loans and Borrowings	~~64~~67

SECTION 1.03	Terms Generally	~~64~~67

SECTION 1.04	Accounting Terms; GAAP	~~64~~68

SECTION 1.05	Change of Currency	~~65~~68

SECTION 1.06	Currency Equivalents Generally	~~65~~68

SECTION 1.07	Certain Determinations	~~65~~69

SECTION 1.08	Limited Condition Transactions	~~66~~70

SECTION 1.09	Interest Rates; Benchmark Notification	~~67~~71

SECTION 1.10	Divisions	~~67~~71

ARTICLE II THE CREDITS		~~68~~71

SECTION 2.01	Commitments	~~68~~71

SECTION 2.02	Incremental Revolving Commitments and Incremental Term Loans	~~69~~72

SECTION 2.03	Procedure for Borrowing	~~71~~75

SECTION 2.04	Funding of Borrowings	~~72~~76

SECTION 2.05	Interest Elections	~~72~~76

SECTION 2.06	Termination and Reduction of Commitments	~~73~~77

SECTION 2.07	Repayment of Loans; Evidence of Debt	~~73~~77

SECTION 2.08	Prepayments	~~74~~78

SECTION 2.09	Fees	~~77~~81

SECTION 2.10	Interest	~~77~~81

SECTION 2.11	Alternate Rate of Interest	~~78~~82

SECTION 2.12	Increased Costs	~~81~~85

SECTION 2.13	Break Funding Payments	~~82~~85

SECTION 2.14	Taxes	~~82~~86

-ii-

SECTION 2.15	Pro Rata Treatment and Payments	~~84~~88

SECTION 2.16	Mitigation Obligations; Replacement of Lenders	~~86~~90

SECTION 2.17	Letters of Credit	~~87~~90

SECTION 2.18	Defaulting Lenders	~~91~~95

SECTION 2.19	Extensions of Commitments	~~93~~97

SECTION 2.20	Refinancing Amendments	~~94~~98

SECTION 2.21	Illegality	~~98~~102

SECTION 2.22	Loan Repurchases	~~99~~103

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~100~~104

SECTION 3.01	Organization; Powers	~~100~~104

SECTION 3.02	Authorization; Enforceability	~~100~~104

SECTION 3.03	Governmental Approvals; No Conflicts	~~100~~104

SECTION 3.04	Financial Position	~~101~~105

SECTION 3.05	Properties	~~101~~105

SECTION 3.06	Litigation and Environmental Matters	~~101~~105

SECTION 3.07	Compliance with Laws and Agreements	~~102~~105

SECTION 3.08	Investment Company Status	~~102~~105

SECTION 3.09	Taxes	~~102~~106

SECTION 3.10	ERISA	~~102~~106

SECTION 3.11	Disclosure	~~102~~106

SECTION 3.12	Collateral Documents	~~102~~106

SECTION 3.13	No Change	~~103~~107

SECTION 3.14	Guarantors	~~103~~107

SECTION 3.15	Solvency	~~103~~107

SECTION 3.16	No Default	~~103~~107

SECTION 3.17	Anti-Corruption Laws and Sanctions	~~103~~107

ARTICLE IV CONDITIONS		~~103~~107

SECTION 4.01	Closing Date	~~103~~107

-iii-

SECTION 4.02	Each Credit Event	~~105~~109

ARTICLE V AFFIRMATIVE COVENANTS		~~106~~110

SECTION 5.01	Financial Statements; Other Information	~~106~~110

SECTION 5.02	Notices of Material Events	~~108~~112

SECTION 5.03	Existence; Conduct of Business	~~108~~112

SECTION 5.04	Payment of Obligations	~~108~~112

SECTION 5.05	Maintenance of Properties; Insurance	~~109~~113

SECTION 5.06	Books and Records; Inspection Rights	~~109~~113

SECTION 5.07	Compliance with Laws	~~110~~113

SECTION 5.08	Use of Proceeds	~~110~~114

SECTION 5.09	Subsidiary Guarantors and Collateral	~~110~~114

SECTION 5.10	Further Assurances	~~111~~115

SECTION 5.11	Ratings	~~111~~115

SECTION 5.12	Post-Closing Matters	~~111~~115

ARTICLE VI NEGATIVE COVENANTS		~~111~~115

SECTION 6.01	Indebtedness	~~112~~115

SECTION 6.02	Liens	~~115~~119

SECTION 6.03	Fundamental Changes	~~117~~122

SECTION 6.04	Disposition of Property	~~119~~124

SECTION 6.05	Restricted Payments	~~119~~124

SECTION 6.06	Transactions with Affiliates	~~122~~127

SECTION 6.07	Changes in Fiscal Periods	~~123~~128

SECTION 6.08	Sales and Leasebacks	~~123~~128

SECTION 6.09	Clauses Restricting Subsidiary Distributions	~~123~~128

SECTION 6.10	Consolidated Net Leverage Ratio	~~125~~130

SECTION 6.11	Investments	~~125~~130

ARTICLE VII EVENTS OF DEFAULT		~~127~~132

SECTION 7.01	Events of Default	~~127~~132

-iv-

ARTICLE VIII THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~130~~136

SECTION 8.01	Appointment and Authorization	~~130~~136

SECTION 8.02	Administrative Agent and Affiliates	~~130~~136

SECTION 8.03	Action by Administrative Agent	~~130~~136

SECTION 8.04	Consultation with Experts	~~131~~137

SECTION 8.05	Delegation of Duties	~~131~~137

SECTION 8.06	Successor Administrative Agent	~~131~~137

SECTION 8.07	Credit Decision	~~131~~137

SECTION 8.08	Lead Arrangers; Co-Documentation Agents; Senior Co-Managers; Co-Manager	~~132~~137

SECTION 8.09	Tax Indemnification by the Lenders	~~132~~138

SECTION 8.10	Certain ERISA Matters	~~132~~138

SECTION 8.11	Acknowledgements of Lenders and Issuing Banks	~~133~~139

ARTICLE IX MISCELLANEOUS		~~134~~140

SECTION 9.01	Notices	~~134~~140

SECTION 9.02	Waivers; Amendments	~~135~~141

SECTION 9.03	Waivers; Amendments to Other Loan Documents	~~136~~142

SECTION 9.04	Expenses; Limitation of Liability Indemnity; Etc.	~~137~~143

SECTION 9.05	Successors and Assigns	~~138~~144

SECTION 9.06	Survival	~~142~~148

SECTION 9.07	Counterparts; Integration; Effectiveness	~~142~~148

SECTION 9.08	Severability	~~143~~149

SECTION 9.09	Right of Setoff	~~143~~149

SECTION 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~143~~149

SECTION 9.11	WAIVER OF JURY TRIAL	~~144~~150

SECTION 9.12	Headings	~~144~~150

SECTION 9.13	Confidentiality	~~144~~150

SECTION 9.14	Judgment Currency	~~145~~151

SECTION 9.15	USA PATRIOT Act and Beneficial Ownership Regulation	~~145~~151

-v-

SECTION 9.16	Collateral and Guarantee Matters	~~145~~151

SECTION 9.17	No Advisory or Fiduciary Relationship	~~146~~152

SECTION 9.18	Platform; Borrower Materials	~~147~~153

SECTION 9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~147~~153

SECTION 9.20	Acknowledgment Regarding Any Supported QFCs	~~148~~154

SECTION 9.21	INTERCREDITOR AGREEMENTS	154

SCHEDULES:

Schedule 1.01A	--	Commitments
Schedule 1.01B	--	Unrestricted Subsidiaries on Closing Date
Schedule 2.17	--	Existing Letters of Credit
Schedule 3.14	--	Guarantors
Schedule 5.12	--	Post-Closing Matters
Schedule 6.01	--	Existing Indebtedness
Schedule 6.02	--	Existing Liens
Schedule 6.09	--	Existing Restrictions

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Affiliated Lender Assignment and Assumption
Exhibit C	--	[Reserved]
Exhibit D	--	[Reserved]
Exhibit E	--	Form of Secretary Certificate
Exhibit F	--	[Reserved]
Exhibit G-1	--	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	--	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	--	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	--	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H	--	Form of Perfection Certificate
Exhibit I	--	Form of Solvency Certificate
Exhibit J	--	Form of Joinder and Reaffirmation Agreement
Exhibit K	--	Auction Procedures

-vi-

CREDIT AGREEMENT, dated as of December 1, 2021 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among DOTDASH MEREDITH INC. (f/k/a Dotdash Media Inc.), a Delaware corporation, the LENDERS and ISSUING BANKS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (as defined herein) (in such capacity, the “Collateral Agent”) and as an Issuing Bank.

WHEREAS, Dotdash Media Inc. (f/k/a About, Inc.) (“Dotdash”) has entered into an Agreement and Plan of Merger dated as of October 6, 2021, among Meredith Corporation, Meredith Holdings Corporation (the “Target”), Dotdash and the other party thereto, as supplemented by a Joinder, dated as of October 8, 2021, by Mercury Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Dotdash (as so supplemented, together with all schedules and exhibits thereto, and after giving effect to any further alteration, amendment, modification, supplement or waiver permitted by Section 4.01(o) hereof, the “Merger Agreement”) pursuant to which Dotdash will acquire the capital stock of the Target through the merger of Merger Sub with and into the Target, with the Target surviving the Merger as the surviving corporation and a Wholly Owned Subsidiary of Dotdash (the “Merger”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Borrower has requested the Lenders and the Issuing Banks extend credit as set forth herein;

WHEREAS, on March 1, 2024, Dotdash Meredith, Inc. merged into Dotdash Meredith Inc. (f/k/a Dotdash Media Inc.) and, pursuant to that certain Joinder and Reaffirmation Agreement, dated as of March 1, 2024 (the “2024 Joinder and Reaffirmation Agreement”) Dotdash Meredith Inc. assumed all obligations of Dotdash Meredith, Inc. as Borrower and Pledgor, as applicable, under this Agreement and the other Loan Documents;

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01         Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2025 Revolving Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and purchase participation interests in Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “2025 Revolving Commitment” opposite such Lender’s name on Schedule 1 to Amendment No. 2 or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Sections 2.02, 2.19 and 2.20). The aggregate Dollar Amount of all 2025 Revolving Commitments as of the Amendment No. 2 Effective Date is $150,000,000.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Term Lender” has the meaning assigned to such term in Section 2.08(f).

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Amendment No. 3 Effective Date, Indebtedness of such Person and its subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Borrower or any Restricted Subsidiary, any Indebtedness of a Person (other than the Borrower or a Restricted Subsidiary) existing at the time such Person is merged with or into or amalgamated with the Borrower or a Restricted Subsidiary, or Indebtedness expressly assumed by the Borrower or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Act” has the meaning assigned to such term in Section 9.15.

“Additional Term B-1 Commitment” means, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make an Additional Term B-1 Loan hereunder on the Amendment No. 1 Effective Date, in the amount set forth on Schedule I to Amendment No. 1. The aggregate amount of the Additional Term B-1 Commitments of all Additional Term B-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B Loans.

“Additional Term B-1 Lender” means a Person with an Additional Term B-1 Commitment to make Additional Term B-1 Loans to the Borrower on the Amendment No. 1 Effective Date.

“Additional Term B-1 Loan” means a Loan that is made pursuant to Section 2.01(d) of the Credit Agreement on the Amendment No. 1 Effective Date.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to ~~(a)~~ the Daily Simple RFR for Dollars~~, plus (b) (1) in the case of Term B and Term B-1 Loans, 0.10% and (2) in the case of Revolving Loans and Term A-1 Loans, 0.00%~~; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) (1) in the case of Term B-~~1~~2 Loans, 0.00%~~,~~ and (2) in the case of Revolving Loans and Term A-1 Loans, 0.00% ~~and (3) in the case of Term B Loans, (A) 0.10% for an Interest Period of one month’s duration, (B) 0.15% for an Interest Period of three month’s duration and (C) 0.25% for an Interest Period of six month’s duration~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” has the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder and, as applicable (including, for the avoidance of doubt, each reference to the Administrative Agent in Article VIII), as Collateral Agent, together with any successors in such capacities.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Borrower (other than any of its subsidiaries) at such time.

“Affiliated Persons” means, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Agent Party” means the Administrative Agent, the Issuing Bank or any other Lender.

“Aggregate Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate then outstanding principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Commitment then in effect or, if such Revolving Commitment has been terminated, such Lender’s Outstanding Revolving Credit.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.14.

“All-in Yield” means, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that (i) original issue discount and up-front fees shall be equated to interest rate based on an assumed four year average life; and (ii) “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, (x) in the case of Term A-1 Loans and Revolving Loans, if the Alternate Base Rate for Term A-1 Loans and Revolving Loans as determined pursuant to the foregoing sentence would be less than 1.00%, such rate for Term A-1 Loans and Revolving Loans shall be deemed to be 1.00% for purposes of this Agreement and (y) in the case of Term B-2 Loans, if the Alternate Base Rate for Term B-2 Loans ~~and Term B-1 Loans~~ as determined pursuant to the foregoing sentence would be less than 1.50%, such rate for Term B-2 Loans ~~and Term B-1 Loans~~ shall be deemed to be 1.50% for purposes of this Agreement.

“Alternative Currency” means Sterling, Euro and Yen and, solely with respect to Letters of Credit, any other currency agreed to by the Borrower, the applicable Issuing Bank and the Administrative Agent.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of the Amendment No.1 Effective Date.

“Amendment No. 1 Effective Date” means November 26, 2024, the date on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Amendment No. 2” means the Incremental Assumption Agreement and Amendment No. 2 to the Credit Agreement, dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” means May 14, 2025, the date on which all conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied.

“Amendment No. 3” means the Amendment No. 3 to Credit Agreement and Second Amendment to Security Agreement, dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” means June 16, 2025, the date on which all conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied.

“Ancillary Document” has the meaning assigned to such term in Section 9.07(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the Bribery Act 2010 of the United Kingdom, as amended.

“Applicable Amortization Rate” means, with respect to the Term A-1 Loans, the rate set forth in the chart below:

Period Ended	Rate per annum
September 30, 2025 to and including December 31, 2027	5.00%
March 31, 2028 to and including December 31, 2028	10.00%
March 31, 2029 to and including March 31, 2030	15.00%

“Applicable Intercreditor Arrangements” means customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent (it being understood that the First Lien Pari Passu Intercreditor Agreement is reasonably satisfactory to the Administrative Agent).

“Applicable Rate” means (a) for each Revolving Loan, (i) prior to the first Adjustment Date occurring after the Amendment No. 2 Effective Date, 2.00% for Term Benchmark Loans and 1.00% for ABR Loans and (ii) on and after the first Adjustment Date occurring after the Amendment No. 2 Effective Date, a percentage determined in accordance with the Pricing Grid, (b) for each Term A-1 Loan, (i) prior to the first Adjustment Date occurring after the Amendment No. 2 Effective Date, 2.00% for Term Benchmark Loans and 1.00% for ABR Loans and (ii) on and after the first Adjustment Date occurring after the Amendment No. 2 Effective Date, a percentage determined in accordance with the Pricing Grid, (c) for each Term B-2 Loan, ~~4.00~~3.50% for Term Benchmark Loans and ~~3.00~~2.50% for ABR Loans~~, (d) for each Term B-1 Loan, 3.50% for Term Benchmark Loans and 2.50% for ABR Loans~~ and (~~e~~d) for each Type of Incremental Term Loan, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Assumption Agreement.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency the local time in the place of settlement for such Alternative Currency, as may be reasonably determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment and notified to the relevant parties hereto.

“Approved Fund” has the meaning assigned to such term in Section 9.05(b).

“Asset Acquisition” means:

(1)            an Investment by the Borrower or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Borrower or any Restricted Subsidiary, or

(2)            the acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary in connection with such disposition (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Borrower or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)            transfers of cash or Cash Equivalents;

(2)            transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 6.03;

(3)            Restricted Payments not prohibited under the covenant described under Section 6.05 and Investments not prohibited by Section 6.11;

(4)            the creation or perfection of any Lien not prohibited under this Agreement;

(5)            transfers of assets that are (i) damaged, worn out, uneconomic, obsolete or otherwise deemed to be no longer necessary or useful in the current or anticipated business of the Borrower or its Restricted Subsidiaries or (ii) replaced by assets of similar suitability and value (as determined by the Borrower in good faith);

(6)            sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other ~~intellectual property~~Intellectual Property, and licenses, leases or subleases of other assets, of the Borrower or any Restricted Subsidiary to the extent not materially interfering with the business of the Borrower and the Restricted Subsidiaries;

(7)            any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed the greater of (i) $~~80,000,000~~134,400,000 and (ii) ~~25~~30.0% of Consolidated EBITDA for the then most recently ended Test Period;

(8)            dispositions in connection with any pension scheme and disposition of any assets of any pension scheme of the Target and its Subsidiaries as of the Closing Date;

(9)            the sale or other disposition of cash or Cash Equivalents or the unwinding, or sale in the ordinary course of business, of ~~hedging obligations~~Hedging Obligations;

(10)          the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of or any condemnation or other taking of, any property or assets of the Borrower or any Restricted Subsidiary;

(11)          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements;

(12)           the lapse, cancellation, surrender, abandonment or transfer for no consideration of intellectual property rights that is reasonably determined in good faith by the Borrower to be no longer used or useful, necessary or otherwise not material to the operation of the business of the Borrower and its Restricted Subsidiaries, or no longer economical to maintain;

(13)          any sale, issuance or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(14)           the surrender, expiration or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(15)          dispositions of real property (i) for the purpose of (x) resolving minor title disputes or defects, including encroachments and lot line adjustments, or (y) granting easements, rights of way or access and egress agreements, or (ii) to any Governmental Authority in consideration of the grant, issuance, consent or approval of or to any development agreement, change of zoning or zoning variance, permit or authorization in connection with the conduct of any Loan Party’s business, in each case which does not materially interfere with the business conducted on such real property;

(16)          dispositions of non-core assets acquired in connection with an Asset Acquisition or other permitted Investment or made to obtain the approval of an antitrust authority and any dispositions made to comply with an order of any agency or state authority or other regulatory body or any applicable law or regulation;

(17)          any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date; and

(18)          dispositions of Securitization Assets in connection with any Permitted Securitization.

“Asset Swap” means any exchange of assets of the Borrower or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person (including Equity Interests of a Person whose primary business is a Related Business) that are intended to be used by the Borrower or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash or Cash Equivalents of any party to such asset swap.

“assignee” has the meaning assigned to such term in Section 9.05(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Auction Manager” has the meaning assigned to such term in Section 2.22(a).

“Auction Procedures” means auction procedures with respect to Purchase Offers set forth in Exhibit K hereto.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.17(b).

“Available Amount” means, as at any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)            the greater of (x) $224,000,000 and (y) 50.0% of Consolidated EBITDA, plus

(b)            the greatest of (i) 50% of Consolidated Net Income of the Borrower since October 1, 2021, (ii) 100% of Retained Excess Cash Flow since October 1, 2021 and (iii) 100% of cumulative aggregate Consolidated EBITDA since October 1, 2021, less the product of cumulative aggregate Consolidated Cash Interest Expense for such period and 1.5; provided that the amounts in clauses (i), (ii), and (iii) shall not be less than zero, plus

(c)            the cumulative amount of all Declined Prepayment Amounts after the Closing Date, plus

(d)           following the Closing Date, the net cash proceeds or Fair Market Value received, as applicable, of any sale of Qualified Equity Interests by, or capital contribution to the common equity of, the Borrower (other than in respect of any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement), plus

(e)            the net cash proceeds received by the Borrower from issuances of Indebtedness and Disqualified Equity Interests that have been issued after the Closing Date and which have been exchanged or converted into Qualified Equity Interests, plus

(f)            the aggregate amount of any Excluded Proceeds, plus

(g)           the amount of all Investments of the Borrower and its Restricted Subsidiaries after the Closing Date in any Unrestricted Subsidiary in reliance on the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (up to the Fair Market Value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation), plus

(h)            the amount of all returns, profits, distributions and similar amounts received by the Borrower and its Restricted Subsidiaries on Investments (including Investments in Unrestricted Subsidiaries) made using the Available Amount, ~~minus~~plus

(i)             the net cash proceeds received by the Borrower and its Restricted Subsidiaries from sales of investments (including sales of Equity Interests of Unrestricted Subsidiaries) made using the Available Amount, minus

(j)             the cumulative amount of Restricted Payments made from the Available Amount from and after the Closing Date and on or prior to such time, minus

(k)            the cumulative amount of Investments made from the Available Amount from and after the Closing Date and on or prior to such time.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect at such time over (b) such Lender’s Outstanding Revolving Credit.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Lender, such Lender or any other Person as to which such Lender is a subsidiary (a “Parent Company”) (i) is adjudicated as, or determined by any Governmental Authority having regulatory authority over it or its assets to be, insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or the Administrative Agent has given written notice to such Lender and the Borrower of its good faith determination that such Lender or its Parent Company has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or (iii) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or the Administrative Agent has given written notice to such Lender and the Borrower of its good faith determination that such Lender or its Parent Company has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such appointment; provided that a Bankruptcy Event shall not result solely by virtue of any control of or ownership interest in, or the acquisition of any control of or ownership interest in, such Lender or its Parent Company by a Governmental Authority as long as such control or ownership interest does not result in or provide such Lender or its Parent Company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its Parent Company (or such Governmental Authority) to reject, repudiate, disavow or disaffirm such Lender’s obligations under this Agreement.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)            in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower, in its reasonable discretion is appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means ~~the Board of Directors of the Borrower or, other than for the purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board of Directors~~, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the managing member or members of such Person, (iii) in the case of any partnership, the board of directors or other governing body of the general partner of such Person, as applicable and (iv) in any other case, the functional equivalent of the foregoing, or, in each case, any duly authorized committee thereof. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). Unless the context requires otherwise, Board of Directors means the Board of Directors of the Borrower.

“Borrower” means Dotdash Meredith Inc. (f/k/a Dotdash Media Inc.), a Delaware corporation.

“Borrower Materials” has the meaning assigned to such term in Section 9.18.

“Borrowing” means a group of Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Request” has the meaning assigned to such term in Section 2.03(a).

“Budgeted Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed; provided that when used in connection with (a) a Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (b) any Borrowings or LC Disbursements that are the subject of a borrowing, drawing, payment, reimbursement or rate selection denominated in Euro, the term “Business Day” shall also exclude any day on which the Trans-European Real-time Gross Settlement Operating System (or any successor operating system) is not open for the settlement of payments in Euro and (c) a Term Benchmark Loan denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in such Alternative Currency deposits in the interbank market in the principal financial center of the country whose lawful currency is such Alternative Currency.

“Capital Expenditures” means, for the Borrower and its Restricted Subsidiaries in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the Borrower and its Restricted Subsidiaries shall not include:

(a)            expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of the Borrower or capital contributions to the Borrower or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first or second proviso to such clause (a));

(b)           expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and its Restricted Subsidiaries to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.08(c)(1);

(c)            interest capitalized during such period;

(d)           expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Borrower or any Restricted Subsidiary) and for which none of the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e)            the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f)            the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) any Asset Swap;

(g)            Investments in respect of an Asset Acquisition; or

(h)            the purchase of property, plant or equipment made with proceeds from any Asset Sale or Recovery Event to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.08(c)(1).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of December 31, 2018 shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement.

“Cash Capped Amount” has the meaning assigned to such term in the definition of “Incremental Amount.”

“Cash Equivalents” means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any Lender or any Affiliate of any Lender; (3) commercial paper of an issuer rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (4) repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s; (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition; (7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; (8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (9) in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or any Restricted Subsidiary in connection with Cash Management Services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services, unless, when entered into, such agreement is designated in writing by the Borrower and the relevant Cash Management Bank to the Administrative Agent to not be included as a Cash Management Agreement.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement or provides any Cash Management Services, is a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party or (ii) in the case of any Cash Management Agreement in effect or any Cash Management Services provided, on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party and a party to a Cash Management Agreement or provider of Cash Management Services.

“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary Guarantor to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means a rate per annum equal to the sum of, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time, and (d) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment. Any change in the Central Bank Rate due to a change in the Central Bank Rate Adjustment shall be effective from and including the effective date of such change in the Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period and (d) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate or the TIBOR Interpolated Rate, as applicable, as of such time).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Amendment No. ~~1~~3 Effective Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Amendment No. ~~1~~3 Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment No. ~~1~~3 Effective Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.12 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions.

“Change of Control” means ~~any~~the occurrence of ~~the following events: the~~an acquisition of beneficial ownership by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Amendment No. 3 Effective Date) or group (excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders) of more than 35% of the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock beneficially owned by the Permitted Holders collectively; provided that so long as the Borrower is a subsidiary of any parent entity, no person shall be deemed to be or become a beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act as in effect on the Amendment No. 3 Effective Date) of more than 35% of the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock unless such person shall be or become a beneficial owner of more than 35% of the total voting power of all outstanding classes or series of the Voting Stock of such parent entity (other than a parent entity that is a subsidiary of another parent entity).

Notwithstanding the foregoing, a transaction in which the Borrower becomes a subsidiary of another Person (other than a Person that is an individual or a Permitted Holder) shall not constitute a Change of Control if ~~(a)~~ the shareholders of the Borrower immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Borrower’s ~~voting stock~~Voting Stock as such shareholders beneficially own immediately following the consummation of such transaction ~~or (b) immediately following the transaction no person or group (other than a person or group satisfying the requirements of this sentence) is the owner, directly or indirectly, of more than 35% of the voting stock of such Person, measured by voting power rather than number of shares~~.

For purposes of this definition, (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors of such parent entity, (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner and (iv) a passive holding company or special purpose acquisition vehicle shall not be considered a “person” and instead the equityholders of such passive holding company or special purpose acquisition vehicle shall be considered for purposes of the foregoing.

“Class” (a) when used in reference to any Loans or Borrowing, refers to whether such Loans or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans, Term B-1 Loans, Term B-2 Loans, Term A Loans, Term A-1 Loans or Incremental Loans established pursuant to any Incremental Assumption Agreement, Extended Term Loans or Extended Revolving Loans established pursuant to any Extension Amendment or other Refinancing Term Loans or Replacement Revolving Loans established pursuant to any Refinancing Amendment or (b) when used in reference to any Commitments, refers to whether such Commitment is in respect of a commitment to make Revolving Loans, Term B Loans, Term B-1 Loans, Term B-2 Loans, Term A Loans, Term A-1 Loans or Incremental Loans established pursuant to any Incremental Assumption Agreement, Extended Term Loans or Extended Revolving Loans established pursuant to any Extension Amendment or other Refinancing Term Loans or Replacement Revolving Loans established pursuant to any Refinancing Amendment.

“Closing Date” means December 1, 2021.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means, in connection with the Revolving Facility ~~and~~, the Term A-1 Facility and the Term B-2 Facility, Citibank, N.A., Citizens Bank and Société Générale.

“Collateral” has the meaning assigned to such term or a similar term in each of the Collateral Documents and shall include all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Collateral Documents on the Closing Date or thereafter pursuant to Section 5.09 or 5.10.

“Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as collateral agent under the Guarantee Agreement and the Collateral Documents and the other Loan Documents for the Secured Parties.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)            on the Closing Date, the Collateral Agent shall have received from the Borrower and each Subsidiary Guarantor a counterpart of the Security Agreement and from each Subsidiary Guarantor, a counterpart of the Guarantee Agreement, in each case, duly executed and delivered on behalf of such Person;

(b)            on the Closing Date, (i)(x) all outstanding Equity Interests directly owned by the Loan Parties as of the Closing Date, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged or assigned for security purposes pursuant to the Collateral Documents and (ii) the Collateral Agent shall have received certificates, and any notes or other instruments required to be delivered pursuant to the applicable Collateral Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(c)            in the case of any person that becomes a Subsidiary Guarantor after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Guarantee Agreement and (ii) supplements to the Security Agreement and any other Collateral Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Subsidiary Guarantor;

(d)            after the Closing Date (x) all outstanding Equity Interests of any person that becomes a Subsidiary Guarantor after the Closing Date and that are held by a Loan Party and (y) all Equity Interests directly acquired by a Loan Party after the Closing Date, in each case other than Excluded Securities, shall have been pledged pursuant to the Collateral Documents and, subject to the last paragraph of this definition of “Collateral and Guarantee Requirement”, the Collateral Agent shall have received the certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(e)            except as otherwise contemplated by this Agreement or any Collateral Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by the Collateral Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and delivery of each such Collateral Document;

(f)             evidence of the insurance (if any) required by the terms of Section 5.05 hereof shall have been received by the Collateral Agent; and

(g)            after the Closing Date, the Collateral Agent shall have received (i) such other Collateral Documents as may be required to be delivered pursuant to Section 5.09 or Section 5.10 or the Collateral Documents, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.09 or Section 5.10.

Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, it is understood that to the extent any Collateral (other than Collateral with respect to which a Lien may be perfected by (A) the filing of a Uniform Commercial Code financing statement, (B) delivery and taking possession of stock certificates of the Target and the respective subsidiaries of the Borrower and the Target, in each case, subject to Section 5.12 or (C) the filing of a short-form security agreement with the United States Patent and Trademark Office or the United States Copyright Office) is not or cannot be provided or the security interest of the Collateral Agent therein is not or cannot be perfected on the Closing Date after the use of commercially reasonable efforts by the Borrower to do so and without undue burden and expense, then the provision and/or perfection of the security interest in such Collateral shall not constitute a condition precedent to any Credit Event on the Closing Date but, instead, shall be required to be delivered and perfected within 90 days after the Closing Date (subject to extension by the Administrative Agent in its reasonable discretion).

“Collateral Documents” means the Security Agreement and each other security document, pledge agreement or collateral agreement executed and delivered in connection with this Agreement and/or the other Loan Documents to grant a security interest in any property as Collateral to secure the Obligations.

“Co-Manager” means, in connection with the Revolving Facility ~~and~~, the Term A-1 Facility and the Term B-2 Facility, Mizuho Bank, Ltd.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Incremental Commitment, Revolving Commitment, Term Loan Commitment or Extended Revolving Commitment, as applicable.

“Commitment Fee Rate” means (a) prior to the first Adjustment Date occurring after the Amendment No. 2 Effective Date, 0.35% and (b) on and after the first Adjustment Date occurring after the Amendment No. 2 Effective Date, a rate determined in accordance with the Pricing Grid.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Amortization Expense” for any Test Period means the amortization expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Interest Expense” means the Consolidated Interest Expense paid in cash (net of net income from interest received in cash) for the relevant Test Period; provided that Consolidated Cash Interest Expense for the relevant Test Period shall in no event be less than one (1).

“Consolidated Contingent Consideration Fair Value Remeasurement Adjustments” for any period means the contingent consideration fair value remeasurement adjustments, of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any Test Period means the depreciation expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” for any Test Period means, without duplication, the sum of the amounts for such Test Period of:

(1)            Consolidated Net Income, plus

(2)            in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income (other than clause (m) below),

(a)            Consolidated Income Tax Expense,

(b)            Consolidated Amortization Expense,

(c)            Consolidated Depreciation Expense,

(d)            Consolidated Interest Expense,

(e)            all non-cash compensation, as reported in the Borrower’s financial statements,

(f)            any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Borrower or any Restricted Subsidiary,

(g)            the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill), and non-cash compensation charges or expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write downs or reserves with respect to accounts receivable or inventory), for such Test Period,

(h)            the amount of any restructuring charges or reserves, including any one-time costs incurred in connection with acquisitions or divestitures, accrual or reserve, integration cost or other business optimization expense, including any restructuring costs incurred in connection with the Transactions, acquisitions, mergers or consolidations after the Closing Date and any other restructuring expenses, severance expenses, one-time compensation charges, post-retirement employee benefits plans, any expenses relating to reconstruction, decommissioning or recommissioning fixed assets for alternate use, expenses or charges relating to facility closing costs, acquisition integration costs and signing, retention or completion bonuses or expenses,

(i)             notwithstanding any classification under GAAP as discontinued operations of any Person, property, business or asset in respect of which a definitive agreement for the sale, transfer or other disposition thereof has been entered into, the earnings and income (or loss) attributable to any such Person, business, assets or operations for any period until such sale, transfer or other disposition shall have been consummated,

(j)             any fees, premiums, expenses or charges related to (x) the Transactions, (y) any actual, proposed or contemplated equity offering, Investment permitted by Section 6.11, acquisition, Disposition, recapitalization, the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) or (z) any amendments, consents, waivers or other modifications relating to the Facilities or any other Indebtedness (whether or not consummated or successful),

(k)            the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,

(l)             any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock),

(m)           other add backs and adjustments, at the election of the Borrower, reflected in a quality of earnings report provided by a “big four” accounting firm or a nationally recognized accounting firm (or any other accounting firm reasonably acceptable to the Administrative Agent) with respect to any Investment (including, for the avoidance of doubt, add backs and adjustments of the same type in future periods),

(n)            any costs, fees, charges, losses or expenses in connection with any pension scheme of the Target and its Subsidiaries, which such pension scheme is in existence as of the Closing Date,

(o)            losses or discounts on sales of Securitization Assets in connection with any Permitted Securitizations, minus

(3)            in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Borrower or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income.

For purposes of this definition, whenever pro forma effect is to be given, the pro forma calculations shall be factually supportable, reasonably identifiable and made in good faith by a Financial Officer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower as set forth in an Officer’s Certificate, to reflect (i) “run rate” cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives, or other initiatives occurring (or expected to result from actions that have been taken or initiated or expected to be taken) in the case of any actions that have been taken or initiated or are expected to be taken (x) in connection with the Transactions, within 36 months of the Closing Date, or (y) otherwise, within 24 months from the applicable event to be given pro forma effect (in each case in the reasonable good faith determination of the Borrower and calculated on a pro forma basis as though such cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives, or other initiatives had been realized on the first day of such Test Period and as if such cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives, or other initiatives were realized in full during the entirety of such Test Period); provided that the aggregate amount of all adjustments to Consolidated EBITDA pursuant to this clause (i) and clause (A)(2) of the definitions of “Consolidated Net Leverage Ratio”, “First Lien Net Leverage Ratio”, “Interest Coverage Ratio” or “Secured Net Leverage Ratio”, as applicable, shall not exceed 25.0% of Consolidated EBITDA (after giving effect to such adjustment) for any Test Period, and (ii) the amount of any loss or pre-opening expenses attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (a) such losses or pre-opening expenses are reasonably identifiable and factually supportable, (b) losses or preopening expenses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (ii) and (c) the aggregate amount of all adjustments to Consolidated EBITDA pursuant to this clause (ii) and clause (A)(3) of the definitions of “Consolidated Net Leverage Ratio”, “First Lien Net Leverage Ratio”, “Interest Coverage Ratio” or “Secured Net Leverage Ratio”, as applicable, shall not exceed $20,000,000 in any Test Period.

“Consolidated Income Tax Expense” for any Test Period means the provision for taxes of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any Test Period means the sum, without duplication, of the total interest expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Borrower and its Restricted Subsidiaries, and including, without duplication,

(1)            imputed interest on Capital Lease Obligations,

(2)            commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings (other than any Permitted Securitization),

(3)            the net costs associated with Hedging Obligations related to interest rates,

(4)            amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)            the interest portion of any deferred payment obligations,

(6)            all other non-cash interest expense,

(7)            capitalized interest,

(8)            all dividend payments on any series of Disqualified Equity Interests of the Borrower or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Borrower or a Restricted Subsidiary of the Borrower that is a Wholly Owned Subsidiary or to the extent paid in Qualified Equity Interests),

(9)            all interest payable with respect to discontinued operations, and

(10)          all interest on any Indebtedness described in clause (6) or (7) of the definition of “Indebtedness.”

“Consolidated Net Income” for any Test Period means the net income (or loss) of the Borrower and the Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)            the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or any Restricted Subsidiary during such period;

(2)            gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3)            gains and losses with respect to Hedging Obligations;

(4)            the cumulative effect of any change in accounting principles;

(5)            any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Borrower or any Restricted Subsidiary during such period (including fees and expenses relating to (i) the Transactions, (ii) severance, relocation and transition costs and (iii) any rebranding or corporate name change);

(6)            Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

(7)            any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations;

(8)            any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Borrower or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments, of the Borrower or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Borrower or any Restricted Subsidiary;

(9)            any after-tax effect of gains (or losses) (less all fees and expenses relating thereto) attributable to asset Dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;

(10)          any impairment charge or asset write-off or write-down, including impairment charges, write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities, in accordance with GAAP or as a result of a change in law or regulation, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)          any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, employee benefit plans or agreements, stock options, restricted stock or other rights, and any non-cash deemed finance charges or expenses or gains in respect of any pension liabilities or non-cash gains or losses of any pension assets or other retiree provisions or on the revaluation of any benefit plan obligation and any non-cash charges or expenses or gains in respect of curtailments, discontinuations or modifications to pension plans shall be excluded;

(12)          accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions, calculated in accordance with GAAP, within 12 months after the Closing Date shall be excluded;

(13)            losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition, sale, conveyance, transfer or other Disposition of assets will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days) shall be excluded;

(14)          losses, charges and expenses with respect to liability or casualty events or business interruption, to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for reimbursement by the insurer and such amount (A) is not denied by the applicable carrier in writing and (B) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days) shall be excluded;

(15)          the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, shall be excluded;

(16)          all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments shall be excluded; and

(17)          any deferred tax expense associated with tax deductions or net operating losses as a result of the Transactions, or the release of any valuation allowance related to such item shall be excluded.

provided, further, that the effects of any adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in the Borrower’s consolidated financial statements pursuant to GAAP in each case resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any such amounts shall be excluded when determining Consolidated Net Income.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Indebtedness of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) on such date in an amount not to exceed $~~250,000,000~~330,000,000 to (b) Consolidated EBITDA for such Test Period~~; provided that, on and after the Amendment No. 2 Effective Date, solely with respect to the calculation of the Consolidated Net Leverage Ratio for the purposes of (i) the Pricing Grid and (ii) the financial covenant set forth in Section 6.10, the amount of such unrestricted cash and Cash Equivalents that may be deducted from such Indebtedness shall be $330,000,000~~.

(A)  The Consolidated Net Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

(1)            the incurrence of any Indebtedness of the Borrower or any Restricted Subsidiary (other than any Securitization Subsidiary) (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the applicable Test Period or (except when calculating the Consolidated Net Leverage Ratio for purposes of determining the Applicable Rate or Commitment Fee Rate, or determining actual compliance (and not pro forma compliance or compliance on a pro forma basis) with Section 6.10) at any time subsequent to the last day of such Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof and all transactions and events in connection therewith), occurred on the first day of the Test Period;

(2)            any (v) Asset Sale, (w) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2,000,000, which is solely excluded from the definition of Asset Sale pursuant to clause (7) of such definition, (x) Asset Acquisition, (y) operational changes or restructurings or (z) Designation or Revocation, in each case including all transactions and events in connection with such event (each a “pro forma event”) occurring during the Test Period or (except when calculating the Consolidated Net Leverage Ratio for purposes of determining the Applicable Rate or Commitment Fee Rate, or determining actual compliance (and not pro forma compliance or compliance on a pro forma basis) with Section 6.10) at any time subsequent to the last day of the Test Period and on or prior to the date of determination as if such pro forma event occurred on the first day of the Test Period, including any cost savings and cost synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives or other initiatives relating to such pro forma event occurring (or expected, in the good faith determination of the Borrower, to result from actions that have been taken or initiated or expected to be taken) in the case of any actions that have been taken or initiated or are expected to be taken (x) in connection with the Transactions, within 36 months of the Closing Date, or (y) otherwise, within 24 months of such pro forma event and during such period or (except when calculating the Consolidated Net Leverage Ratio for purposes of determining the Applicable Rate or Commitment Fee Rate, or determining actual compliance (and not pro forma compliance or compliance on a pro forma basis) with Section 6.10) subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Borrower determines are reasonable as set forth in an Officer’s Certificate; provided that the aggregate amount of all such cost savings and cost synergies pursuant to this clause (A)(2) and clause (i) of the second paragraph of the definition of “Consolidated EBITDA” shall in no event exceed 25.0% of Consolidated EBITDA (after giving effect to such adjustment) for any Test Period; provided, further, that asset sales described in clause (A)(2)(~~x~~w) in an aggregate amount not to exceed ~~$80,000,000~~the greater of (i) $134,400,000 and (ii) 30.0% of Consolidated EBITDA in any Test Period shall not be required to be given pro forma effect; and

(3)            the amount of any loss or pre-opening expenses attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (i) such losses or pre-opening expenses are reasonably identifiable and factually supportable, (ii) losses or preopening expenses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (3) and (iii) the aggregate amount of all adjustments pursuant to this clause (3) and clause (ii) of the second paragraph of the definition of “Consolidated EBITDA” shall not exceed $20,000,000 in any Test Period; and

(B)           in calculating Consolidated Interest Expense for purposes of the Consolidated Net Leverage Ratio with respect to any Indebtedness being given pro forma effect:

(1)            interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

(2)            if interest on any Indebtedness actually incurred on the date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, ~~a eurocurrency~~an applicable interbank offered rate, or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the Test Period;

(3)            notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

(4)            interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

(5)            interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

~~“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”~~

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not greater than 100% of the aggregate amount of net cash proceeds or Fair Market Value received, as applicable, of any sale of Qualified Equity Interests by, or capital contribution to the common equity of, the Borrower (other than in respect of any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement) after the Amendment No. 3 Effective Date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash, Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred taxes based on income or profits.

“Current Deed of Guarantee” means the amended and restated deed of guarantee made on March 15, 2018 between Meredith Corporation, IPC Media Pension Trustee Limited and International Publishing Corporation Limited relating to the UK Scheme, as amended pursuant to that certain Deed of Amendment, dated as of May 31, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for exclusions from Consolidated Net Income included in clause (5) of the definition of such term.

“Customary Term A Facility” means any term facility in the form of customary term A loans that (i) average amortization of greater than 1% per annum and no more than 10% per annum (after giving effect to any grace period or initial period) and (ii) are primarily syndicated to regulated banks in the primary syndication thereof (in each case, as reasonably determined by the Borrower in good faith).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to , for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Declined Prepayment Amount” has the meaning assigned to such term in Section 2.08(f).

“Declining Term Lender” has the meaning assigned to such term in Section 2.08(f).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Agent Party any amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to such funding or payment has not been satisfied, or, in the case of clause (ii) or clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute regarding its obligation to make such funding or payment; (b) has notified the Borrower or any Agent Party in writing, or has made a public statement to the effect, that it does not intend to comply with any of its funding or payment obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to such funding or payment under this Agreement cannot be satisfied); (c) has failed, within three Business Days after request by the Administrative Agent or Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Agent Party’s receipt of such certification; (d) has become the subject of a Bankruptcy Event; or (e) has become the subject of a Bail-In Action.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Designation Amount” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Disposition” means, with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Borrower to redeem such Equity Interests upon the occurrence of a change of control occurring prior to the 91st day after the Latest Maturity Date shall not constitute Disqualified Equity Interests if such Equity Interests specifically provide that the Borrower will not redeem any such Equity Interests pursuant to such provisions prior to the Obligations (other than (x) (i) Cash Management Obligations and (ii) Obligations under Specified Swap Agreements not yet due and payable, and (y) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been cash collateralized or otherwise back-stopped or having been terminated, and the Total Revolving Commitments having been terminated.

“Dollar Amount” means, at any date, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in amount other than Dollars, such amount converted to Dollars by the Administrative Agent at the Exchange Rate on such date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Foreign Subsidiary.

“Dotdash” has the meaning assigned to such term in the recitals to this Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, of any Person, (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder) with respect to a Plan other than an event for which the 30-day notice period is waived; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA); (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any applicable Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be in its reasonable discretion) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time.

“EURIBOR Screen Rate” means, for any day and time with respect to any Term Benchmark Borrowing for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period, as set forth on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Events of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)            the sum, without duplication (including with respect to any amounts deducted when calculating the Excess Cash Flow prepayment amount pursuant to Section 2.08(d)), of

(i)            Consolidated Net Income for such period,

(ii)           an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (5), (7) and (8) of the definition of Consolidated Net Income and excluded in arriving at such Consolidated Net Income,

(iii)          decreases in Consolidated Working Capital for such period (other than any such decreases arising from dispositions outside the ordinary course of business by the Borrower and its Restricted Subsidiaries completed during such period),

(iv)          cash receipts by the Borrower and its Restricted Subsidiaries in respect of Hedging Obligations during such fiscal year to the extent not otherwise included in such Consolidated Net Income; and

(v)           the amount by which tax expense deducted in determining such Consolidated Net Income for such period exceeded taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) by the Borrower and its Restricted Subsidiaries in such period, over

(b)            the sum, without duplication, of

(i)            an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (5), (7) and (8) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii)           the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations and (B) the amount of any scheduled repayment of Term Loans, but excluding (x) all prepayments of Term Loans, Other First Lien Debt, Junior Debt and Junior Lien Debt, (y) all prepayments of Revolving Loans and (z) all prepayments in respect of any revolving credit facility, except in the case of clauses (x), (y) and (z) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than under the Revolving Facility) of the Borrower or its Restricted Subsidiaries,

(iii)          increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv)          payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(v)           the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(vi)          without duplication of amounts deducted from Excess Cash Flow, the aggregate cash consideration ~~required to be paid in cash by~~that the Borrower or any of its Restricted Subsidiaries ~~pursuant~~plan to ~~binding contracts~~pay during such period (the “~~Contract~~Budgeted Consideration”) ~~entered into prior to or during such period~~ relating to Asset Acquisitions or other Investments, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Asset Acquisition or other Investment, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the ~~Contract~~Budgeted Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(vii)         the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(viii)        cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income;

(ix)          without duplication of amounts deducted pursuant to clause (vi) above in prior years, to the extent not already deducted from Consolidated Net Income, the amount of Investments, Capital Expenditures or acquisitions of intellectual property made in cash during such period by the Borrower and its Restricted Subsidiaries, except to the extent that such Investment, Capital Expenditures or acquisition of intellectual property were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries (other than under any revolving facility or working capital facility);

(x)            the amount of Restricted Payments during such period (on a consolidated basis) by the Borrower and the Restricted Subsidiaries made in compliance with Section 6.05 (other than Section 6.05(iii), (iv) and (vii)) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries;

(xi)           amount equal to the aggregate net non-cash gain on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; and

(xii)          the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges but excluding cash expenditures reducing the amount of Term Loans required to be prepaid pursuant to Section 2.08(d)) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2022.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, with respect to Dollars in relation to any Alternative Currency, the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters reasonably chosen by the Administrative Agent in its sole discretion after consultation with the Borrower (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any reasonable method of determination it deems appropriate in its sole discretion after consultation with the Borrower).

“Exchanged Term B Loans” means each Term B Loan extended on the Closing Date (or portion thereof) and held by a Rollover Term B Lender on the Amendment No. 1 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 1 Effective Date and as to which the Rollover Term B Lender thereof has consented to exchange into a Term B-1 Loan and the Administrative Agent has allocated into a Term B-1 Loan.

“Excluded Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of the term “Net Proceeds”.

“Excluded Casualty Proceeds” shall have the meaning assigned to such term in the definition of the term “Net Proceeds”.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 6.01.

“Excluded Proceeds” shall mean, collectively, Excluded Asset Sale Proceeds and Excluded Casualty Proceeds.

“Excluded Securities” means any of the following:

(a)            any Equity Interests or Indebtedness with respect to which the Collateral Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Collateral Documents (including Tax consequences) are likely to be excessive in relation to the value to be afforded thereby;

(b)            any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof is prohibited by any Requirement of Law (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code or other applicable law);

(c)            any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09 that was existing on the Closing Date (and not created in contemplation of the consummation of the Transactions) or at the time of the acquisition of such subsidiary (and was not created in contemplation of such acquisition), (B) any organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any subsidiary to obtain any such consent) and for so long as such organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder, in each case, after giving effect to the anti-assignment provisions of the Uniform Commercial Code or other applicable law;

(d)            any Equity Interests of (i) any Unrestricted Subsidiary, (ii) any subsidiary that is not a Material Subsidiary, (iii) any Pension Entity, and (iv) any Securitization Subsidiary;

(e)            any Margin Stock; and

(f)             voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of U.S. Treasury Regulation Section 1.956-2(c)(2)) in excess of 65% of all voting Equity Interests in (A) any Foreign Subsidiary or (B) any FSHCO;

provided that, in no event shall any asset that secures the Notes or any other obligations under the Indenture constitute Excluded Securities.

“Excluded Subsidiary” means (a) any subsidiary that is not a Wholly Owned Subsidiary, (b) any subsidiary that is prohibited by applicable law or by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, (c) any subsidiary that is not a Material Domestic Subsidiary, (d) any Unrestricted Subsidiary, (e) any FSHCO, (f) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary that is a CFC, (g) any subsidiary that is either (i) established for the purposes of, or has established, or sponsors or contributes to a defined benefit pension scheme, or any direct or indirect subsidiary of such a person (including, for the avoidance of doubt, International Publishing Corporation Limited, a company incorporated under the laws of England and Wales registered (under number 00745584)), or (ii) any subsidiary that is an employee benefit trust or similar construct or is a trust company (in each case, such subsidiary, a “Pension Entity”); provided, in each case of clauses (i) and (ii), that such entity and its direct or indirect subsidiaries have no material business operations or material assets other than in connection with a defined benefit pension scheme, ~~and~~ (h) any Securitization Subsidiary and (i) any subsidiary to the extent that the guarantee of the Obligations by such subsidiary could reasonably be expected to result in a material adverse tax or regulatory consequence to the Borrower or any of its Restricted Subsidiaries (as determined by the Borrower in good faith); provided that, in no event shall any subsidiary that is an issuer, co-issuer or guarantor or otherwise an obligor with respect to or under the Notes or the Indenture constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means (a) in the case of each Recipient, Taxes imposed on its overall net income, and franchise Taxes imposed on it in lieu of net income Taxes by a jurisdiction (including any political subdivision thereof) as a result of (i) such Recipient being organized under the laws of or having a principal office in such jurisdiction or, in the case of a Lender, having an applicable lending office in such jurisdiction or (ii) any other present or former connection between such Recipient and the jurisdiction (other than any connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document); (b) any Taxes in the nature of branch profits Taxes imposed by any jurisdiction described in clause (a); (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), United States federal withholding Tax imposed pursuant to laws in effect on the date on which (i) such Non-U.S. Lender becomes a Lender or (ii) such Non-U.S. Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, additional amounts with respect to such Taxes were payable either to such Non-U.S. Lender’s assignor immediately before such Non-U.S. Lender became a party hereto or to such Non-U.S. Lender immediately before it changed its lending office; (d) any Taxes attributable to such Recipient’s failure to comply with Section 2.14(e); and (e) any United States federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means each letter of credit set forth on Schedule 2.17.

“Existing Term A Loans” means the Term A Loans outstanding immediately prior to giving effect to Amendment No. 2.

“Extended Revolving Commitment” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.19(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.19(a).

“Extension” shall have the meaning assigned to such term in Section 2.19(a).

“Extension Amendment” shall have the meaning assigned to that term in Section 2.19(b).

“Facility” means any of (a) the Revolving Facility and (b) the Term Facility.

“Fair Market Value” means, with respect to any asset, as determined by the Borrower, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Covenant Increase Period” has the meaning assigned to such term in Section 6.10.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller or assistant controller of the Borrower.

“First Lien Pari Passu Intercreditor Agreement” means that certain First Lien Pari Passu Intercreditor Agreement, dated as of the Amendment No. 3 Effective Date, among, inter alia, the Administrative Agent, the Collateral Agent and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent under the Indenture, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Indebtedness of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) secured by a Lien on any assets of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) that constitutes Collateral that is pari passu with the Lien thereon securing the Obligations as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) on such date in an amount not to exceed $~~250,000,000~~330,000,000 to (ii) Consolidated EBITDA for such Test Period.

(A)  The First Lien Net Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

(1)            the incurrence of any Indebtedness of the Borrower or any Restricted Subsidiary (other than any Securitization Subsidiary) (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the applicable Test Period or (except when calculating the First Lien Net Leverage Ratio for purposes of determining the Applicable Rate) at any time subsequent to the last day of such Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof and all transactions and events in connection therewith), occurred on the first day of the Test Period;

(2)            any (v) Asset Sale, (w) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2,000,000, which is solely excluded from the definition of Asset Sale pursuant to clause (7) of such definition, (x) Asset Acquisition, (y) operational changes or restructurings or (z) Designation or Revocation, in each case including all transactions and events in connection with such event (each a “pro forma event”) occurring during the Test Period or (except when calculating the First Lien Net Leverage Ratio for purposes of determining the Applicable Rate) at any time subsequent to the last day of the Test Period and on or prior to the date of determination as if such pro forma event occurred on the first day of the Test Period, including any cost savings and cost synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives or other initiatives relating to such pro forma event occurring (or expected, in the good faith determination of the Borrower, to result from actions that have been taken or initiated or expected to be taken) in the case of any actions that have been taken or initiated or are expected to be taken (x) in connection with the Transactions, within 36 months of the Closing Date, or (y) otherwise, within 24 months of such pro forma event and during such period or (except when calculating the First Lien Net Leverage Ratio for purposes of determining the Applicable Rate) subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Borrower determines are reasonable as set forth in an Officer’s Certificate; provided that the aggregate amount of all such cost savings and cost synergies pursuant to this clause (A)(2) and clause (i) of the second paragraph of the definition of “Consolidated EBITDA” shall in no event exceed 25.0% of Consolidated EBITDA (after giving effect to such adjustment) for any Test Period; provided, further, that asset sales described in clause (A)(2)(~~x~~w) in an aggregate amount not to exceed ~~$80,000,000~~the greater of (i) $134,400,000 and (ii) 30.0% of Consolidated EBITDA in any Test Period shall not be required to be given pro forma effect; and

(3)            the amount of any loss or pre-opening expenses attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (i) such losses or pre-opening expenses are reasonably identifiable and factually supportable, (ii) losses or preopening expenses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (3) and (iii) the aggregate amount of all adjustments pursuant to this clause (3) and clause (ii) of the second paragraph of the definition of “Consolidated EBITDA” shall not exceed $20,000,000 in any Test Period; and

(B)            in calculating Consolidated Interest Expense for purposes of the First Lien Net Leverage Ratio with respect to any Indebtedness being given pro forma effect:

(1)            interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

(2)            if interest on any Indebtedness actually incurred on the date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, ~~a eurocurrency~~an applicable interbank offered rate, or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the Test Period;

(3)            notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

(4)            interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

(5)            interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Fixed Amounts” has the meaning assigned to such term in Section 1.07(a).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be (x) in the case of ~~Term B Loans and~~ Term B-~~1~~2 Loans 0.50% and (y) in the case of Term A-1 Loans and Revolving Loans, 0.00%.

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“FSHCO” means any subsidiary of the Borrower that owns no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Members” means, collectively, the Borrower and its Restricted Subsidiaries.

“Guarantee” of or by any Person (the “guarantor”) means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “Guarantee,” when used as a verb, and “Guaranteed” have correlative meanings.

“Guarantee Agreement” means the Guarantee Agreement dated as of December 1, 2021 among each Subsidiary Guarantor and JPMorgan Chase Bank, N.A. as the collateral agent.

“guarantor” has the meaning assigned to such term in the definition of “Guarantee.”

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“IAC” means IAC/InterActiveCorp, a Delaware corporation.

“IAC Debt Facility” shall have the meaning assigned to such term in Section 6.01(z).

“IAC Group” means IAC and its subsidiaries (other than the Borrower and its subsidiaries).

“Incremental Amount” means, at any time, the sum of:

(a)            the excess (if any) of

(i)            (I) after the Amendment No. 3 Effective Date, the greater of (x) $448,000,000 and (y) 100% of Consolidated EBITDA for the then most recently ended Test Period plus (II) the Reallocated General Basket Amount, over

(ii)            the aggregate amount of all (x) Incremental Term Loan Commitments and Incremental Revolving Commitments, in each case, established after the Closing Date and prior to such time and outstanding pursuant to Section 2.02 and (y) Permitted Secured Ratio Debt and Permitted Unsecured Ratio Debt, in each case under clause (I)(1) of the definitions thereof established after the Amendment No. ~~1~~3 Effective Date and prior to such time and outstanding under Section 6.01(b), in each case, in reliance on this clause (a) (amounts incurred pursuant to this clause (a), the “Cash Capped Amount”), plus

(b)            any amounts so long as immediately after giving pro forma effect to the establishment of the commitments in respect thereof, any Asset Acquisition consummated concurrently therewith, the use of proceeds thereof and all other related transactions or events, (i) in the case of an Incremental Facility secured by a Lien on the Collateral that ranks pari passu with the Obligations, the First Lien Net Leverage Ratio is equal to or less than 4.00 to 1.00 or (ii) in the case of an Incremental Facility that is unsecured or is secured by a Lien on the Collateral that ranks junior to the Obligations, either (A) the Consolidated Net Leverage Ratio is equal to or less than (I) 5.50 to 1.00 or (II) in the case of an Incremental Facility incurred to finance an Asset Acquisition or other Investment, the Consolidated Net Leverage Ratio immediately prior to such incurrence of such Indebtedness or (B) the Interest Coverage Ratio would not be less than (I) 2.00 to 1.00 or (II) in the case of an Incremental Facility incurred to finance an Asset Acquisition or other Investment, the Interest Coverage Ratio immediately prior to such incurrence of such Indebtedness, in each case, on the date of the initial incurrence of (or commitment in respect of) the applicable Incremental Facility (except as set forth in Section 1.08) and calculated (x) as if any commitments in respect of Permitted Ratio Debt and Incremental Revolving Commitments were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of any such Incremental Facility or any simultaneous incurrence of Permitted Ratio Debt in reliance on this clause (b) (amounts incurred pursuant to this clause (b), the “Ratio Incremental Amount”), plus

(c)            the amount of any voluntary repayments of Term Loans pursuant to Section 2.08(a) and any Other First Lien Debt and Revolving Commitment reductions pursuant to Section 2.06 after the Closing Date and prior to such time that, in each case, are not funded with the proceeds of long-term Indebtedness (less the amount of Permitted Secured Ratio Debt and Permitted Unsecured Ratio Debt, in each case under clause (I)(2) of the definitions thereof established after the Amendment No. ~~1~~3 Effective Date and prior to such time and outstanding under Section 6.01(b)) (amounts incurred pursuant to this clause (c), the “Repayment Amount”);

provided that (x) capacity under the Ratio Incremental Amount shall automatically (unless the Borrower otherwise elects) be deemed to be used before capacity under the Cash Capped Amount and the Repayment Amount and (y) any portion of any Incremental Facility incurred under the Cash Capped Amount or the Repayment Amount shall be automatically reclassified and deemed as having been incurred under the Ratio Incremental Amount if the Borrower meets the ratio under the Ratio Incremental Amount at such time on a pro forma basis (which, for the avoidance of doubt, shall have the effect of increasing availability under the Cash Capped Amount or Repayment Amount, as applicable, by the amount of such redesignated Indebtedness).

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Lenders.

“Incremental Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Commitment.

“Incremental Facility” means the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Lenders” has the meaning assigned to such term in Section 2.02(e).

“Incremental Loan” means an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” means Revolving Loans made by one or more Revolving Lenders to the Borrower pursuant to an Incremental Revolving Commitment to make additional Revolving Loans.

“Incremental Term Facility” means the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Term Loans to the Borrower.

“Incremental Term Loans” means any term loans borrowed in connection with an Incremental Assumption Agreement.

“Incurred Acquisition Debt” has the meaning assigned to such term in Section 6.01(g).

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.07(a).

“Indebtedness” of any Person at any date means, without duplication:

(1)            all liabilities, contingent or otherwise, of such Person for borrowed money;

(2)            all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)            all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

(5)            all Capital Lease Obligations of such Person;

(6)            all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)            all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee; provided that Indebtedness of the Borrower or its subsidiaries that is Guaranteed by the Borrower or the Borrower’s subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Borrower and its subsidiaries on a consolidated basis; and

(8)            all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business);

provided that, to the extent otherwise constituting Indebtedness, no obligations incurred by Borrower or its Restricted Subsidiaries (other than any Securitization Subsidiary) in connection with any Permitted Securitization shall be considered Indebtedness. The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.04(b).

“Indenture” means that certain Indenture, dated as of June 16, 2025, among the Borrower, as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (as amended, restated, supplemented or otherwise modified from time to time) and any supplemental indenture or additional indenture to be entered into with respect to the Notes.

“Information” has the meaning assigned to such term in Section 9.13.

“Information Memorandum” shall mean the Confidential Information Memorandum, dated November 15, 2021, as modified or supplemented prior to the Closing Date.

~~“Inside Maturity Term B-1 Loan Refinancing Indebtedness” has the meaning specified in the definition of “Revolving Termination Date.”~~

“Insolvent” with respect to any Multiemployer Plan means the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade dress, internet domain names, software, data, databases, technology, know-how, trade secrets, processes and other confidential or proprietary information, together with all registrations and applications for registration thereof, all licenses thereof or pertaining thereto, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Coverage Ratio” means the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case for the relevant Test Period.

(A)  The Interest Coverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

(1)            the incurrence of any Indebtedness of the Borrower or any Restricted Subsidiary (other than any Securitization Subsidiary) (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the applicable Test Period or at any time subsequent to the last day of such Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof and all transactions and events in connection therewith), occurred on the first day of the Test Period;

(2)            any (v) Asset Sale, (w) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2,000,000, which is solely excluded from the definition of Asset Sale pursuant to clause (7) of such definition, (x) Asset Acquisition, (y) operational changes or restructurings or (z) Designation or Revocation, in each case including all transactions and events in connection with such event (each a “pro forma event”) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the date of determination as if such pro forma event occurred on the first day of the Test Period, including any cost savings and cost synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives or other initiatives relating to such pro forma event occurring (or expected, in the good faith determination of the Borrower, to result from actions that have been taken or initiated or expected to be taken) in the case of any actions that have been taken or initiated or are expected to be taken (x) in connection with the Transactions, within 36 months of the Closing Date, or (y) otherwise, within 24 months of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Borrower determines are reasonable as set forth in an Officer’s Certificate; provided that the aggregate amount of all such cost savings and cost synergies pursuant to this clause (A)(2) and clause (i) of the second paragraph of the definition of “Consolidated EBITDA” shall in no event exceed 25.0% of Consolidated EBITDA (after giving effect to such adjustment) for any Test Period; provided, further, that asset sales described in clause (A)(2)(~~x~~w) in an aggregate amount not to exceed ~~$80,000,000~~the greater of (i) $134,400,000 and (ii) 30.0% of Consolidated EBITDA in any Test Period shall not be required to be given pro forma effect; and

(3)            the amount of any loss or pre-opening expenses attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (i) such losses or pre-opening expenses are reasonably identifiable and factually supportable, (ii) losses or preopening expenses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (3) and (iii) the aggregate amount of all adjustments pursuant to this clause (3) and clause (ii) of the second paragraph of the definition of “Consolidated EBITDA” shall not exceed $20,000,000 in any Test Period; and

(B)            in calculating Consolidated Cash Interest Expense for purposes of the Interest Coverage Ratio with respect to any Indebtedness being given pro forma effect:

(1)            interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

(2)            if interest on any Indebtedness actually incurred on the date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, ~~a eurocurrency~~an applicable interbank offered rate, or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the Test Period;

(3)            notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

(4)            interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

(5)            interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the applicable maturity date and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one week, one month, three months or six months (or, if available to all Lenders under the applicable Facility, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending one week, one month, three months or six months (or, if agreed to by all Lenders under the applicable Facility, twelve months or such other, shorter period) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 noon, New York City time (or in the case of an Alternative Currency, 11:00 a.m., London time), on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)            the Borrower may not select an Interest Period for a Revolving Loan that would extend beyond the Revolving Termination Date or an Interest Period for a Term Loan that would extend beyond the date the final payment is due on such Term Loan; and

(iii)            any Interest Period of at least one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments” has the meaning assigned to such term in Section 6.11.

“IPO Entity” means, at any time on, at and after a Qualified IPO, the Borrower or any parent entity of the Borrower, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the Qualified IPO; provided that, immediately following such Qualified IPO, if the Borrower is not the IPO Entity, the Borrower is a wholly-owned subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the Qualified IPO.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., BNP Paribas and Truist Bank, and each other Issuing Bank designated pursuant to Section 2.17(j) (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as an issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.17(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder and Reaffirmation Agreement” means an agreement in substantially the form of Exhibit J or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Judgment Currency” has the meaning assigned to such term in Section 9.14.

“Junior Debt” means Indebtedness for borrowed money that is by its terms subordinated or junior in right of payment ~~or security~~ to the Obligations, in each case with an aggregate outstanding principal amount in excess of the greater of (x) $50,000,000 and (y) 10.0% of Consolidated EBITDA for the then most recently ended Test Period.

“Junior Debt Restricted Payment” means any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Borrower or any if its Restricted Subsidiaries, of or in respect of principal of or interest on any Junior Debt (or any Indebtedness incurred as Refinancing Indebtedness in respect thereof); provided that the following shall not constitute a Junior Debt Restricted Payment:

(a)            refinancings with any Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b)            payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Debt from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and principal on the scheduled maturity date of any Junior Debt;

(c)            payments or distributions in respect of all or any portion of the Junior Debt with the proceeds from the issuance, sale or exchange by the Borrower of Qualified Equity Interests (other than in respect of any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement) within eighteen months prior thereto; or

(d)            the conversion of any Junior Debt to Qualified Equity Interests of the Borrower.

“Junior Lien Debt” means obligations secured by Liens on the Collateral that are junior in priority to the Liens thereon securing the Term B ~~Loans and Term B~~-~~1~~2 Loans pursuant to ~~a junior intercreditor agreement reasonably satisfactory to the Administrative Agent~~Applicable Intercreditor Arrangements (it being understood that Junior Lien Debt is not required to rank equally and ratably with other Junior Lien Debt and that Junior Lien Debt may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Junior Lien Debt).

“Latest Maturity Date” means, at any date of determination, the latest of the latest Revolving Termination Date and the latest maturity date in respect of any Class of Term Loans or Extended Revolving Commitments, in each case then in effect on such date of determination.

“LC Commitment Amount” means, as to each Issuing Bank as of the Amendment No. 2 Effective Date, an amount not to exceed the amount set forth under the heading “LC Commitment Amount” opposite such Issuing Bank’s name on Schedule 1 of Amendment No. 2, and as to any other Revolving Lender that may become an Issuing Bank under Section 2.17(j), the amount agreed in writing between such Issuing Bank and the Borrower, in each case as such amount may be increased as agreed in writing between the applicable Issuing Bank and the Borrower.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a demand for payment or drawing under a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by the Issuing Bank or any refund of a reimbursement payment made by the Issuing Bank to the Borrower, in each case in a currency other than Dollars, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“LCT Election” has the meaning assigned to such term Section 1.08(b).

“LCT Test Date” has the meaning assigned to such term Section 1.08(b).

“Lender-Related Person” has the meaning assigned to such term in Section 9.04(b).

“Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., PNC Capital Markets LLC and Truist Securities, Inc. as joint lead arrangers and joint bookrunners.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or any Incremental Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to Section 2.17.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Lien” shall not, however, include any interest of a vendor in any inventory of the Borrower or any of its Restricted Subsidiaries arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory to the Borrower or any of its Restricted Subsidiaries.

“Limited Condition Transaction” means (x) any acquisition or Investment, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, by one or more of the Borrower and its Restricted Subsidiaries of or in any assets, business or Person, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (y) any redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock by one or more of the Borrower and its Restricted Subsidiaries requiring irrevocable notice or an irrevocable offer to purchase, in advance of such redemption, purchase, repurchase, defeasance, satisfaction and discharge or prepayment or (z) any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Borrower or any parent entity, that is not subject to obtaining financing.

“Loan Documents” means the collective reference to this Agreement, the Guarantee Agreement, the Collateral Documents, any Incremental Assumption Agreement, any promissory note issued pursuant to Section 2.07(a), the Letters of Credit, ~~any intercreditor agreement~~the First Lien Pari Passu Intercreditor Agreement, any Applicable Intercreditor Arrangements entered into in accordance with this Agreement and any amendments (including the 2024 Joinder and Reaffirmation Agreement, Amendment No. 1 ~~and~~, Amendment No. 2 and Amendment No. 3) or waivers to any of the foregoing.

“Loan Parties” means the collective reference to the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole that results in a material impairment of the ability of the Borrower to perform any payment obligations hereunder or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent (including in its capacity as Collateral Agent) or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary of the Borrower, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 5.0% of the consolidated assets of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries or 5.0% of the consolidated revenues of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly Owned Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 10.0% of the consolidated assets of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries or 10.0% of the consolidated revenues of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Material Indebtedness” means Indebtedness for borrowed money (other than the Loans~~),~~ or ~~obligations in respect of a Swap Agreement~~Indebtedness owing to the Borrower or a Restricted Subsidiary), of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $80,000,000; provided that in no event shall any obligations in respect of a Permitted Securitization be considered Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means Intellectual Property owned by any Loan Party that is material to the business of the Loan Parties taken as a whole, as determined in good faith by the Borrower.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been, or were required to be, delivered pursuant to Section 5.01, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 5.0% of the consolidated assets of the Borrower or 5.0% of the consolidated revenues of the Borrower; provided that in the event Restricted Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 10.0% of the consolidated assets of the Borrower or 10.0% of the consolidated revenues of the Borrower as of the end of and for the most recently completed fiscal quarter for which financial statements have been, or were required to be, delivered pursuant to Section 5.01, then one or more of such Restricted Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Restricted Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess.

“Merger” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Agreement Target Representations” means the representations and warranties made by or with respect to the Target in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or any of its Affiliates has the right (taking into account any applicable cure provisions) to terminate its or their obligations under the Merger Agreement or decline to consummate the Merger as a result of a breach of such representations in the Merger Agreement

“Merger Sub” has the meaning assigned to such term in the recitals to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means:

(a)            100% of the cash proceeds actually received by the Borrower or any ~~subsidiary~~Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations), (iii) repayments, redemptions or other repurchases of Other First Lien Debt (limited to its proportionate share of such ~~prepayment~~repayment, redemption or other repurchase based on the amount of such then outstanding ~~debt~~Other First Lien Debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents ~~(other than Refinancing Term Loans that rank junior in right of security with the other Term Loans)~~requiring repayment, redemption or other repurchase that is secured on a pari passu basis with Other First Lien Debt and such Other First Lien Debt), (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 18 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within eighteen (18) months of such receipt (or prior to such receipt, but no earlier than the earliest of (i) 90 days prior to consummation of the relevant Asset Sale, (ii) notice to the Administrative Agent of the relevant Asset Sale, and (iii) execution of a definitive agreement for the relevant Asset Sale), so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such eighteen (18) month period but within such eighteen (18) month period are contractually committed to be used, then such remaining portion if not so used within six (6) months following the end of such eighteen (18) month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed the greater of $80,000,000 and 25% of Consolidated EBITDA for the then most recently ended Test Period (and in each case thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) (any amounts not constituting Net Proceeds as a result of this proviso, “Excluded Asset Sale Proceeds”); provided, further, that, notwithstanding anything herein to the contrary, no net cash proceeds shall constitute Net Proceeds if the Required Asset Sale Percentage is 0% at the time such net cash proceeds are received;

(b)            100% of the cash proceeds actually received by the Borrower or any Restricted Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations), (iii) repayments, redemptions or other repurchases of Other First Lien Debt (limited to its proportionate share of such ~~prepayment,~~repayment, redemption or other repurchase based on the amount of such then outstanding ~~debt~~Other First Lien Debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents ~~(other than Refinancing Term Loans that rank junior in right of security with the other Term Loans)~~requiring repayment, redemption or other repurchase that is secured on a pari passu basis with Other First Lien Debt and such Other First Lien Debt), and (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof; provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 18 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 180-month period but within such 18-month period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 18-month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed the greater of $80,000,000 and 25% of Consolidated EBITDA for the then most recently ended Test Period (and in each case thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) (any amounts not constituting Net Proceeds as a result of this proviso, “Excluded Casualty Proceeds”); and

(c)            100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Term Loans), net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“Net Short Lender” has the meaning assigned to such term in Section 7.01.

“New Project” (a) each facility, branch, office or business unit which is either a new facility, branch, office or business unit or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch, office or business unit owned by the Borrower or its Restricted Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit, product line or information technology offering to the extent such business unit commences operations or such product line or information technology is offered or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Defaulting Revolving Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Non-Exchanged Term B Loan” means each Term B Loan extended on the Closing Date (or portion thereof) other than an Exchanged Term B Loan.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.17(b).

“Non-Loan Party” means any Restricted Subsidiary other than a Loan Party.

“Non-U.S. Lender” means any Lender that is not a U.S. Lender.

“Notes” means the 7.625% senior secured notes due 2032 issued by the Borrower pursuant to the Indenture.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means the unpaid principal of and interest on (including interest, fees and expenses accruing after the maturity of the Loans and interest, fees and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding) the Loans, the obligations of the Loan Parties to reimburse the Issuing Bank for demands for payment or drawings under a Letter of Credit, and all other obligations and liabilities of the Borrower, the Subsidiary Guarantors and any Restricted Subsidiaries to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Swap Agreement, any Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Administrative Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager or to any Lender that are required to be paid by the Borrower pursuant hereto). Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate of a Financial Officer in form and substance reasonably acceptable to the Administrative Agent.

“Original Revolving Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit as set forth in this Agreement immediately prior to the Amendment No. 2 Effective Date.

“Other First Lien Debt” means obligations secured by Liens on the Collateral that are equal and ratable with the Liens thereon securing the ~~Term B Loans and~~ Term B-~~1~~2 Loans pursuant to ~~an intercreditor agreement reasonably satisfactory to the Administrative Agent~~Applicable Intercreditor Arrangements.

“Other Taxes” means all present or future stamp, documentary, recording or similar Taxes or any other excise Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Revolving Credit” means, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate then outstanding principal amount of such Revolving Lender’s Revolving Loans and (b) such Revolving Lender’s LC Exposure.

“Overnight Bank Funding Rate” means, for any day, with respect to any amount, the rate comprised of both overnight federal funds and overnight eurodollar transactions by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time), and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“parent” has the meaning assigned to such term in the definition of “subsidiary.”

“Parent Company” has the meaning assigned to such term in the definition of “Bankruptcy Event.”

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Participating Member State” means any member state of the EMU which has the Euro as its lawful currency.

“Payment” has the meaning assigned to such term in Section 8.11(c).

“Payment Notice” has the meaning assigned to such term in Section 8.11(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Entity” has the meaning assigned to such term in the definition of “Excluded Subsidiary.”

“Perfection Certificate” means a certificate substantially in the form of Exhibit H or any other form approved by the Administrative Agent (acting reasonably), as the same shall be supplemented from time to time by any supplement thereto or otherwise.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes, assessments or governmental charges that (i) are not ~~yet due~~overdue for a period of more than 60 days, (ii) that are not yet payable or subject to penalties for nonpayment, (iii) are for property Taxes on property of the Borrower or one of its subsidiaries that the Borrower (or the applicable Subsidiary) has determined to abandon if the sole recourse for such Tax is to such property, (iv) do not individually or in the aggregate have a material adverse effect on the Borrower or its subsidiaries, taken as a whole or (v) are being contested in compliance with Section 5.04;

(b)            landlord’s, carriers’, warehousemen’s, mechanics’, supplier’s, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)            pledges and deposits made in the ordinary course of business in compliance with employee benefits or other workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations;

(d)            deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, leases, subleases, government contracts and return-of-money bonds, letters of credit and other obligations of a like nature, in each case in the ordinary course of business (exclusive of the obligation for the payment of borrowed money);

(e)            judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(j);

(f)            easements, zoning restrictions, rights-of-way, survey exception, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g)            Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(h)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(i)            Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Closing Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof.

“Permitted Holders” means any one or more of (a) IAC and its wholly owned subsidiaries, (b) Barry Diller, (c) each of the respective Affiliated Persons of the Person referred to in clause (b) and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

“Permitted Inside Maturity Indebtedness” means Incremental Term Facilities and Permitted Ratio Debt in an aggregate amount not to exceed the greater of (x) $330,000,000 and (y) 100.0% of Consolidated EBITDA for the then most recently ended Test Period; provided that (I) the maturity date of such Indebtedness shall be no earlier than the later of the Revolving Termination Date or the Term A-1 Loan Maturity Date then in effect and (II) such Indebtedness shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of any then outstanding Term A-1 Loans.

“Permitted Liens” means Liens permitted by Section 6.02.

“Permitted Mandatory Prepayments” means, with respect to any Indebtedness, any requirement to prepay such Indebtedness (i) in connection with any asset sale or event of loss (with associated reinvestment rights), (ii) in respect of Refinancing Indebtedness, (iii) in respect of Indebtedness not permitted to be incurred by the terms of such Indebtedness, (iv) in connection with any cash sweep provisions customary in the determination of the Borrower for term loan B facilities or (v) in connection with any change of control.

“Permitted Ratio Debt” means Permitted Secured Ratio Debt and Permitted Unsecured Ratio Debt.

“Permitted Secured Ratio Debt” means Indebtedness of the Borrower and any of its Restricted Subsidiaries so long as,

(I) such Indebtedness does not exceed the sum of (1) the amount available under the Cash Capped Amount, (2) the amount available under the Repayment Amount and (3) any amounts so long as on a pro forma basis after giving effect thereto and the use of proceeds thereof and all transactions and events in connection therewith (calculated (x) as if any outstanding commitments for all such Indebtedness, Permitted Unsecured Ratio Debt and Incremental Commitments were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of any such Indebtedness or any simultaneous incurrence of Permitted Unsecured Ratio Debt and/or Incremental Facilities),

(A) if such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio is equal to or less than 4.00 to 1.00 on the date of the initial incurrence of (or commitment in respect of) such Indebtedness ~~or on the LCT Test Date, as applicable~~, and

(B) if such Indebtedness is secured by the Collateral on a junior lien basis with the Obligations, (i) the Consolidated Net Leverage Ratio is equal to or less than (I) 5.50 to 1.00 or (II) in the case of any such Indebtedness incurred to finance an Asset Acquisition or other Investment, the Consolidated Net Leverage Ratio immediately prior to such incurrence of such Indebtedness or (ii) the Interest Coverage Ratio would be not less than (I) 2.00 to 1.00 or (II) in the case of any such Indebtedness incurred to finance an Asset Acquisition or other Investment, the Interest Coverage Ratio immediately prior to such incurrence of such Indebtedness, in each case only on the date of the initial incurrence of (or commitment in respect of) such Indebtedness ~~or on the LCT Test Date, as applicable~~ (this clause (I)(3), the “Permitted Secured Ratio Debt Ratio Amount”);

provided that (x) capacity under the Permitted Secured Ratio Debt Ratio Amount shall automatically (unless the Borrower otherwise elects) be deemed to be used before capacity under the Cash Capped Amount and the Repayment Amount and (y) any portion of any Permitted Secured Ratio Debt incurred under the Cash Capped Amount or the Repayment Amount shall be automatically reclassified and deemed as having been incurred under the Permitted Secured Ratio Debt Ratio Amount if the Borrower meets the applicable ratio under the Permitted Secured Ratio Debt Ratio Amount at such time on a pro forma basis (which, for the avoidance of doubt, shall have the effect of increasing availability under the Cash Capped Amount or Repayment Amount, as applicable, by the amount of such redesignated Indebtedness),

(II) subject to Section 1.08, no Event of Default shall have occurred and be continuing after giving effect thereto,

(III) the maturity date of such Indebtedness (other than a Customary Term A Facility ~~and~~, any customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (III) and any Permitted Inside Maturity Indebtedness) shall be no earlier than the Latest Maturity Date then in effect and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments,

(IV) such Indebtedness ~~(other than a Customary Term A Facility) (x) shall not require scheduled amortization payments (excluding the final installment thereof) in excess of 1.00% per annum of the original aggregate principal amount thereof, (y)~~ shall not have a Weighted Average Life to Maturity that is shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans (other than ~~for~~a Customary Term A Facility, any customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (~~y~~IV)~~) and (z) (other than in the case of a Customary Term A Facility, which shall reflect market terms and conditions (taken as a whole) for a term “A” loan at the time (as determined by the Borrower in good faith) does not have negative covenants, financial covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Facilities as determined in good faith by the Borrower unless such terms become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing on the date of the initial incurrence of (or commitment in respect of) such~~ and any Permitted Inside Maturity Indebtedness ~~or on the LCT Test Date, as applicable, have been paid in full~~),

(V) if such Indebtedness is ~~not~~incurred or guaranteed by any ~~subsidiaries of the Borrower that do not guarantee the Obligations and is secured on an equal and ratable or junior lien basis by the same~~Loan Party, such Indebtedness is not secured by any assets of any Loan Party that do not constitute Collateral securing the Obligations ~~pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent~~and shall be subject to Applicable Intercreditor Arrangements; and

(VI) if such Indebtedness is in the form of term loans secured by the Collateral on a pari passu basis with the Obligation, such Indebtedness shall be subject to the “most-favored nations” provision of Section 2.02(b)(v) as if such Indebtedness was incurred as an Incremental Term Loan under this Agreement (and with pricing increases with respect to the ~~Term B Loans and~~ Term B-~~1~~2 Loans to occur as, and to the extent provided in the “most favored nations” provision of Section 2.02(b)(v) as if such Indebtedness was incurred as an Incremental Term Loan hereunder).

“Permitted Secured Ratio Debt Ratio Amount” has the meaning assigned to such term in the definition of “Permitted Secured Ratio Debt.”

“Permitted Securitization” means any Securitization (a) that is designated as a “Permitted Securitization” to the Administrative Agent by written notice from the Borrower, (b) where the purchase price paid by the Securitization Subsidiary for the Securitization Assets is equal to the Fair Market Value thereof and (c) does not exceed, together with all other Permitted Securitizations then outstanding in reliance on Section 6.01(cc), $300,000,000 in the aggregate.

“Permitted Tax Restructuring” means any reorganizations, restructuring and other activities related to tax planning, tax reorganization, or any tax restructuring entered into prior to, on or after the date hereof so long as such Permitted Tax Restructuring is not materially adverse to the Lenders (as determined by the Borrower in good faith) and so long as after giving effect thereto, the Guarantees of the Obligations and the security interest of the Secured Parties in the Collateral, taken as a whole, are not impaired in any material respect and such Permitted Tax Restructuring is not otherwise materially adverse to the Secured Parties. For purposes of clarity, a Permitted Tax Restructuring may include (but is not limited to) reorganizations, restructurings, and other activities related to tax planning, tax reorganization, or any tax restructuring entered into by or among any parent entity and any subsidiary of the Borrower.

“Permitted Unsecured Ratio Debt” means unsecured Indebtedness of the Borrower and any of its Restricted Subsidiaries so long as,

(I) such Indebtedness does not exceed the sum of (1) the amount available under the Cash Capped Amount, (2) the amount available under the Repayment Amount and (3) any amounts so long as on a pro forma basis after giving effect thereto and the use of proceeds thereof and all transactions and events in connection therewith (calculated (x) as if any outstanding commitments for all such Indebtedness, Permitted Secured Ratio Debt and Incremental Commitments were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of such Indebtedness or any simultaneous incurrence of Permitted Secured Ratio Debt and/or Incremental Facilities), (i) the Consolidated Net Leverage Ratio is either (A) equal to or less than 5.50 to 1.00 or (B) in the case of any such Indebtedness incurred to finance an Asset Acquisition or other Investment, not greater than the Consolidated Net Leverage Ratio immediately prior to such incurrence of Indebtedness or (ii) the Interest Coverage Ratio either (A) would be not less than 2.00 to 1.00 or (B) in the case of any such Indebtedness incurred to finance an Asset Acquisition or other Investment, would be no less than the Interest Coverage Ratio immediately prior to such incurrence of Indebtedness, in each case, only on the date of the initial incurrence of (or commitment in respect of) such Indebtedness ~~or on the LCT Test Date, as applicable~~ (this clause (I)(3), the “Permitted Unsecured Ratio Debt Ratio Amount”); provided that (x) capacity under the Permitted Unsecured Ratio Debt Ratio Amount shall automatically (unless the Borrower otherwise elects) be deemed to be used before capacity under the Cash Capped Amount and the Repayment Amount and (y) any portion of any Permitted Unsecured Ratio Debt incurred under the Cash Capped Amount or the Repayment Amount shall be automatically reclassified and deemed as having been incurred under the Permitted Unsecured Ratio Debt Ratio Amount if the Borrower meets the applicable ratio under the Permitted Unsecured Ratio Debt Ratio Amount at such time on a pro forma basis (which, for the avoidance of doubt, shall have the effect of increasing availability under the Cash Capped Amount or Repayment Amount, as applicable, by the amount of such redesignated Indebtedness),

(II) subject to Section 1.08, no Event of Default shall have occurred and be continuing after giving effect thereto,

(III) the maturity date of such Indebtedness (other than a Customary Term A Facility ~~and~~, any customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (III) and any Permitted Inside Maturity Indebtedness) shall be no earlier than the Latest Maturity Date then in effect and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments, and

~~(IV) such Indebtedness (other than any Customary Term A Facility) shall not require scheduled amortization payments (excluding the final installment thereof) in excess of 1.00% per annum of the original aggregate principal amount thereof,~~(IV) such Indebtedness shall not have a Weighted Average Life to Maturity that is shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans (other than a Customary Term A Facility, any customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (IV) and any Permitted Inside Maturity Indebtedness).

~~(V) such Indebtedness does not have negative covenants, financial covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower unless such terms become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing on the date of the initial incurrence of (or commitment in respect of) such Indebtedness or on the LCT Test Date, as applicable, have been paid in full and~~

~~(VI) no subsidiary of the Borrower other than a Subsidiary Guarantor shall be an obligor under such Indebtedness.~~

“Permitted Unsecured Ratio Debt Ratio Amount” has the meaning assigned to such term in the definition of “Permitted Unsecured Ratio Debt.”

“person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Section 302 and Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.18.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Pricing Grid” means, in the case of Revolving Loans and Term A-1 Loans, the table below:

Consolidated Net Leverage Ratio	Commitment Fee Rate	Applicable Rate for Term Benchmark Loans	Applicable Rate for ABR Loans
≥ 3.50:1.00	0.40%	2.25%	1.25%
≥ 2.75:1.00 but < 3.50:1.00	0.35%	2.00%	1.00%
≥ 2.00:1.00 but < 2.75:1.00	0.30%	1.75%	0.75%
≥1.25:1.00 but < 2.00:1.00	0.25%	1.50%	0.50%
< 1.25:1.00	0.20%	1.25%	0.25%

For the purposes of the Pricing Grid, changes in the Applicable Rate and Commitment Fee Rate resulting from changes in the Consolidated Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 5.01 and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding the foregoing, if any financial statements referred to above are not delivered within the time periods specified in Section 5.01, then, until the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Net Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Projections” has the meaning assigned to such term in Section 3.11.

“Pro Forma Financial Information” means the unaudited pro forma consolidated financial information of the Borrower as of and for the twelve (12)-month period ending on September 30, 2021 included in the Confidential Information Memorandum of the Borrower dated November 2021 (including any private supplement thereto).

“Pro Rata Extension Offer” has the meaning assigned to such term in Section 2.19(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 9.18.

“Purchase Offer” has the meaning assigned to such term in Section 2.22(a).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.20.

“QMA Notice” has the meaning assigned to such term in the definition of “Qualifying Material Acquisition”.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Borrower.

“Qualified IPO” means (a) the issuance and sale by an IPO Entity (other than IAC) of its common Equity Interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or any other transaction which results in such common Equity Interests being publicly traded, or (b) any transaction or series of related transactions (including a merger or other business combination transaction by the Borrower or any direct or indirect parent of the Borrower with or into another entity) following consummation of which the Borrower or such parent entity or their respective successor, as applicable, is either subject to the periodic reporting obligations of the Exchange Act or has a class or series of Equity Interests that are listed on a national securities exchange in the United States.

“Qualifying Material Acquisition” means any acquisition or other Investment permitted by this Agreement with a Fair Market Value in excess of $200,000,000, if the Borrower has designated such acquisition or other Investment as a “Qualifying Material Acquisition” by a written notice (a “QMA Notice”) provided to the Administrative Agent within 15 Business Days after consummating such acquisition or other Investment.

“Ratio Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Amount.”

“Reallocated General Basket Amount” shall mean the aggregate amount of unutilized Indebtedness incurrence capacity under Section 6.01(aa) that the Borrower has elected to reallocate to the Cash Capped Amount.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reconciliation” has the meaning assigned to such term in Section 5.01.

“Recovery Event” means any event that gives rise to the receipt by the Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” has the meaning assigned to such term in Section 2.20(e).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Indebtedness” means Indebtedness of the Borrower or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Borrower or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(a)            the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium (including tender premiums) paid to the holders of the Refinanced Indebtedness and underwriting discounts, defeasance costs, fees, commissions and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(b)            the obligor of Refinancing Indebtedness does not include any Person (other than the Borrower or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

(c)            if the Refinanced Indebtedness was by its terms subordinated in right of payment to the Loans or the Guarantee Agreement, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Loans or the Guarantee Agreement, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(d)            the Refinancing Indebtedness has a final stated maturity no earlier than the Refinanced Indebtedness being redeemed or refinanced; and

(e)            the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the last maturity date applicable to the Loans at the time the Refinancing Indebtedness is incurred has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the last maturity date applicable to the Loans at the time the Refinancing Indebtedness is incurred (provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum).

~~“Refinancing Revolving Springing Termination Date” has the meaning specified in the definition of “Revolving Termination Date.”~~

~~“Refinancing Term A-1 Loan Springing Maturity Date” has the meaning specified in the definition of “Term A-1 Loan Maturity Date.”~~

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulated Bank” means (x) a banking organization with a consolidated combined capital and surplus of at least $5.0 billion that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors of the Federal Reserve System under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) to the extent that (1) all of the Equity Interests of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) or (II) a parent entity that also owns, directly or indirectly, all of the Equity Interests of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.

“Related Business” means any business in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or, in the Borrower’s good faith determination, any reasonable extension of such business and any business related, ancillary or complementary to any business of the Borrower or any Restricted Subsidiary in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, or (iv) with respect to any Borrowing denominated in Sterling, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, as applicable.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repayment Amount” has the meaning assigned to such term in the definition of “Incremental Amount.”

“Replacement Lender” has the meaning assigned to such term in Section 2.16(c).

“Replacement Revolving Facilities” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Commitments” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Effective Date” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Loans” has the meaning assigned to such term in Section 2.20(c).

“Repricing Event” means (i) any prepayment or repayment of Term B-~~1~~2 Loans with the proceeds of, or conversion of all or any portion of the Term B-~~1~~2 Loans into, any new or replacement term loans bearing interest with an All-in Yield less than the All-in Yield applicable to the Term B-~~1~~2 Loans subject to such event (as such comparative yields are determined by the Administrative Agent); provided that in no event shall any prepayment or repayment of Term B-~~1~~2 Loans in connection with a Change of Control, a Transformative Acquisition, a Transformative Disposition or a Qualified IPO constitute a Repricing Event and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Term B-~~1~~2 Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.16(c)); provided, the primary purpose of such prepayment, repayment or amendment is to reduce the All-in Yield as set forth above.

“Required Asset Sale Percentage” means, with respect to any Net Proceeds of any Asset Sale or Recovery Event required to be applied pursuant to Section 2.08(c)(1), 100%; provided that, if the First Lien Net Leverage Ratio as of the most recently ended Test Period after giving effect to such Asset Sale or Recovery Event is (x) less than or equal to ~~2.90~~3.10 to 1.00 but greater than ~~2.40~~2.60 to 1.00, such percentage shall be 50% or (y) less than or equal to ~~2.40~~2.60 to 1.00, such percentage shall be 0%.

“Required ECF Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided that, if the First Lien Net Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to ~~2.90~~3.10 to 1.00 but greater than ~~2.40~~2.60 to 1.00, such percentage shall be 25% or (y) less than or equal to ~~2.40~~2.60 to 1.00, such percentage shall be 0%.

“Required Financial Covenant Lenders” means, at any time, Lenders having Revolving Commitments (or if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) and Term A-1 Loans that, taken together, represent more than 50% of the sum of all Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding at such time) and Term A-1 Loans; provided, that the Revolving Commitments, Total Revolving Exposure, Term A-1 Commitments and Term A-1 Loans outstanding of any Defaulting Lender shall be disregarded in determining Required Financial Covenant Lenders at any time.

“Required Lenders” means, at any time, subject to the penultimate paragraph and the last paragraph under Section 7.01, Lenders having Term Loans and Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) that, taken together, represent more than 50% of the sum of (x) all Term Loans and (y) all Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) at such time; provided, that the Term Loans, Revolving Commitments and Total Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Commitments (or if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) that, taken together, represent more than 50% of the sum of all Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding at such time); provided, that the Revolving Commitments and Total Revolving Exposure outstanding of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Requirements of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or official administrative pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, Financial Officer or other executive officer of the Borrower

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests or (c) any Junior Debt Restricted Payment.

“Restricted Subsidiary” means any subsidiary of the Borrower other than Unrestricted Subsidiaries.

“Retained Excess Cash Flow” means the cumulative amount of Excess Cash Flow for any completed Excess Cash Flow Period minus the amount of Term Loans required to be repaid from such Excess Cash Flow under Section 2.08.

“Revocation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Revolving Commitment” means, (i) prior to the Amendment No. 2 Effective Date, the Original Revolving Commitments, and (ii) on or after the Amendment No. 2 Effective Date, the 2025 Revolving Commitments.

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the Total Revolving Commitments at such time.

“Revolving Commitment Period” means the period from and including the Amendment No. 2 Effective Date to the Revolving Termination Date.

“Revolving Facility” means the credit facility constituted by the Revolving Commitments and the extensions of credit thereunder.

“Revolving Fee Payment Date” means (a) the third Business Day following the last day of each March, June, September and December during the Revolving Commitment Period and (b) the last day of the Revolving Commitment Period.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Revolving Termination Date” means the fifth anniversary of the Amendment No. 2 Effective ~~Date (the “Scheduled Revolving Termination Date”); provided that (i) if on the 91st day prior to the Term B-1 Maturity Date (such date, the “Springing Revolving Termination Date”) any Term B-1 Loans with a maturity date that is not at least 91 days after the Scheduled Revolving Termination Date are outstanding, the Revolving Termination Date shall become the Springing Revolving Termination Date and (ii) if (x) any Term B-1 Loans are refinanced with indebtedness that matures prior to 91 days after the Scheduled Revolving Termination Date (any such indebtedness, “Inside Maturity Term B-1 Loan Refinancing Indebtedness”) and (y) on the date that is 91 days prior to the final stated maturity date of any such Inside Maturity Term B-1 Loan Refinancing Indebtedness (such date, the “Refinancing Revolving Springing Termination Date”), any such Inside Maturity Term B-1 Loan Refinancing Indebtedness is outstanding, then the Revolving Termination Date shall become the Refinancing Revolving Springing Termination Date; provided that, notwithstanding the foregoing clauses (i) and (ii), in no event shall the Revolving Termination Date be a date prior to the fifth anniversary of the Closing~~ Date.

“Rollover Term B Lender” means each Term B Lender with a Term B Loan extended on the Closing Date that has consented to exchange such Term B Loan into a Term B-1 Loan, and that has been allocated such Refinancing Term B-1 Loan by the Administrative Agent.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, and (b) Dollars, Daily Simple SOFR.

“RFR Administrator” means the SONIA Administrator, or the SOFR Administrator.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (on the Amendment No. ~~1~~3 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the government of Canada, the European Union or His Majesty’s Treasury of the United Kingdom.

~~“Scheduled Revolving Termination Date” has the meaning specified in the definition of “Revolving Termination Date.”~~

~~“Scheduled Term A-1 Loan Maturity Date” has the meaning specified in the definition of “Term A-1 Loan Maturity Date.”~~

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Indebtedness of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) secured by a Lien on any assets of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (other than any Securitization Subsidiary) on such date in an amount not to exceed $~~250,000,000~~330,000,000 to (ii) Consolidated EBITDA for such Test Period.

(A)  The Secured Net Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

(1)            the incurrence of any Indebtedness of the Borrower or any Restricted Subsidiary (other than any Securitization Subsidiary) (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the applicable Test Period or at any time subsequent to the last day of such Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof and all transactions and events in connection therewith), occurred on the first day of the Test Period;

(2)            any (v) Asset Sale, (w) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2,000,000, which is solely excluded from the definition of Asset Sale pursuant to clause (7) of such definition, (x) Asset Acquisition, (y) operational changes or restructurings or (z) Designation or Revocation, in each case including all transactions and events in connection with such event (each a “pro forma event”) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the date of determination as if such pro forma event occurred on the first day of the Test Period, including any cost savings and cost synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives or other initiatives relating to such pro forma event occurring (or expected, in the good faith determination of the Borrower, to result from actions that have been taken or initiated or expected to be taken) in the case of any actions that have been taken or initiated or are expected to be taken (x) in connection with the Transactions, within 36 months of the Closing Date, or (y) otherwise, within 24 months of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Borrower determines are reasonable as set forth in an Officer’s Certificate; provided that the aggregate amount of all such cost savings and cost synergies pursuant to this clause (A)(2) and clause (i) of the second paragraph of the definition of “Consolidated EBITDA” shall in no event exceed 25.0% of Consolidated EBITDA (after giving effect to such adjustment) for any Test Period; provided, further, that asset sales described in clause (A)(2)(~~x~~w) in an aggregate amount not to exceed ~~$80,000,000~~the greater of (i) $134,400,000 and (ii) 30.0% of Consolidated EBITDA in any Test Period shall not be required to be given pro forma effect; and

(3)            the amount of any loss or pre-opening expenses attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (i) such losses or pre-opening expenses are reasonably identifiable and factually supportable, (ii) losses or preopening expenses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (3) and (iii) the aggregate amount of all adjustments pursuant to this clause (3) and clause (ii) of the second paragraph of the definition of “Consolidated EBITDA” shall not exceed $20,000,000 in any Test Period; and

(B)            in calculating Consolidated Interest Expense for purposes of the Secured Net Leverage Ratio with respect to any Indebtedness being given pro forma effect:

(1)            interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

(2)            if interest on any Indebtedness actually incurred on the date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, ~~a eurocurrency~~an applicable interbank offered rate, or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the Test Period;

(3)            notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

(4)            interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

(5)            interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securitization” means any transaction or series of transactions entered into by any Group Member pursuant to which such Group Member sells, conveys, assigns, grants an interest in or otherwise Disposes, to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets Disposed or purported to be Disposed to such Securitization Subsidiary), and which Securitization Subsidiary finances the acquisition of such Securitization Assets with (i) cash, (ii) the issuance to any Group Member of Seller’s Retained Interests or an increase in such Seller’s Retained Interests, (iii) proceeds from the sale, collection or other Disposition of Securitization Assets and/or (iv) proceeds from the sale or issuance of Securitization Asset backed securities or other interests therein; provided that no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization (x) is guaranteed by a Group Member (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary, (y) creates recourse to, or obligates, any Group Member in any way (other than pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary or (z) subjects any property or asset (other than Securitization Assets or the Equity Interests of any Securitization Subsidiary) of any Group Member (other than a Securitization Subsidiary), directly or indirectly, contingently or otherwise, to be applied in satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Securitization Assets” means (a) any right to payment (including accounts receivable) owed to the Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) created or arising from the sale or lease of goods or services no matter how evidenced and whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise) and (b) all collateral securing such right to payment, all contracts and contract rights and all guarantees or other obligations in respect of such right to payment, all proceeds of such right to payment, all records with respect to such right to payment, and all other assets which are of the type customarily transferred, or in respect of which security interests are customarily (as determined by the Borrower) granted, in connection with securitizations of accounts receivable or accounts receivables purchase or factoring transactions and which are sold, transferred, conveyed or otherwise Disposed (or purported to be Disposed) by the Borrower or a Restricted Subsidiary to a Securitization Subsidiary.

“Securitization Subsidiary” means (a) a subsidiary of the Borrower which is designated to the Administrative Agent by written notice from the Borrower and to which a Group Member sells, conveys, transfers or otherwise Disposes to, or grants a security interest in, Securitization Assets, and which Person is formed for the limited purpose of effecting one or more Securitizations involving the Securitization Assets and related activities, and (b) any subsidiary of any subsidiary described in clause (a).

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Borrower, the Subsidiary Guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent, as amended by the First Amendment to Security Agreement, dated as of the Amendment No. 1 Effective Date, by the Amendment No. 3 to Credit Agreement and Second Amendment to Security Agreement, dated as of the Amendment No. 3 Effective Date, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Seller’s Retained Interest” means, in respect of a Securitization, the debt or equity interests held by any Group Member in a Securitization Subsidiary to which Securitization Assets have been transferred or otherwise Disposed, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets so Disposed, or any other instrument through which any Group Member has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

“Senior Co-Managers” means, in connection with the Revolving Facility ~~and~~, Term A-1 Facility and the Term B-2 Facility, Citibank, N.A., Citizens Bank and Société Générale.

“Similar Business” means (i) any business the majority of whose revenues are derived from business or activities conducted by the Borrower and its subsidiaries on the Amendment No. 3 Effective Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its subsidiaries.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Representations” means the representations and warranties set forth in Section 3.01 (only as it relates to the valid existence and good standing of the Loan Parties), Section 3.02, Section 3.03(b) (only as it relates to the charter, by-laws or other organizational documents of the Borrower), Section 3.08, Section 3.12 (only as it relates to the creation, validity and perfection (subject to Permitted Liens) of security interests in the Collateral) and Section 3.17 (limited to use of proceeds only).

“Specified Swap Agreement” means any Swap Agreement in respect of interest rates or currency exchange rates entered into by the Borrower or any Restricted Subsidiary and any Person that (i) at the time such Swap Agreement is entered into is a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party or (ii) in the case of any such Swap Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party, unless, when entered into, such Swap Agreement is designated in writing by the Borrower and such Lender or Agent Party or Affiliate of a Lender or Agent Party to the Administrative Agent to not be included as a Specified Swap Agreement.

“Specified Time” means approximately 11:00 a.m., London time.

~~“Springing Revolving Termination Date” has the meaning specified in the definition of “Revolving Termination Date.”~~

~~“Springing Term A-1 Loan Maturity Date” has the meaning specified in the definition of “Term A-1 Loan Maturity Date.”~~

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC.

“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations and indemnities entered into by a Group Member which are reasonably customary (as determined by the Borrower) for a seller or servicer of assets transferred in connection with a Securitization.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) . Such reserve percentage shall include those imposed pursuant to such Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”):

(1)            any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person (or a combination thereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means each Domestic Subsidiary that is a party to the Guarantee Agreement; provided that, notwithstanding anything to the contrary, no Excluded Subsidiary shall be required to be a Subsidiary Guarantor of any obligations under this Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(vi).

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” has the meaning assigned to such term in the recitals to this Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Commitment” means, as to any Term A Lender, the commitment of such Term A Lender to make Term A Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount set forth opposite such Term A Lender’s name on Schedule 1.01A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.19 and 2.20). The aggregate amount of all Term A Commitments as of the Closing Date is $350,000,000.

“Term A Facility” means, at any time (a) prior to the Closing Date, the sum of the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means a Lender with a Term A Commitment or an outstanding Term A Loan.

“Term A Loan” means a Term Loan made pursuant to a Term A Commitment.

“Term A Loan Maturity Date” December 1, 2026.

“Term A-1 Commitment” means, as to any Term A-1 Lender, the commitment of such Term A-1 Lender to make Term A-1 Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount set forth opposite such Term A-1 Lender’s name on Schedule 1 of Amendment No. 2 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Sections 2.02, 2.19 and 2.20). The aggregate amount of all Term A-1 Commitments as of the Amendment No. 2 Effective Date is $350,000,000.

“Term A-1 Facility” means the credit facility for Term A-1 Loans described in Section 2.01(b) hereof.

“Term A-1 Lender” means a Lender with a Term A-1 Commitment or an outstanding Term A-1 Loan.

“Term A-1 Loan” means the Term Loans made pursuant to the Term A-1 Commitments.

“Term A-1 Loan Maturity Date” means the fifth anniversary of the Amendment No. 2 Effective Date ~~(the “Scheduled Term A-1 Loan Maturity Date”); provided that (i) if on the 91st day prior to the Term B-1 Maturity Date (such date, the “Springing Term A-1 Loan Maturity Date”) any Term B-1 Loans with a maturity date that is not at least 91 days after the Scheduled Term A-1 Loan Maturity Date are outstanding, the Term A-1 Loan Maturity Date shall become the Springing Term A-1 Loan Maturity Date and (ii) if (x) any Term B-1 Loans are refinanced with Inside Maturity Term B-1 Loan Refinancing Indebtedness and (y) on the date that is 91 days prior to the final stated maturity date of any such Inside Maturity Term B-1 Loan Refinancing Indebtedness (such date, the “Refinancing Term A-1 Loan Springing Maturity Date”), any such Inside Maturity Term B-1 Loan Refinancing Indebtedness is outstanding, then the Term A-1 Loan Maturity Date shall become the Refinancing Term A-1 Loan Springing Maturity Date~~.

“Term B Commitment” means, as to any Term B Lender, the obligation of such Term B Lender to make Term B Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Term B Lender became a party hereto as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.19 and 2.20). The aggregate amount of all Term B Commitments as of the Closing Date is $1,250,000,000.

“Term B Facility” means the credit facility constituted by the Term B Commitments and the Term B Loans thereunder.

“Term B Lender” means each Lender that has a Term B Commitment or that holds Term B Loans.

“Term B Loan Standstill Period” has the meaning assigned to such term in Section 7.01(d).

“Term B Loans” means the Term Loans made pursuant to the Term B Commitment. All Term B Loans shall be repaid in full or exchanged for Term B-1 Loans on the Amendment No. 1 Effective Date pursuant to Amendment No. 1 and Section 2.01(d).

“Term B Maturity Date” means the date that is seven years from the Closing Date.

“Term B-1 Facility” means the credit facility for Term B-1 Loans described in Section 2.01(d) hereof.

“Term B-1 Lender” means a Lender with an outstanding Term B-1 Commitment or an outstanding Term B-1 Loan.

“Term B-1 Loan” means an Additional Term B-1 Loan and any other Loan that is deemed made pursuant to Section 2.01(d) hereof. The aggregate principal amount of the Term B-1 Loans as of the Amendment No. ~~1~~3 Effective Date is $~~1,182,500,000~~0.

“Term B-1 Loan Commitment” means, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term B Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date.

“Term B-1 Maturity Date” means the date that is seven years from the Closing Date.

“Term B-2 Facility” means the credit facility for Term B-2 Loans described in Section 2.01(c) hereof.

“Term B-2 Lender” means a Lender with an outstanding Term B-2 Loan Commitment or an outstanding Term B-2 Loan.

“Term B-2 Loan” means the Term B-2 Loans made pursuant to the Term B-2 Loan Commitment. The aggregate principal amount of the Term B-2 Loans as of the Amendment No. 3 Effective Date is $700,000,000.

“Term B-2 Loan Commitment” means, with respect to a Term B-2 Lender, the commitment of such Term B-2 Lender to make a Term B-2 Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth on Schedule 1 to Amendment No. 3.

“Term B-2 Maturity Date” means the date that is seven years from the Amendment No. 3 Effective Date.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate.

“Term Facility” means a credit facility in respect of Term Loans hereunder including the Term A Facility, the Term A-1 Facility, the Term B Facility ~~and~~, the Term B-1 Facility and the Term B-2 Facility.

“Term Lender” means each Lender that has a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment” means any Commitment in respect of Term Loans including the Term A Commitments, Term A-1 Commitments, Term B Commitments, Term B-1 Loan Commitments, Term B-2 Loan Commitments and Additional Term B-1 Commitments.

“Term Loans” means the Term A Loans, the Term A-1 Loans, the Term B Loans, the Term B-1 Loans, the Term B-2 Loans and any Incremental Term Loan, Extended Term Loan or other Refinancing Term Loans incurred hereunder.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Term Yield Differential” has the meaning assigned to such term in Section 2.02(b)(v).

“Test Period” means the four consecutive fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b); provided that, prior to the first date that financial statements shall have been delivered pursuant to Section 5.01, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021. A Test Period may be designated by reference to the last day thereof (i.e. the September 30, 2021 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021), and a Test Period shall be deemed to end on the last day thereof.

“Testing Condition” shall be satisfied if either (x) $1.00 or more of Revolving Loans or Term A-1 Loans are outstanding or (y) the outstanding face amount of undrawn Letters of Credit (excluding Letters of Credit that have been cash collateralized at 102.0% of the face value thereof) exceeds an amount equal to $25,000,000.

“TIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be in its reasonable discretion) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBOR Screen Rate for the longest period (for which the TIBOR Screen Rate is available for Yen) that is shorter than the Impacted TIBOR Rate Interest Period; and (b) the TIBOR Screen Rate for the shortest period (for which the TIBOR Screen Rate is available for Yen) that exceeds the Impacted TIBOR Rate Interest Period, in each case, at such time.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate at approximately 11:00 a.m., Japan time two Business Days prior to the commencement of such Interest Period; provided that, if the TIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBOR Rate Interest Period”) with respect to Yen then the TIBOR Rate shall be the TIBOR Interpolated Rate..

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Total Assets” means, as of any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Borrower as of such date (which calculation shall give pro forma effect to any acquisition or asset sale by the Borrower or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Borrower or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $80,000,000 that has occurred since the date of such consolidated balance sheet, as if such acquisition or asset sale had occurred on the last day of the fiscal period covered by such balance sheet).

“Total Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Total Revolving Commitments” means, at any time, the aggregate principal amount of the Revolving Commitments then in effect.

“Total Revolving Exposure” means, at any time, the sum of the Total Revolving Loans and LC Exposure outstanding at such time.

“Total Revolving Loans” means, at any time, the aggregate principal amount of the Revolving Loans of the Revolving Lenders outstanding at such time.

“Transactions” means the (a) the consummation of the Merger; (b) execution, delivery and performance by the Borrower of this Agreement, (c) the execution, delivery and performance by the Loan Parties of the other Loan Documents, and (d) the borrowing of Loans and the use of proceeds thereof.

“Transformative Acquisition” means any acquisition or Investment by the Borrower or any Restricted Subsidiary that (a) has a Fair Market Value in excess of $425,000,000 or (b) (i) is not permitted hereunder immediately prior to the consummation of such acquisition, or (ii) if permitted by the terms hereunder immediately prior to the consummation of such acquisition or investment, this Agreement would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation or acquisition, as determined by the Borrower acting in good faith.

“Transformative Disposition” means any Disposition by the Borrower or any Restricted Subsidiary that (a) is not permitted hereunder immediately prior to the consummation of such Disposition or (b) if permitted by the terms hereunder immediately prior to the consummation of such Disposition, would not provide the Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Scheme” means the UK “occupational pension scheme” (within in the meaning given to that term by section 181 of the UK Pension Schemes Act 1993) referred to in the Merger Agreement as the IPC Media Pension Scheme.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower listed on Schedule 1.01B, (b) any subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower after the Closing Date in a written notice to the Administrative Agent and (c) any subsidiary of any subsidiary described in clause (a) or (b) above; provided that (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation of a subsidiary as an Unrestricted Subsidiary (a “Designation”) and (ii) ~~at the time of and~~ immediately after giving effect to such Designation, (1) the Borrower shall be in compliance with Section 6.10 (whether or not the Testing Condition is satisfied) or (2) the Interest Coverage Ratio shall be not less than 2.00 to 1:00; provided, further, that no subsidiary shall be designated as an Unrestricted Subsidiary unless (w) no creditor of such subsidiary shall have any claim (whether pursuant to a Guarantee or otherwise) against the Borrower or any of its Restricted Subsidiaries in respect of any Indebtedness or other obligation (except for obligations arising by operation of law, including joint and several liability for taxes, ERISA and similar items) of such subsidiary (collectively, “Unrestricted Subsidiary Support Obligations”), except pursuant to Investments which are made in accordance with Section 6.11; (x) such subsidiary is not party to any transaction with the Borrower or any Restricted Subsidiary unless the terms of such transaction complies with Section 6.06 and (y) no Investments may be made in any such subsidiary by the Borrower or any Restricted Subsidiary except to the extent permitted under Section 6.11 (it being understood that, if a subsidiary is designated as an Unrestricted Subsidiary after the Closing Date, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall be subject to the limits set forth in Section 6.11)). It is understood that Unrestricted Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to “consolidated” (or words of similar import) financial matters with respect to the Borrower.

The Borrower may revoke the designation of a subsidiary as an Unrestricted Subsidiary pursuant to a written notices to the Administrative Agent so long as, after giving pro forma effect to such revocation, (i) the Consolidated Net Leverage Ratio shall be less than or equal to the Consolidated Net Leverage Ratio then required to be maintained by the Borrower pursuant to Section 6.10 (whether or not the Testing Condition is satisfied) and (ii) no Default shall be in existence (a “Revocation”). Upon any Revocation, such Unrestricted Subsidiary shall constitute a Restricted Subsidiary for all purposes of this Agreement and the Borrower shall comply with Section 5.09 if such subsidiary is a Material Domestic Subsidiary. In the case of any Revocation, if the designation of such subsidiary as an Unrestricted Subsidiary caused the available basket amount referred to in Section 6.11) to be utilized by an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated (the amount so utilized, the “Designation Amount”), then, effective upon such Revocation, such available basket amount shall be increased by the lesser of (i) the Designation Amount and (ii) the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in such subsidiary at the time of such Revocation.

Notwithstanding anything to the contrary in this definition, no Unrestricted Subsidiary may own Material Intellectual Property and no subsidiary may be designated as an Unrestricted Subsidiary if it owns any Material Intellectual Property.

“Unrestricted Subsidiary Support Obligations” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(e)(ii)(B)(3).

“Voting Stock” means the stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Borrower or through one or more Wholly Owned Subsidiaries and, solely for the purpose of the definition of “Material Domestic Subsidiary,” excluding any subsidiary whose sole assets are Equity Interests in one or more subsidiaries that are not Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” mean the lawful currency of Japan.

SECTION 1.02        Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Term Borrowing”).

SECTION 1.03        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The foregoing standards shall also apply to the other Loan Documents.

SECTION 1.04        Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of any determinations associated with leases, including, without limitation, determinations of whether such leases are capital leases, whether obligations under such leases are Capital Lease Obligations, the amount of any Capital Lease Obligations associated with such leases, and the amount of operating expenses associated with such leases, Consolidated EBITDA, Consolidated Interest Expense, Indebtedness, the Consolidated Net Leverage Ratio, the First Lien Net Leverage Ratio ~~and~~, the Secured Net Leverage Ratio and the Interest Coverage Ratio shall be determined based on generally accepted accounting principles in the United States of America in effect on December 31, 2018; provided, further, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05        Change of Currency. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify after consultation with the Borrower to be appropriate to the extent necessary to reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.06        Currency Equivalents Generally.

(a)            Unless the context otherwise requires, any amount specified in this Agreement to be in Dollars shall also include the Dollar Amount of any Alternative Currency. The maximum amount of Indebtedness and other threshold amounts that the Borrower and its Restricted Subsidiaries may incur under Article VI shall not be deemed to be exceeded, with respect to any outstanding Indebtedness and other threshold amounts solely as a result of fluctuations in the exchange rate of currencies. When calculating capacity for the incurrence of additional Indebtedness and other threshold amounts by the Borrower and any Restricted Subsidiary, the exchange rate of currencies shall be measured as of the date of such calculation.

(b)            (i) The Administrative Agent shall determine the Dollar Amount of any Letter of Credit denominated in an Alternative Currency as of the date of the issuance thereof, on the first Business Day of each calendar month on which such Letter of Credit is outstanding and the date of any amendment thereto that has the effect of increasing the face amount thereof, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Amount of such Letter of Credit until the next required calculation thereof pursuant to this Section. The Administrative Agent shall in addition determine the Dollar Amount of any Letter of Credit denominated in an Alternative Currency as provided in Sections 2.17(e) and 2.17(l).

(ii)             The Administrative Agent shall determine the Dollar Amount of any Borrowing denominated in an Alternative Currency on or about the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall, except as provided in the next sentence, be the Dollar Amount of such Borrowing until the next required calculation thereof pursuant to this Section.

(iii)            The Administrative Agent may also determine the Dollar Amount of any Borrowing or Letters of Credit denominated in an Alternative Currency as of such other dates as the Administrative Agent shall determine, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Amount of such Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section.

(iv)            The Administrative Agent shall notify the Borrower, the applicable Lenders and the Issuing Bank of each determination of the Dollar Amount of each Letter of Credit, Borrowing and LC Disbursement.

(c)             Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

SECTION 1.07        Certain Determinations.

(a)            Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any covenant in this Agreement that does not require compliance with a financial ratio or test (including any Consolidated Net Leverage Ratio, any First Lien Net Leverage Ratio ~~or~~, any Secured Net Leverage Ratio or any Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision in such covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) in such covenant shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in such covenant in connection with such incurrence, but full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases, redemptions and other retirements of Indebtedness) and all other permitted pro forma adjustments. Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an Incurrence Based Amount permits Indebtedness, Liens, Restricted Payments, Asset Sales, Sale and Leasebacks and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments, Asset Sales, Sale and Leasebacks and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence Based Amount.

(b)            The Borrower may elect, pursuant to an Officer’s Certificate delivered to the Administrative Agent to treat all or any portion of any revolving commitment or undrawn commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such commitments remain outstanding (regardless of whether then drawn), in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

(c)            All calculations made for the purposes of determining any ratio, compliance with any test or usage of any baskets (if applicable) under this Agreement shall be made on a pro forma basis after giving effect to the applicable transaction, the application of the proceeds therefrom and other transactions and events in connection therewith and otherwise consistent with the pro forma methodology set forth in the financial and financial ratio definitions (including definition of “Consolidated EBITDA”), as reasonably determined by the Borrower in good faith (except when calculating such ratio, compliance with such test or usage of such basket for purposes of determining the Applicable Rate or Commitment Fee Rate, or determining actual compliance (and not pro forma compliance or compliance on a pro forma basis) with Section 6.10).

SECTION 1.08        Limited Condition Transactions.

(a)            In connection with any action being taken in connection with a Limited Condition Transaction (other than a Borrowing of Revolving Loans or an issuance of a Letter of Credit), for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date (i) the definitive agreement for such Limited Condition Transaction is entered into, (ii) irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, (iii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction or (iv) of any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Borrower or any parent entity. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (a), and any Default or Event of Default, as applicable, occurs following the date (i) the definitive agreement for the applicable Limited Condition Transaction is entered into, (ii) irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, (iii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction, or (iv) of any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Borrower or any parent entity, and, in each case, prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(b)            In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)             determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Net Leverage Ratio, the First Lien Net Leverage Ratio ~~or~~, the Secured Net Leverage Ratio~~;~~ or the Interest Coverage Ratio; or

(ii)            testing baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets or Consolidated EBITDA);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date (i) the definitive agreement for such Limited Condition Transaction is entered into, (ii) irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, (iii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information services in respect of a target of a Limited Condition Transaction or (iv) of any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Borrower or any parent entity, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with; provided that (a) if such financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to redetermine all such ratios, baskets or amounts (including as to the absence of any continuing Default or Event of Default) on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, baskets or amounts and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, baskets or amounts (and any related requirements and conditions) (including as to the absence of any continuing Default or Event of Default) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions being taken in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence). For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date is exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in Consolidated EBITDA or Total Assets of the Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount (other than the testing of any ratio for purposes of Section 6.10 and the definition of “Pricing Grid”) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 1.09        Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.

SECTION 1.10        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01        Commitments.

(a)            Subject to the terms and conditions hereof, from time to time during the Revolving Commitment Period, each Revolving Lender severally agrees to make to the Borrower revolving credit loans denominated in Dollars or an Alternative Currency (“Revolving Loans”) in an aggregate principal amount that will not result at the time of such Borrowing in the Dollar Amount of such Lender’s Outstanding Revolving Credit under the Revolving Commitments exceeding such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans, RFR Loans or, in the case of Revolving Loans in Dollars, ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.05. Each Revolving Loan under the Revolving Commitments shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders thereunder ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required. When more than one Class of Revolving Loans exists, each Borrowing of Revolving Loans shall be made pro rata across each Class.

(b)            Subject to the terms and conditions hereof, each Term A Lender agrees to make a Term A Loan in Dollars to the Borrower on the Closing Date in an aggregate principal amount equal to its Term A Commitment. The Term A Loans may be Term Benchmark Loans or ABR Loans. Term A Loans that are repaid or prepaid may not be reborrowed. Subject to the terms and conditions hereof, each Term A-1 Lender severally agrees to make a Term A-1 Loan in Dollars to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to its Term A-1 Loan Commitment. Term A-1 Loans that are repaid or prepaid may not be reborrowed.

(c)            Subject to the terms and conditions hereof, each Term B Lender severally agrees to make a Term B Loan in Dollars to the Borrower on any Business Day on the Closing Date in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Loans may be Term Benchmark Loans or ABR Loans. Term B Loans that are repaid or prepaid may not be reborrowed. Subject to the terms and conditions hereof, each Term B-1 Lender severally agrees to make a Term B-1 Loan in Dollars to the Borrower on the Amendment No. 1 Effective Date in an amount not to exceed such Term B-1 Lender’s Term B-1 Commitment. The Term B-1 Loans may be Term Benchmark Loans or ABR Loans. Term B-1 Loans that are repaid or prepaid may not be reborrowed. Subject to the terms and conditions hereof, each Term B-2 Lender severally agrees to make a Term B-2 Loan in Dollars to the Borrower on the Amendment No. 3 Effective Date in an amount not to exceed such Term B-2 Lender’s Term B-2 Loan Commitment. The Term B-2 Loans may be Term Benchmark Loans or ABR Loans. Term B-2 Loans that are repaid or prepaid may not be reborrowed.

(d)            Subject to the terms and conditions set forth herein and in Amendment No. 1, each Rollover Term B Lender severally agrees to exchange its Exchanged Term B Loans for a like principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 1, each Additional Term B-1 Lender severally agrees to make an Additional Term B-1 Loan to the Borrower on the Amendment No. 1 Effective Date in the principal amount equal to its Additional Term B-1 Commitment on the Amendment No. 1 Effective Date. The Borrower shall prepay the Non-Exchanged Term B Loans with a like amount of the gross proceeds of the Additional Term B-1 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term B Lenders immediately prior to the effectiveness of Amendment No. 1 all accrued and unpaid interest on the Term B Loans to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date. The Term B-1 Loans shall have the same terms as the Term B Loans as set forth herein and Loan Documents before giving effect to Amendment No. 1, except as modified by Amendment No. 1; it being understood and confirmed that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) constitute “Obligations” hereunder and under the other Loan Documents and shall have the same rights and obligations hereunder and under the Loan Documents as the Term B Loans prior to the Amendment No. 1 Effective Date, except as modified by Amendment No. 1. As provided in Section 2.05 and subject to the terms hereof, the Borrower may elect that the Term B-1 Loans comprising the Borrowing hereunder of Term B-1 Loans be either ABR Loans or Term Benchmark Loans.

(e)            At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency). At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Dollar Amount of $1,000,000 and not less than the Dollar Amount of $5,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the Commitments of any Class. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Term Benchmark Borrowings outstanding.

SECTION 2.02        Incremental Revolving Commitments and Incremental Term Loans.

(a)            The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or established (if commitments in respect of such Incremental Term Loans are established on a date prior to funding) or Incremental Revolving Commitments are established (except, in each case, as set forth in Section 1.08) from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender (but no such Lender shall be required to participate in any such Incremental Facility without its consent), but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.05) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their sole discretion; provided that each Incremental Revolving Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.05, the Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent) and (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective.

(b)            The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation (including, without limitation, amendments to this Agreement) as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Commitment of such Incremental Revolving Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Commitments; provided that:

(i)             any Incremental Revolving Commitments shall have the same terms as the Revolving Commitments, shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Termination Date and shall be ~~on the same terms and~~ pursuant to the same documentation applicable to the Revolving Commitments,

(ii)            the Incremental Revolving Commitments and Incremental Term Loans shall not be guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations ~~and~~, shall be unsecured or secured on a pari passu or junior basis by the same Collateral (and no additional Collateral) securing the Obligations and shall be subject to Applicable Intercreditor Arrangements,

(iii)           the scheduled final maturity date of any Customary Term A Facility shall be no earlier than the Term A-1 Loan Maturity Date and the scheduled final maturity date of any other Incremental Term Facility shall be no earlier than the scheduled final maturity date of any then outstanding Term Loans (in each case other than an earlier maturity date for customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the dates specified above and Permitted Inside Maturity Indebtedness); provided that no Incremental Facility shall have an earlier scheduled final maturity date than the scheduled final maturity date of the Term A-1 Facility or the Revolving Facility,

(iv)           no Incremental Term Facility shall have a Weighted Average Life to Maturity that is shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans (other than a Customary Term A Facility~~) shall require scheduled amortization payments (excluding the final installment thereof) in excess of 1.00% per annum of the original aggregate principal amount thereof~~, any customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (iv) and any Permitted Inside Maturity Indebtedness); and

(v)            any Incremental Term Facility (other than in the case of a Customary Term A Facility, which shall reflect market terms and conditions (taken as a whole) for a term “A” loan at the time (as determined by the Borrower in good faith) and shall have no financial maintenance covenant of a different type than the financial covenant set forth in Section 6.10, and no financial maintenance covenants that are more restrictive to the Borrower than the financial covenant set forth in Section 6.10, as determined in good faith by the Borrower, unless the Revolving Lenders shall also benefit from such financial maintenance covenant) shall be on terms (other than pricing, amortization, maturity, prepayment premiums and mandatory prepayments) and pursuant to documentation substantially similar to the Term B Facility or otherwise reasonably acceptable to the Administrative Agent; provided that such Incremental Facilities (x) shall have no financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than the financial covenant set forth in Section 6.10, as determined in good faith by the Borrower and (y) shall not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Facilities as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (unless such terms are of the type customarily applicable only to term loans in which case they will be incorporated for the benefit of existing Term Lenders only) (without further amendment requirements) or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of) such Incremental Term Facility have been paid in full; provided, however, with respect to any Incremental Term Loans (other than Incremental Term Loans in respect of a Customary Term A Facility), the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Borrower, except that the All-in Yield in respect of any such Incremental Term Loans that are incurred within six months of the ~~Closing~~Amendment No. 3 Effective Date may exceed the All-in Yield in respect of the ~~Term B Loans and~~ Term B-~~1~~2 Loans by no more than 0.75%, or if such Incremental Term Loans incurred within six months of the ~~Closing~~Amendment No. 3 Effective Date do exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Rate (or the “SOFR floor” as provided in the following proviso) applicable to the ~~Term B Loans and~~ Term B-~~1~~2 Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.75%; provided, that to the extent any portion of the Term Yield Differential is attributable to a higher “SOFR floor” being applicable to such Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Term Benchmark Rate in effect at such time, and, with respect to such excess, the “SOFR floor” applicable to the outstanding ~~Term B Loans and~~ Term B-~~1~~2 Loans shall be increased to an amount not to exceed the “SOFR floor” applicable to such Incremental Term Loans prior to any increase in the Applicable Rate applicable to such ~~Term B Loans and~~ Term B-~~1~~2 Loans then outstanding.

(c)            Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement and any other Loan Document (including any Collateral Document) shall be amended or amended and restated to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby as provided for in Section 9.02. Any amendment or amendment and restatement to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.02 (including, without limitation, to provide for the establishment of Incremental Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(d)            [Reserved].

(e)             Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.02 unless (i) subject to Section 1.08, no Event of Default shall exist after giving pro forma effect to such Incremental Term Loan Commitment or Incremental Revolving Commitment and the incurrence of Indebtedness thereunder and use of proceeds therefrom; provided that in the event that any tranche of Incremental Facilities that are used to finance an acquisition permitted hereunder, to the extent the Lenders participating in such Incremental Facility (the “Incremental Lenders”) agree, the foregoing clause (i) shall be tested at the time of the execution of the acquisition agreement related to such acquisition (provided that such Incremental Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such Incremental Facility); (ii) the conditions set forth in Section 4.02 have been complied with whether or not a Borrowing is made under the Incremental Facility on such date (other than clause (c) thereof which shall only be required to be complied with if a Borrowing is made on such date); and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(f)             Upon each increase in the establishment of any Incremental Revolving Commitments pursuant to this Section 2.02, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender providing a portion of the Incremental Revolving Commitments in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Incremental Revolving Lender) will equal such Lender’s Revolving Commitment Percentage and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitments either be prepaid from the proceeds of additional Revolving Loans made hereunder or assigned to an Incremental Revolving Lender (in each case, reflecting such Incremental Revolving Commitments, such that Revolving Loans are held ratably in accordance with each Lender’s pro rata share, after giving effect to such increase), which prepayment or assignment shall be accompanied by accrued interest on the Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. If there is a new Revolving Borrowing on such Incremental Revolving Commitment closing date, the Revolving Lenders after giving effect to such Incremental Revolving Commitments shall make such Revolving Loans in accordance with Section 2.01.

SECTION 2.03        Procedure for Borrowing.

(a)            To request a Revolving Borrowing, a Term A Loan Borrowing, Term A-1 Loan Borrowing, a Term B Loan Borrowing ~~or~~, a Term B-1 Loan Borrowing or a Term B-2 Loan Borrowing, on any Business Day, the Borrower shall notify the Administrative Agent of such request (x) in the case of ABR Loans, by telephone or electronic means (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time on the requested Borrowing Date) or (y) (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of an RFR Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, five Business Days before the date of the proposed Borrowing, (iii) in the case of a Term Benchmark Borrowing denominated in Euros or Yen, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (iv) in the case of an RFR Borrowing denominated in Sterling, not later than 12:00 p.m., New York City time, five RFR Business Days before the date of the proposed Borrowing (each such request, a “Borrowing Request”). Any Borrowing Request shall be irrevocable (but may be conditioned on the occurrence of any event if the borrowing request includes a description of such event; provided that the relevant Lenders shall still be entitled to the benefits of Section 2.13) and any telephonic Borrowing Request shall be confirmed promptly in writing. Each such telephonic and written Borrowing Request shall specify the amount, currency and Type of Borrowing to be borrowed and the requested Borrowing Date. Upon receipt of such Borrowing Request, the Administrative Agent shall promptly notify each relevant Lender thereof. For the avoidance of doubt, subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loan or RFR Loans as the Borrower may request in accordance herewith.

(b)            If no election as to the Type of Borrowing is specified for a Borrowing in Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified for a Revolving Borrowing, the requested Borrowing shall be in Dollars. In making any determination of the Dollar Amount for purposes of calculating the amount of Revolving Loans to be borrowed from the respective Lenders on any date, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the Borrower delivers a Borrowing Request for such Revolving Loans pursuant to the provisions of Section 2.03(a).

SECTION 2.04        Funding of Borrowings.

(a)            Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (x) in the case of any Loan denominated in Dollars, by 3:00 p.m. New York City time and (y) in the case of any Loan denominated in an Alternative Currency, by 12:00 noon local time in the place of settlement for such Alternative Currency, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or to any other account as shall have been designated by the Borrower in writing to the Administrative Agent in the applicable Borrowing Request. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation in the relevant currency or (ii) in the case of the Borrower, the interest rate applicable to such Loans in the case of a Loan in Dollars or the interest rate applicable to such Borrowing in the case of a Revolving Loan in an Alternative Currency. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)            The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Sections 8.09 and 9.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 8.09 or 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than pursuant to Section 2.18, no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 8.09 or 9.04(c).

SECTION 2.05        Interest Elections.

(a)            Each Borrowing initially shall be of the Type and currency specified in the applicable Borrowing Request, and each Term Benchmark Borrowing in Dollars or an Alternative Currency shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing denominated in Dollars to a different Type or to continue such Borrowing as the same Type and may elect successive Interest Periods for any Term Benchmark Borrowing in Dollars or, in the case of Revolving Loans, an Alternative Currency, all as provided in this Section. The Borrower may elect different Types or Interest Periods, as applicable, with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising the relevant portion of such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a request for a Borrowing would be required under Section 2.03, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing.

(c)            Each telephonic and written Interest Election Request shall specify (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) in the case of a Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or, in the case of Revolving Loans, RFR Loans, and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as such for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in Dollars may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Term Benchmark Borrowing and each RFR Borrowing, in each case, denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above.

SECTION 2.06        Termination and Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments of any Class or, from time to time, to reduce the amount of the Commitments of any Class; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Outstanding Revolving Credits would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to an integral multiple of $1,000,000 and not less than $5,000,000 and shall reduce permanently the Commitments of such Class then in effect; provided further, that the aggregate Term A Commitments and the aggregate Term B Commitments, in each case, immediately prior to the Closing Date, shall each be automatically and permanently reduced to zero on the Closing Date; provided even further, that the aggregate Term B-1 Commitments immediately prior to the Amendment No. 1 Effective Date, shall be automatically and permanently reduced to zero on the Amendment No. 1 Effective Date; provided even further, that the aggregate Term A-1 Commitments immediately prior to the Amendment No. 2 Effective Date shall be automatically and permanently reduced to zero on the Amendment No. 2 Effective Date; provided even further, that the aggregate Term B-2 Loan Commitments immediately prior to the Amendment No. 3 Effective Date shall be automatically and permanently reduced to zero on the Amendment No. 3 Effective Date.

SECTION 2.07        Repayment of Loans; Evidence of Debt.

(a)            Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to such payee or its registered assigns.

(b)            The Borrower unconditionally promises to pay the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date.

(c)            The Borrower shall repay principal of outstanding Term A-1 Loans on the last Business Day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Amendment No. 2 Effective Date) and on the Term A-1 Loan Maturity Date, in an aggregate principal amount of such Term A-1 Loans equal to (A) in the case of quarterly payments due prior to the Term A-1 Loan Maturity Date, an amount equal to a percentage determined in accordance with the then Applicable Amortization Rate of the aggregate principal amount of Term A-1 Loans incurred on the Amendment No. 2 Effective Date, and (B) in the case of such payment due on the Term A-1 Loan Maturity Date, an amount equal to the then unpaid principal amount of Term A-1 Loans outstanding. ~~The Borrower shall repay principal of outstanding Term B Loans on the last Business Day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Closing Date) and on the Term B Maturity Date, in an aggregate principal amount of such Term B Loans equal to (A) in the case of quarterly payments due prior to the Term B Maturity Date, an amount equal to a per annum rate of 1.00% the aggregate principal amount of Term B Loans incurred on the Closing Date, and (B) in the case of such payment due on the Term B Maturity Date, an amount equal to the then unpaid principal amount of Term B Loans outstanding.~~ The Borrower shall repay principal of outstanding Term B-~~1~~2 Loans on the last Business Day of each March, June, September and December of each year (commencing on March 31, 2026) and on the Term B-~~1~~2 Maturity Date, in an aggregate principal amount of such Term B-~~1~~2 Loans equal to (A) in the case of quarterly payments due prior to the Term B-~~1~~2 Maturity Date, an amount equal to a per annum rate of 1.00% of the aggregate principal amount of Term B-~~1~~2 Loans incurred on the Amendment No. ~~1~~3 Effective Date, and (B) in the case of such payment due on the Term B-~~1~~2 Maturity Date, an amount equal to the then unpaid principal amount of Term B-~~1~~2 Loans outstanding.

(d)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each relevant Lender’s share thereof.

(f)             The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.08        Prepayments.

(a)            The Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty (except as specifically provided in the last sentence of this Section 2.08(a)), upon notice delivered to the Administrative Agent (1) no later than 12:00 noon, New York City, not less than three Business Days prior thereto in the case of Term Benchmark Loans, (2) no later than 12:00 noon, New York City time, on the date of such notice, in the case of ABR Loans, (3) no later than 12:00 noon, New York City, not less than three Business Days prior thereto in the case of Term Benchmark Loans denominated in Euros or Yen, (4) no later than 12:00 noon, New York City, not less than five Business Days prior thereto in the case of RFR Loans denominated in Dollars and (5) no later than 12:00 noon, New York City time, not less than five RFR Business Days prior thereto in the case of RFR Loans denominated in Sterling, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. Each such notice may be conditioned on the occurrence of one or more events (it being understood that the Administrative Agent and Lenders shall be entitled to assume that the Loans contemplated by such notice are to be made unless the Administrative Agent shall have received written notice revoking such notice of prepayment on or prior to the date of such prepayment). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency); provided that, notwithstanding anything herein to the contrary, the Borrower may make a prepayment of any Term Loans in an amount equal to the next succeeding quarterly amortization payment related to such Term Loan. In the case of each prepayment of Loans pursuant to this Section 2.08(a), the Borrower may in its sole discretion select the Loans (of any Class) to be repaid, and such prepayment shall be paid to the appropriate Lenders in accordance with their respective pro rata share of such Loans. If any Repricing Event occurs prior to the date occurring 6 months after the Amendment No. ~~1~~3 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B-~~1~~2 Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 2.16(c) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Term B-~~1~~2 Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of, and shall be subject to, the occurrence of such Repricing Event.

(b)            If at any time for any reason the sum of the Dollar Amount of Outstanding Revolving Credit exceeds the Total Revolving Commitments, the Borrower shall upon learning thereof, or upon the request of the Administrative Agent, immediately prepay the Revolving Loans in an aggregate principal amount at least equal to the amount of such excess; provided that solely with respect to any excess resulting from currency exchange rate fluctuations, this Section 2.08(b) shall not apply unless, on the last day of any fiscal quarter of the Borrower, the Dollar Amount of Outstanding Revolving Credit exceeds the Total Revolving Commitments by more than 2.5% as a result of such fluctuations.

(c)            The Borrower shall apply (1) the Required Asset Sale Percentage of Net Proceeds (other than Net Proceeds of the kind described in the following clause (2)) within five (5) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (e) and (f) below and (2) all Net Proceeds from any issuance or incurrence of Refinancing Term Loans and Replacement Revolving Facility Commitments, no later than three (3) Business Days after the date on which such Refinancing Term Loans and/or Replacement Revolving Facility Commitments are incurred, to prepay Term Loans and/or Revolving Commitments in accordance with Section 2.20. Notwithstanding anything to the contrary herein, mandatory prepayments with respect to Net Proceeds received by a Foreign Subsidiary of the Borrower pursuant to this clause (c) shall be (x) net of any additional Taxes paid, or estimated by the Borrower in good faith to be payable, as a result of the repatriation of such proceeds, to the extent not already taken into account in the definition of “Net Proceeds”, and (y) not required to the extent that the Borrower determines in good faith that such repatriation would result in adverse Tax consequences that are not de minimis or would be prohibited or restricted by applicable Requirements of Law; provided that, (i) the Borrower shall use commercially reasonable efforts to eliminate such Tax effects in respect of such repatriation and (ii) once the repatriation of any such funds is permitted under the applicable Requirements of Law and no longer results in adverse Tax consequences that are not de minimis, an amount equal to such Net Proceeds will be promptly applied (net of additional Taxes payable or reserved against as a result thereof, to the extent not already taken into account in the definition of “Net Proceeds”) to the prepayment of the Term Loans in accordance with this Section 2.08.

(d)            Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.01(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow is greater than the greater of (x) $80,000,000 and (y) 25% of Consolidated EBITDA for the then most recently ended Test Period, the Borrower shall apply an amount to prepay Term Loans (other than the Term A-1 Loans) equal to (i) the Required ECF Percentage of Excess Cash Flow minus (ii) the sum of, without duplication, including with respect to any amounts deducted in any prior Excess Cash Flow Period or deducted in the calculation of Excess Cash Flow (A) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of Term Loans after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (d)) pursuant to Sections 2.08(a) and 2.21 (it being understood that the amount of any such payments pursuant to Section 2.21 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith), (B) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Revolving Loans to the extent that Revolving Commitments are terminated or reduced pursuant to Section 2.06 by the amount of such payments, (C) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary prepayments, repurchases or redemptions (limited to the purchase price thereof ) of Other First Lien Debt ~~and~~, Junior Debt and Junior Lien Debt (in the case of revolving Indebtedness, to the extent accompanied by a permanent commitment reduction) during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary prepayments, repurchases or redemptions (limited to the purchase price thereof) of Other First Lien Debt, Junior Debt and Junior Lien Debt (in the case of revolving Indebtedness, to the extent accompanied by a permanent commitment reduction) after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (d), (D) the amount of Capital Expenditures or acquisitions of Intellectual Property made in cash during such period by the Borrower and its Restricted Subsidiaries to the extent not financed using the proceeds of funded Indebtedness (other than under the Revolving Facility), (E) the aggregate amount of cash consideration paid by the Borrower and the Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 6.11 to the extent not financed using the proceeds of funded Indebtedness (other than under the Revolving Facility), and (F) the amount of Restricted Payments during such period (on a consolidated basis) by the Borrower and its Restricted Subsidiaries made in compliance with Section 6.05 to the extent not financed using the proceeds of funded Indebtedness (other than under the Revolving Facility). Such calculation will be set forth in an Officer’s Certificate delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(e)            Amounts to be applied in connection with prepayments of Term Loans pursuant to this Section 2.08 shall be applied to the prepayment of the Term Loans in accordance with Section 2.15(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.08, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term Benchmark Loans; provided that with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied (i) first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term Benchmark Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.13 and (ii) on a pro rata basis with respect to each Class of Term Loans except to the extent any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment provides that the Class of Term Loans incurred thereunder is to receive less than its pro rata share, in which case such prepayment shall be allocated to such Class of Term Loans as set forth in such Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment and to the other Classes of Term Loans on a pro rata basis. Each prepayment of the Term Loans under this Section 2.08 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(f)             The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.08(c)(1) or 2.08(d) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.08(c)(1) or 2.08(d) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Prepayment Amount shall be retained by the Borrower. For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.08(a).

(g)            Any prepayment of Term Loans of any Class shall be applied (i) in the case of prepayments made pursuant to Section 2.08(a), to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.07 as directed by the Borrower, or as otherwise provided in any Extension Amendment, any Incremental Assumption Agreement or Refinancing Amendment, and (ii) in the case of prepayments made pursuant to Section 2.08(c) or Section 2.08(d), to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section in direct order of maturity, or as otherwise provided in any Extension Amendment, any Incremental Assumption Agreement or Refinancing Amendment.

SECTION 2.09        Fees.

(a)            The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee in Dollars for the period from and including the Amendment No. 2 Effective Date to the last day of the Revolving Commitment Period, computed at the applicable Commitment Fee Rate on the average daily Dollar Amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on each Revolving Fee Payment Date, commencing on June 30, 2025.

(b)            The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. 2 Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure of the Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. 2 Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the fees agreed by the Issuing Bank and the Borrower with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees will be payable in Dollars quarterly in arrears on each Revolving Fee Payment Date, commencing on June 30, 2025; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(d)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the applicable Lenders. Fees paid shall not be refundable under any circumstances. All per annum fees shall be computed on the basis of a year of 365/366 days for actual days elapsed; provided that commitment fees shall be computed on the basis of a year of 360 days.

SECTION 2.10        Interest.

(a)            The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans comprising each RFR Borrowing shall bear interest at the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(b)            The Loans comprising each Term Benchmark Borrowing in any currency shall bear interest at the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section (in the case of such other amount in Dollars) or 2% plus the daily weighted average rate of all Loans in the relevant Alternative Currency (in the case of any such other amount in such Alternative Currency).

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in addition, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate or Daily Simple RFR with respect to Dollars hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling, the TIBOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11        Alternate Rate of Interest.

(a)            Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:

(i)	the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate or the TIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; provided that no Benchmark Transition Event in respect of such Agreed Currency shall have occurred at such time or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; provided that no Benchmark Transition Event in respect of such Agreed Currency shall have occurred at such time; or

(ii)	the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.11(a)(i) or (ii) above, at the Borrower’s election, and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request for an ABR Borrowing and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11 with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, as applicable, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, at the Borrower’s election, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.11(a)(i) or (ii) above on such day, and (B) for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day, either: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.11), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)            The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e)            Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)             Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.11, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan denominated in Dollars shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.12        Increased Costs.

(a)            If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board);

(ii)            impose on any Lender any Taxes other than (A) Indemnified Taxes or Other Taxes indemnified under Section 2.14 or (B) Excluded Taxes; or

(iii)           impose on any Lender or the London interbank market any other condition affecting this Agreement or Term Benchmark Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13        Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.03, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.03, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14        Taxes.

(a)            All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Requirements of Law; provided that if any applicable withholding agent shall be required by applicable Requirements of Law to deduct any Taxes in respect of any such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Loan Party as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.14) have been made the applicable Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)            In addition, without duplication of any obligation set forth in Section 2.14(a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)            Without duplication of any obligation set forth in Section 2.14(a) or (b), the Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document and any Other Taxes paid by the Administrative Agent or such Lender (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower determines that there is a reasonable basis to contest any Indemnified Tax or Other Tax for which it is responsible hereunder, without limiting Borrower’s indemnification obligations hereunder, such Administrative Agent or Lender (as applicable) shall reasonably cooperate in pursuing a refund of such tax (at Borrower’s expense) so long as pursuing such refund would not, in the sole reasonable determination of such Administrative Agent or Lender, result in any additional unreimbursed costs or expenses or be otherwise disadvantageous to the Administrative Agent or such Lender. This Section 2.14(c) shall not be construed to require the Administrative Agent or Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(d)            As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent a copy, or if reasonably available to the Borrower a certified copy, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            (i)  Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding Tax or at a reduced rate of withholding.

(ii)            Without limiting the generality of the foregoing,

(A)           any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)            any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable to establish such Non-U.S. Lender’s entitlement to a reduced rate of, or exemption from, withholding:

(1)            two properly executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to an income tax treaty to which the United States is a party;

(2)            two properly executed originals of IRS Form W-8ECI;

(3)            (x) two properly executed originals of a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments to be received by such Lender will be effectively connected income (a “U.S. Tax Compliance Certificate”) and (y) two properly executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)            to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), two properly executed originals of IRS Form W-8IMY, accompanied by properly executed IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender), and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s); and

(5)            any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other documentation prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)            If a payment made to a Lender under this Agreement or the other Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower or Administrative Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.14(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)           Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.14(e) expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 2.14(e), a Lender shall not be required to deliver any documentation under this Section 2.14(e) that such Lender is not legally eligible to deliver.

(v)            Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.14(e).

(f)             If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party shall repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.14(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)            For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.14, include any Issuing Bank.

SECTION 2.15        Pro Rata Treatment and Payments.

(a)            Each borrowing of Revolving Loans by the Borrower from the Revolving Lenders and any reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Commitments then held by the Revolving Lenders. Each payment by the Borrower on account of any commitment fee or any letter of credit fee shall be paid ratably to the Revolving Lenders entitled thereto.

(b)            Each prepayment by the Borrower (other than any prepayment pursuant to Section 2.21) on account of principal of any Loans of any Class shall be made pro rata according to the respective outstanding principal amounts of Loans of such Class then held by the Lenders entitled to such payment (subject in the case of Term Loans to Section 2.08(f)). All repayments of principal of any Loans at stated maturity or upon acceleration shall be allocated pro rata according to the respective outstanding principal amounts of the matured or accelerated Loans then held by the relevant Lenders. All payments of interest in respect of any Loans shall be allocated pro rata according to the outstanding interest payable then owed to the relevant Lenders. Notwithstanding the foregoing, (A) any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise but excluding any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.16 and Section 9.05) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated interest-bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent: (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Issuing Bank hereunder (including amounts owed under Section 2.09(b) or 9.04(c)), (2) second, to the funding of any Loan or LC Disbursement required by this Agreement, as determined by the Administrative Agent, (3) third, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (4) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (5) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (B) if such payment is a prepayment of the principal amount of Loans, such payment shall be applied solely to prepay the Loans of all Non-Defaulting Lenders pro rata (based on the amounts owing to each) prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(c)            All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time (or as specified in the next sentence in the case of Loans in an Alternative Currency), on the date when due. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans in an Alternative Currency shall be made on the dates specified herein for the pro rata account of the relevant Lenders to which such payment is owed, in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the Administrative Agent to the Borrower by the same time at least one Business Day prior to, the date when due. All payments received by the Administrative Agent (i) after 2:00 p.m., New York City time, in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent at its offices at 500 Stanton Christiana Road, NCC5, 1st Floor, Newark, Delaware except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal, interest thereon shall be payable at the then Applicable Rate during such extension.

(d)            If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (subject to the rights of the Administrative Agent to hold and apply amounts to be paid to a Defaulting Lender in accordance with Section 2.15(b)) (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. To the extent necessary, the Administrative Agent shall enter into foreign currency exchange transactions on customary terms to effect any such ratable payment and the payments made by the Administrative Agent following such transactions shall be deemed to be payments made by or on behalf of the Borrower hereunder.

(e)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans and participations in LC Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of such Class of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

SECTION 2.16        Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 or mitigate the applicability of Section 2.21 or any event that gives rise to the operation of Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Each Lender may designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(b)            If any Lender requests compensation under Section 2.12 or gives notice under Section 2.21, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)            If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Revolving Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all amounts owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender (each such Lender, a “Replacement Lender”) shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the Replacement Lender shall otherwise comply with Section 9.05.

(d)            Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of Section 2.16(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

SECTION 2.17        Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, the Borrower may request that Letters of Credit (or, if agreed to by the applicable Issuing Bank, bank guarantees) denominated in Dollars or an Alternative Currency be issued under this Agreement for its own account or the account of any Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no later than three Business Days (or in the case of Letters of Credit denominated in an Alternative Currency, five Business Days) prior to such date unless otherwise agreed by the Issuing Bank and the Administrative Agent) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $125,000,000, (ii) the Dollar Amount of the total Outstanding Revolving Credits shall not exceed the Total Revolving Commitments, (iii) [reserved], (iv) with respect to such Issuing Bank, the sum of the aggregate face amount of Letters of Credit issued by such Issuing Bank, when aggregated with the outstanding Revolving Loans funded by such Issuing Bank, shall not exceed its Revolving Commitment and (v) with respect to such Issuing Bank, the sum of the aggregate face amount of Letters of Credit issued by such Issuing Bank, when aggregated with the outstanding and unreimbursed LC Disbursements funded by such Issuing Bank, shall not exceed its LC Commitment Amount (unless in the case of this clause (iii) such Issuing Bank agrees to do so in its sole discretion); provided that no Issuing Bank shall be obligated to issue any trade or commercial Letters of Credit, bank guarantees or any Letter of Credit denominated in a currency other than Dollars, Sterling, Euro or Yen unless such Issuing Bank agrees to do so in its sole discretion. If the Borrower so requests in any applicable letter of credit application, the Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit expiration date referenced in clause (c) below; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it or (B) the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(c)            Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Termination Date; provided that any Letter of Credit may have an expiration date beyond the date specified in the foregoing if the applicable Issuing Bank has approved in writing such expiration date and has agreed to such other arrangements satisfactory to the such Issuing Bank.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Such payment by the Revolving Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be Dollars, then in the currency of such LC Disbursement and (ii) subject to clause (l) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative Currency, in Dollars in an amount equal to the Dollar Amount of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the Exchange Rate on the applicable LC Participation Calculation Date. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in the currency of such LC Disbursement an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that if such LC Disbursement is denominated in Dollars and is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and no further action required, the obligations of the Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Amount, calculated using the Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall pay the amount of any such Tax requested by the Administrative Agent, the Issuing Bank or such Revolving Lender.

(f)             Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that, subject to the penultimate sentence of this clause (f), reimbursement obligations of the Borrower with respect to a Letter of Credit may be subject to avoidance by the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any Restricted Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)            Disbursement Procedures. The Issuing Bank shall, within the period stipulated by the terms and conditions of the Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, the Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)            Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date set forth in paragraph (e) of this Section 2.17, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is required to be reimbursed to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum set forth in Section 2.10(c)(ii). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)             Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor and any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)             Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Revolving Lender (in addition to the initial Issuing Bank) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(k)            Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the amount payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative Currency in respect of which the Borrower’s reimbursement obligations have been converted in Dollars as provided in paragraph (e) or (l) of this Section and interest accrued thereon shall be payable in Dollars, and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement with respect to the Revolving Facility. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement with respect to the Revolving Facility. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l)             Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrower are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative Currency, (ii) that the Revolving Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative Currency and (iii) of each Revolving Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount, calculated using the Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(m)           Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit or related document, the terms hereof shall control.

(o)            Existing Letters of Credit. The Existing Letters of Credit will be deemed to be Letters of Credit issued under this Agreement on the Closing Date.

SECTION 2.18        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            Fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.09(a).

(b)            The Commitments, Loans and Outstanding Revolving Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders ~~or~~, Required Financial Covenant Lenders or Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 or Section 9.03); provided that this Section 2.18(b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting (i) an increase or extension of such Defaulting Lender’s Revolving Commitment or (ii) the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

(c)            If any Letters of Credit exist at the time such Lender becomes a Defaulting Lender then:

(i)            Such Defaulting Lender’s LC Exposure shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Revolving Commitment Percentages (but excluding the Revolving Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (x) the sum of all the Outstanding Revolving Credits owed to all Non-Defaulting Lenders does not exceed the total of all Non-Defaulting Lenders’ Available Revolving Commitments, (y) the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party are true and correct at such time, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date), and (z) no Default shall have occurred and be continuing at such time;

(ii)           If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding;

(iii)          If the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized by the Borrower;

(iv)          If LC Exposures of the Non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.09(a) and Section 2.09(b) shall be adjusted to reflect such Non-Defaulting Lenders’ LC Exposure as reallocated; and

(v)           If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d)            So long as such Defaulting Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related LC Exposure will be 100% covered by the Available Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c)(ii), and the participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Total Revolving Exposure shall be readjusted to reflect the inclusion of such Lender’s Available Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any LC Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender. Except to the extent otherwise expressly agreed by the affected parties, and subject to Section 9.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.19        Extensions of Commitments.

(a)            Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing a Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Extended Revolving Commitment for such Lender if such Lender is extending an existing Revolving Commitment (such extended Revolving Commitment, an “Extended Revolving Commitment,” and any Revolving Loan made pursuant to such Extended Revolving Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which the Pro Rata Extension Offer is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b)            The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Commitments; provided that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall, subject to clauses (ii) and (iii) of this proviso, have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Commitment shall have (x) the same terms as the existing Class of Revolving Commitments from which they are extended or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term Loans in any mandatory prepayment thereunder and (vi) such Extended Term Loans shall not have at any time (x) any financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, or any financial maintenance covenants that are more restrictive than the financial covenant set forth in Section 6.10 or (y) negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Facilities as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such Extended Term Loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of ) such Extended Term Loans have been paid in full. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Commitments evidenced thereby as provided for in Section 9.02(c). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Revolving Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Commitment or upon or prior to the maturity date for any Class of Revolving Commitments.

(c)            Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Commitment will be automatically designated an Extended Revolving Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have a Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Commitment, such Extending Lender will be deemed to have a Revolving Commitment having the terms of such Extended Revolving Commitment.

(d)            Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.19), (i) the aggregate amount of Extended Term Loans and Extended Revolving Commitments will not be included in the calculation of clause (a) of the definition of Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended, (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Commitments unless it shall have consented thereto and (vii) there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of any such Extended Term Loans or Extended Revolving Commitments.

(e)            Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

SECTION 2.20        Refinancing Amendments.

(a)            Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”) to refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:

(i)             before and after giving effect to the Borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)            the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date of the refinanced Term Loans;

(iii)           the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv)           the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)            all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates, other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent);

(vi)           there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Refinancing Term Loans;

(vii)          Refinancing Term Loans shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral and shall be subject to Applicable Intercreditor Arrangements;

(viii)         Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.08(c)) hereunder, as specified in the applicable Refinancing Amendment;

(ix)            Refinancing Term Loans shall not at any time have (x) any financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, or any financial maintenance covenant that is more restrictive than the financial covenant set forth in Section 6.10 or (y) negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Facilities as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such Refinancing Term Loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of) such Refinancing Term Loans have been paid in full; and

(x)            Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, if any, as specified in the applicable Refinancing Amendment.

(b)            The Borrower may approach any Lender or any other person that would be a permitted assignee pursuant to Section 9.05 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c)            Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:

(i)             before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)            after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Commitments, the aggregate amount of Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(iii)           no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Termination Date for the Revolving Commitments being replaced;

(iv)           all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Revolving Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the Revolving Termination Date or are otherwise reasonably acceptable to the Administrative Agent);

(v)            there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Replacement Revolving Facility; and

(vi)           Replacement Revolving Facility Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral and shall be subject to Applicable Intercreditor Arrangements.

In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted assignee hereunder) so long as:

(i)             before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments,

(ii)            [reserved],

(iii)           the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the scheduled final maturity date of the refinanced Term Loans,

(iv)           there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Replacement Revolving Facility; and

(v)            all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest scheduled final maturity date of any Loans then outstanding or are otherwise reasonably acceptable to the Administrative Agent).

Solely to the extent that an Issuing Bank is not a replacement issuing bank, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank, as the case may be, in its sole discretion. The Borrower agrees to reimburse each Issuing Bank, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(d)            The Borrower may approach any Lender or any other person that would be a permitted assignee of a Revolving Commitment pursuant to Section 9.05 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Commitments.

(e)            The Borrower and each Lender providing the applicable Refinancing Term Loans or Replacement Revolving Facility Commitments, as applicable, shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments. For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have a Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have a Revolving Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.20), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of clause (a) of the definition of Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clause (a) or (c) above, as applicable and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Term Loans and other Obligations.

(f)             Each party hereto hereby agrees that, upon the Refinancing Effective Date of any Refinancing Term Loans or Replacement Revolving Facility Commitments, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans or Replacement Revolving Facility Commitments evidenced thereby as provided for in Section 9.02. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.20 (including, without limitation, to provide for the establishment of Incremental Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(g)            No term loan (other than a Customary Term A Facility) established and outstanding under this Agreement pursuant to (i) any of Section 2.02, 2.19 or 2.20 or (ii) an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders shall at any time have (x) any financial maintenance covenants of a different type than the financial covenants set forth in Section 6.10, or any financial maintenance covenants that are more restrictive than the financial covenants set forth in Section 6.10 or (y) have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Facilities as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such term loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of) such term loan have been paid in full. This Section 2.20(g) shall not be waived, amended, amended and restated or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders.

SECTION 2.21        Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Term Benchmark Loans, or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligations of such Lender to make or continue Term Benchmark Loans or to convert ABR Borrowings to Term Benchmark Borrowings shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the ABR, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), at the Borrower’s determination, either (a) prepay all Term Benchmark Borrowings of such Lender or (b) convert all Term Benchmark Borrowings of such Lender to ABR Borrowings (the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the ABR), in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.22        Loan Repurchases.

(a)            Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, (x) make privately negotiated and/or open market purchases of Loans and Commitments on a non-pro rata basis or (y) conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by the Borrower and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as, in the case of clause (x), the following conditions set forth in clauses (ii), (iv) and (ix) are satisfied and, in the case of clause (y), each of the following conditions are satisfied):

(i)             each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.22 and the Auction Procedures;

(ii)            no Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in the open market or in connection with any Purchase Offer;

(iii)           the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv)           the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold) (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(v)            no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi)           the Borrower represents and warrants that no Loan Party shall have any material non-public information with respect to the Loan Parties or their subsidiaries, or with respect to the Loans or the securities of any such person, that (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer;

(vii)          at the time of each purchase of Term Loans through a Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of an officer certifying as to compliance with the preceding clause (vi);

(viii)         any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and

(ix)            no purchase of any Term Loans shall be made from the proceeds of any Revolving Loan.

(b)            The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.22, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.08 hereof.

(c)            The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.22; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.13, 2.15 and 9.05 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.22. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.04 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

Notwithstanding anything herein to the contrary, this Section 2.22 shall supersede any provisions in Section 2.15.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01        Organization; Powers. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02        Authorization; Enforceability. The Transactions (excluding use of proceeds) are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational action. This Agreement has been and each other Loan Document will be duly executed and delivered by each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03        Governmental Approvals; No Conflicts. The Transactions (excluding use of proceeds) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or those which the failure to obtain would not be reasonably expected to result in a Material Adverse Effect, (ii) the filing of Uniform Commercial Code financing statements, (iii) filings with the United States Patent and Trademark Office and the United States Copyright Office, (iv) [reserved] and (v) any other filings or registrations required to perfect Liens created by the Collateral Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Loan Party or any order of any Governmental Authority except where any such violation would not reasonably expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any other Loan Party or its assets except as would not reasonably expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries (other than any Permitted Lien).

SECTION 3.04        Financial Position. The Borrower has heretofore furnished to the Lenders (a) the combined balance sheet and combined statements of operations, comprehensive operations, parent’s equity and cash flows for Dotdash, of and for the fiscal years ended December 31, 2020 and 2019 reported on by Ernst & Young LLP, independent public accountants, (b) Dotdash combined balance sheet, combined statement of operations, comprehensive operations, parent’s equity and cash flows as of and for the nine months ended September 30, 2021, (c) the combined balance sheet and combined statements of loss, comprehensive loss, equity (deficit) and cash flows of the Target as of and for the fiscal years ended December 31, 2020 and 2019 reported on by KPMG LLP, independent public accountants and (d) the combined balance sheet and combined statements of loss, comprehensive loss, equity (deficit) and cash flows of the Target as of and for the nine months ended September 30, 2021. Such financial statements present fairly, in all material respects, the combined financial position and combined results of operations and cash flows of Dotdash or the Target, as applicable, in each case as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments referred to in clauses (b) and (d) above. The Pro Forma Financial Information has been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries for the period covered thereby.

SECTION 3.05        Properties.

(a)            Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title and Permitted Liens that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)            Each of the Borrower and its Material Subsidiaries owns, or is validly licensed to use, all Intellectual Property used or held for use by such entities or necessary to operate their respective businesses as currently conducted and contemplated to be conducted, and the operation of their respective businesses by the Borrower and its Material Subsidiaries does not infringe upon or otherwise violate the rights of any other Person, except for any such Intellectual Property or infringements or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06        Litigation and Environmental Matters.

(a)            There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) on the Closing Date, that involve this Agreement or the Transactions (excluding use of proceeds).

(b)            Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in Environmental Liability.

SECTION 3.07        Compliance with Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08        Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.09        Taxes. Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.10        ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if it were to become due, would cause a Material Adverse Effect.

SECTION 3.11        Disclosure. As of the Closing Date, to the best of the Borrower’s knowledge, neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (other than the Projections, forward looking information and information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other information so furnished), taken as a whole, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that with respect to projected financial information and other forward looking information and information of a general economic nature (collectively, “Projections”), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12        Collateral Documents.

(a)            Each Collateral Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Security Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the Security Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or possession.

(b)        When the Security Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the material United States Intellectual Property included in the Collateral listed in such ancillary document (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c)            Notwithstanding anything herein (including this Section 3.12) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent, Collateral Agent or any Lender with respect thereto, under foreign law.

SECTION 3.13        No Change. Since December 31, ~~2023~~2024, there has been no event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.14        Guarantors. Set forth on Schedule 3.14 is a list of all Subsidiary Guarantors on the Closing Date, together with the jurisdiction of organization, and ownership and ownership percentages of Equity Interests held by each such Subsidiary Guarantor in each direct subsidiary of such Subsidiary Guarantor as of the Closing Date.

SECTION 3.15        Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Guarantee Agreement, (a) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.16        No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.17        Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its subsidiaries and to their knowledge their respective officers, directors and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any subsidiary or (b) to the knowledge of the Borrower, any director, officer or employee of the Borrower or any subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No proceeds of the Loans and no Letter of Credit shall be used by the Borrower in violation of any Anti-Corruption Law or for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions. No representation is made under this Section 3.17 with respect to any of the end-user individuals of the internet services provided by the Borrower or any of its subsidiaries.

ARTICLE IV

Conditions

SECTION 4.01        Closing Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)            The Administrative Agent (or its counsel) shall have received (including by telecopy or email transmission) from each Loan Party party to the relevant Loan Document, a counterpart of such Loan Document signed on behalf of such Loan Party.

(b)            The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders as of the Closing Date and dated the Closing Date) of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Borrower and certain of the Loan Parties and (ii) local counsel in each jurisdiction in which a Loan Party (other than Allrecipes.com, Inc.) is organized and the laws of which are not covered by the opinion referred to in (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)            The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions (excluding use of proceeds) and any other legal matters relating to the Loan Parties, this Agreement or the Transactions (excluding use of proceeds), including a certificate of each Loan Party substantially in the form of Exhibit E, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)            The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Borrower or any other officer of the Borrower who has specific knowledge of the Borrower’s financial matters and is satisfactory to the Administrative Agent, confirming that (i) as of the Closing Date, no Default has occurred and is continuing and (ii) the condition set forth in clause (n) has been satisfied.

(e)            There shall have been delivered to the Administrative Agent an executed Perfection Certificate.

(f)             The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I, dated the Closing Date and signed by the chief financial officer of the Borrower.

(g)            The Administrative Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least two business days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including fees of legal counsel to the Administrative Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager and the Lenders) required to be reimbursed or paid by the Borrower.

(h)            There shall not have been a Company Material Adverse Effect (as defined in the Merger Agreement as in effect as of October 6, 2021) since the date of the Merger Agreement.

(i)             The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(j)             To the extent required to be satisfied on the Closing Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 9.03) as of the Closing Date.

(k)            Each Loan Party shall have provided the documentation and other information requested by the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act, in each case, at least three Business Days prior to the Closing Date so long as requested at least ten Business Days prior to the Closing Date.

(l)             The Administrative Agent shall have received an executed promissory note payable to each Lender or its registered assigns that requested such promissory note at least five Business Days prior to the Closing Date and in a form approved by the Administrative Agent.

(m)           [Reserved].

(n)            The Merger Agreement Target Representations shall be true and correct in all respects on the Closing Date and the Specified Representations shall be true and correct in all material respects.

(o)            Substantially concurrently with the funding of the Term Loans, the Merger shall have been consummated in all material respects in accordance with the Merger Agreement without giving effect to any amendment, modification or waiver or consent by the Borrower or any of its subsidiaries thereunder, in each case, that is materially adverse to the Lenders, in their capacities as such, (including, for the avoidance of doubt, any such materially adverse amendment pursuant to Section 7.12(b) of the Merger Agreement) without the prior written consent of the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers and the Co-Manager (such consent not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that (i) any increase or decrease in the acquisition consideration under the Merger Agreement in accordance with the terms of the Merger Agreement as of October 6, 2021, (ii) any other decrease in the acquisition consideration under the Merger Agreement that is accompanied by a dollar-for-dollar reduction in commitments in respect of the Bridge Facility, (iii) any amendment or change to, or waiver, consent or approval by the Borrower or any of its subsidiaries in respect of, the definition of Company Material Adverse Effect (as defined in the Merger Agreement as in effect on October 6. 2021) and (iv) any other increase or decrease in the cash portion of the Merger consideration since October 6, 2021 which does not exceed 10% of the purchase price, in each case shall be deemed not to be materially adverse to the Lenders.

(p)            The Administrative Agent shall have received a borrowing notice in accordance with Section 2.03.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. It is understood that the Closing Date has occurred.

SECTION 4.02        Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing or pursuant to an Incremental Assumption Agreement) after the Closing Date and the obligation of the Issuing Bank to issue any Letter of Credit after the Closing Date is subject to the satisfaction of the following conditions:

(a)            The representations and warranties of each Loan Party set forth in this Agreement shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date); provided that in the case of any Incremental Term Facility used to finance an acquisition permitted hereunder, to the extent the Lenders participating in such Incremental Term Facility agree, this Section 4.02(a) shall require only the Specified Representations (or customary specified representations for transactions of such type at such time) and customary “specified acquisition agreement representations” (i.e., those representations of the seller or the target (as applicable) in the applicable acquisition agreement that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable subsidiary has the right to terminate its obligations under the applicable acquisition agreement as a result of the failure of such representations to be accurate) be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects).

(b)            At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(c)            The Administrative Agent or Issuing Bank shall have received a borrowing notice in accordance with Section 2.03 or a Letter of Credit request in accordance with Section 2.17(b), as applicable.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower or other applicable Loan Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or been cash collateralized, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01        Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)            (i) within 90 days after the end of each fiscal year of the Borrower (or with respect to the fiscal year ending December 31, 2021, no later than 150 days after the end of such fiscal year), its audited consolidated and/or combined balance sheet and related statements of operations, stockholders’ or parent’s equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, and without any qualification or exception as to the scope of such audit except as to the effectiveness of internal control over financial reporting with respect to any subsidiary acquired during such fiscal year in accordance with Regulation S-X under the Exchange Act, as interpreted by the implementation guidance of the U.S. Securities Exchange Commission) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries and/or combined entities on a consolidated or combined basis in accordance with GAAP consistently applied (except as approved by such accountants and disclosed therein), and (ii) an unaudited schedule eliminating Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail, as determined by the Borrower if requested by the Administrative Agent (on its own behalf or at the request of any Lender);

(b)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or with respect to the fiscal quarter ending March 31, 2022, 90 days after the end of such fiscal quarter), its consolidated balance sheet and related statement of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and the statements of stockholders’ equity and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as approved by such officer and disclosed therein), subject to normal year-end audit adjustments, and a schedule eliminating Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail as determined by the Borrower if requested by the Administrative Agent (on its own behalf or at the request of any Lender);

(c)            within 90 days after the end of each fiscal year of the Borrower, forecasts of the cash and cash equivalents and long-term debt line items on the consolidated balance sheets and forecasts of the statements of operations and cash flows, in each case of the Borrower and the Restricted Subsidiaries on a quarterly basis for the then current fiscal year, in each case prepared by management of Borrower and substantially in the form as the forecasts delivered by the Borrower to the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers and the Co-Manager prior to the Closing Date;

(d)            concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 (whether or not the Testing Condition is satisfied), (iii) stating whether any change in GAAP or in the application thereof that materially affects such financial statements has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) setting forth a description of any change in the jurisdiction of organization of the Borrower or any Material Domestic Subsidiary since the date of the most recent certificate delivered pursuant to this paragraph (d) (or, in the case of the first such certificate so delivered, since the Closing Date) and (v) setting forth a calculation in reasonable detail indicating which Domestic Subsidiaries are Material Domestic Subsidiaries;

(e)            concurrently with any delivery of financial statements under clause (a)(i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines and may be limited to accounting matters and disclaim responsibility for legal interpretations);

(f)             at any time the Borrower or any ERISA Affiliate participates in any Multiemployer Plan, promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower and/or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan then, upon reasonable request of the Administrative Agent, the Borrower and/or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof;

(g)            concurrently with the delivery of financial statements under clause (a) above, an updated Perfection Certificate reflecting all changes since the date of the information most recently received pursuant to this clause (g) or Section 5.09(c) (or a certificate of a manager, executive officer or Financial Officer of the Borrower or any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of the Borrower certifying as to the absence of any changes to the previously delivered update, if applicable); and

(h)            promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to the consolidated financial information of the Borrower by furnishing the consolidated financial information of any parent of the Borrower that, directly or indirectly, holds all of the Equity Interests of the Borrower that would be required by clauses (a) and (b) of this Section 5.01 with all references to the “Borrower” therein being deemed to refer to such parent and all references to “Financial Officer” therein being deemed to refer to a comparable officer of such parent; provided that such financial statements are accompanied by a schedule (the “Reconciliation”) eliminating (A) such parent of the Borrower and any of such parent’s subsidiaries other than the Borrower and its subsidiaries and (B) Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail as determined by the Borrower if requested by the Administrative Agent (on its own behalf or at the request of any Lender).

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on IntraLinks or a similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised completed certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer.

The Borrower acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a) and (b) above (but not any Reconciliation unless it is marked “PUBLIC” by the Borrower) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.18 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

SECTION 5.02        Notices of Material Events. The Borrower will furnish to the Administrative Agent for delivery to each Lender prompt written notice of the following:

(a)            the occurrence of any Default;

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Restricted Subsidiary thereof as to which there is a reasonable likelihood of an adverse determination that would reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower or its Restricted Subsidiaries in an amount which would constitute a Material Adverse Effect; and

(d)            any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03        Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except in each case (i) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect or (ii) as such action is not prohibited under Section 6.03, 6.04 or 6.05.

SECTION 5.04        Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.05        Maintenance of Properties; Insurance.

(a)            The Borrower will, and will cause each of its Restricted Subsidiaries to (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain (including pursuant to a policy of a member of any entity that is a direct or indirect parent of Borrower), with financially sound and reputable insurance companies insurance (subject to customary deductibles and retentions, as determined by the Borrower) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and within thirty (30) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), cause the Collateral Agent to be listed as a co-loss payee on property policies with respect to tangible personal property and assets constituting Collateral located in the United States of America and as an additional insured on all general liability policies, and (iii) and use commercially reasonable efforts to maintain, prosecute and enforce its Material Intellectual Property, in each case except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may (or any entity that is a direct or indirect parent of Borrower may) (i) maintain all such insurance with any combination of primary and excess insurance, (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or other Real Property which does not constitute Collateral (and in such event the co-payee endorsement shall be limited or otherwise modified accordingly), and/or (iii) self-insure with respect to such risks with respect to which similarly situated companies engaged in the same or similar businesses operating in the same or similar locations usually self-insure, as determined by the Borrower.

(b)            In connection with the covenants set forth in this Section 5.05, it is understood and agreed that:

(i)             the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.05, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees;

(ii)            the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.05 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and

(iii)           the amount and type of insurance that the Borrower and its Restricted Subsidiaries have in effect as of the Closing Date and the certificates listing the Collateral Agent as a co-loss payee or additional insured, as the case may be, satisfy for all purposes the requirements of this Section 5.05.

SECTION 5.06        Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants all at such reasonable times and as often as reasonably requested; provided that such visits, inspections, examinations and discussions shall, so long as no Default or Event of Default has occurred and is continuing, take place no more often than one time per fiscal year on a date to be determined by, and shall be coordinated by, the Borrower and the Administrative Agent.

SECTION 5.07        Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08        Use of Proceeds.

(a)            On and after the Closing Date, the proceeds of the Revolving Loans will be used to finance the working capital needs and for general corporate purposes of the Borrower and its subsidiaries.

(b)            The Borrower will use the proceeds of the Term Loans incurred on the Closing Date to finance a portion of the Transactions and for general corporate purposes (including for working capital purposes and for capital expenditures).

(c)            The Borrower will use the proceeds of the Term A-1 Loans incurred on the Amendment No. 2 Effective Date to repay the Existing Term A Loans and for general corporate purposes of the Borrower and its subsidiaries.

(d)            The Borrower will use the proceeds of the Term B-2 Loans incurred on the Amendment No. 3 Effective Date, together with other Indebtedness and cash on hand of the Borrower, to repay the Term B-1 Loans.

SECTION 5.09        Subsidiary Guarantors and Collateral.

(a)            On the Closing Date (A) each Restricted Subsidiary (other than an Excluded Subsidiary) will become a party to the Guarantee Agreement and (B) each Restricted Subsidiary (other than an Excluded Subsidiary) will become a party to the Security Agreement and pledge all of the Equity Interests of any Restricted Subsidiary (other than Excluded Securities) directly owned by such Restricted Subsidiary and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Restricted Subsidiary (other than Excluded Securities) that may be issued or granted to, or held by, such Restricted Subsidiary while this Agreement is in effect; provided that such Restricted Subsidiary shall not be required to take any action (including entry into any foreign pledge agreement or similar document) other than those actions expressly set forth in this clause (B) and deliver to the Collateral Agent any and all certificates representing such Equity Interests (to the extent certificated), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank.

(b)            If any asset (other than Real Property) is acquired by the Borrower or any Subsidiary Guarantor after the Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (in each case other than (x) assets constituting Collateral under a Collateral Document that automatically become subject to the Lien of such Collateral Document upon acquisition thereof and (y) assets constituting Excluded Collateral (as defined in the Security Agreement)), the Borrower or such Subsidiary Guarantor, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Guarantors to take, such actions as shall be reasonably requested by the Collateral Agent to satisfy the Collateral and Guarantee Requirement with respect to such asset, including actions described in clause (a) of this Section 5.09, all at the expense of the Loan Parties, subject to the last paragraph of this Section 5.09.

(c)            [Reserved].

(d)            If any additional direct or indirect Subsidiary of the Borrower is formed, acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such Subsidiary is (1) a Material Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary or (2) any other Domestic Subsidiary of the Borrower that may be designated by the Borrower in its sole discretion, within sixty (60) days after the date such Subsidiary is formed or acquired or meets such criteria (or first becomes subject to such requirement) (or such longer period as the Collateral Agent may agree in its sole discretion), Borrower shall notify the Collateral Agent thereof and, within sixty (60) days after the date such Subsidiary is formed or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Collateral Agent may agree in its sole discretion, cause such Subsidiary to become a Subsidiary Guarantor and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to the last paragraph of this Section 5.09. Notwithstanding anything to the contrary herein, in no circumstance shall an Excluded Subsidiary become a Subsidiary Guarantor unless designated as a Subsidiary Guarantor by the Borrower in its sole discretion.

(e)            Borrower shall furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number (to the extent relevant in the applicable jurisdiction of organization) and (D) in any Loan Party’s jurisdiction of organization; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within sixty (60) days following such change (or such longer period as the Collateral Agent may agree in its sole discretion), under the Uniform Commercial Code (or its equivalent in any applicable jurisdiction) that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(f)             In addition, in no event shall (1) control agreements or control, lockbox or similar agreements or arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (2) landlord, mortgagee and bailee waivers or subordination agreements be required, (3) notices be required to be sent to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing and (4) foreign-law governed security documents or perfection under foreign law be required.

SECTION 5.10        Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower shall, or shall cause the Subsidiary Guarantors to (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (x) carry out the purposes of the Loan Documents, (y) satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied and (z) perfect and maintain the validity and effectiveness of the Collateral Documents and any of the Liens created thereunder. Notwithstanding anything herein to the contrary, (A) the Collateral Agent may grant extensions of time or waiver or modification of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents and (B) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Collateral Documents shall be subject to exceptions and limitations set forth in the Collateral Documents.

SECTION 5.11        Ratings. The Borrower shall use commercially reasonable efforts to obtain and to maintain public ratings from Moody’s and Standard & Poor’s for the Term Loans; provided, however, that the Borrower shall not be required to obtain or maintain any specific rating.

SECTION 5.12        Post-Closing Matters. Within the applicable time period set forth in Schedule 5.12 (or such later dates as the Administrative Agent may agree in its sole discretion), furnish to the Administrative Agent each document required pursuant to Schedule 5.12.

ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or have been cash collateralized, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01        Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness incurred under the Loan Documents and any Refinancing Indebtedness thereof;

(b)            Indebtedness in respect of Permitted Ratio Debt and any Refinancing Indebtedness thereof; provided that the aggregate outstanding principal amount of any such Indebtedness incurred or guaranteed by any Non-Loan Party shall not exceed the greater of (x) $165,000,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period;

(c)            (i) Indebtedness of the Borrower or any other subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (provided that such Indebtedness is incurred or assumed prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) in an aggregate outstanding principal amount under this clause (c) not to exceed the greater of (x) $224,000,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period; provided that no Default shall have occurred and be continuing and (ii) any Refinancing Indebtedness thereof;

(d)            (i) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding under this clause (d) not to exceed the greater of (x) $112,000,000 and (y) 25.0% of Consolidated EBITDA for the then most recently ended Test Period and (ii) any Refinancing Indebtedness thereof;

(e)            (i) Indebtedness of any Non-Loan Party in an aggregate outstanding principal amount not to exceed the greater of (x) $112,000,000 and (y) 25.0% of Consolidated EBITDA for the then most recently ended Test Period and (ii) any Refinancing Indebtedness thereof;

(f)             Guarantees of any Indebtedness permitted pursuant to this Section 6.01 and any Refinancing Indebtedness thereof, ~~so long as~~subject, in the case of Indebtedness incurred pursuant to clause (b) above, ~~the Loans are guaranteed by such Restricted Subsidiary~~ to ~~at least~~ the ~~same extent~~proviso thereto;

(g)            ~~[Reserved]~~(i) Indebtedness incurred in connection with any Asset Acquisition or other Investment permitted hereunder (“Incurred Acquisition Debt”) in an aggregate outstanding principal amount not to exceed the greater of (x) $156,800,000 and 35.0% of Consolidated EBITDA for the then most recently ended Test Period and (ii) any Refinancing Indebtedness thereof;

(h)            (x) Indebtedness of the Borrower owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Borrower and (y) Guarantees by any Restricted Subsidiary or the Borrower of any Indebtedness of the Borrower or any other Restricted Subsidiary; provided, however, that upon any such Indebtedness being owed to any Person other than the Borrower or a Restricted Subsidiary or any such guarantee being of Indebtedness of any Person other than the Borrower or a Restricted Subsidiary, as applicable, the Borrower or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (h);

(i)             Indebtedness outstanding on the Closing Date and set forth on Schedule 6.01 and any Refinancing Indebtedness thereof;

(j)             (i) ~~Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date or is merged with or into or consolidated or amalgamated with the Borrower or any Restricted Subsidiary after the Closing Date and Indebtedness expressly assumed in connection with the acquisition of an asset or assets from any other Person~~Acquired Indebtedness; provided that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or of such merger, consolidation, amalgamation or acquisition and was not created in anticipation thereof and (B) immediately after such Person becomes a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition, (x) no Default shall have occurred and be continuing, and (y) (1) the Borrower shall be in pro forma compliance with Section 6.10 (whether or not the Testing Condition is satisfied) or the Interest Coverage Ratio would be not less than 2.00 to 1.00 or (2) (A) the Consolidated Net Leverage Ratio after giving effect to the incurrence of such Indebtedness would not be greater than the Consolidated Net Leverage Ratio immediately prior to such incurrence of Indebtedness or (B) the Interest Coverage Ratio after giving effect to the incurrence of such Indebtedness would not be less than the Interest Coverage Ratio immediately prior to such incurrence of Indebtedness and (ii) any Refinancing Indebtedness of such Indebtedness described in clause (i);

(k)            Indebtedness constituting Investments not prohibited under Section 6.11 (other than Section 6.11(g));

(l)             Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(m)           Indebtedness owed to any officers or employees of the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of all such Indebtedness shall not exceed $15,000,000 at any time outstanding;

(n)            Indebtedness arising or incurred as a result of or from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving the Borrower or any Restricted Subsidiary, provided that the judgment, award(s) and/or settlements to which such Indebtedness relates would not constitute an Event of Default under Section 7.01(j);

(o)            indemnification, adjustment of purchase price, deferred purchase price, contingent consideration or other compensation or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Borrower or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations incurred or assumed in connection with such disposition outstanding under this clause (o) shall at no time exceed the gross proceeds (including Fair Market Value of noncash proceeds measured at the time such noncash proceeds are received) actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition;

(p)            unsecured Indebtedness in respect of obligations of the Borrower or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money;

(q)            letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(r)             Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence, (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business or (C) from Cash Management Obligations;

(s)            Indebtedness representing deferred compensation incurred in the ordinary course of business;

(t)             Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(u)            Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

(v)            the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(w)           (i) Indebtedness of the Borrower consisting of obligations for the payment of letters of credit in commitment amounts under this clause (w) not to exceed $30,000,000 at any one time outstanding in the aggregate ~~at the time of incurrence~~, excluding any commitment amounts for letters of credit issued pursuant to Indebtedness incurred under any other clause of this Section 6.01 and (ii) any Refinancing Indebtedness thereof;

(x)            any guarantee by the Borrower or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Borrower or any of its Restricted Subsidiaries;

(y)            (i) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures or Unrestricted Subsidiaries in an aggregate outstanding principal amount under this clause (y) not to exceed the greater of (x) $112,000,000 and (y) 25.0% of Consolidated EBITDA for the then most recently ended Test Period and (ii) any Refinancing Indebtedness thereof;

(z)            unsecured intercompany Indebtedness owed by the Borrower or any of its Restricted Subsidiaries to a member of the IAC Group (the “IAC Debt Facility”), so long as (I) in respect of each borrowing~~, on a pro forma basis after giving effect thereto and the use of proceeds thereof~~ the Consolidated Net Leverage Ratio is equal to or less than 4.25 to 1.00 (excluding any cash constituting proceeds of such Indebtedness), (II) no ~~Default or~~ Event of Default shall have occurred and be continuing or would exist after giving effect thereto, (III) such Indebtedness (w) has a scheduled final maturity date of at least 90 days after the then Latest Maturity Date and any then outstanding Incremental Facility and such Indebtedness shall not require any mandatory prepayments other than in connection with a change of control, (x) shall not require scheduled amortization payments, (y) shall have no financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than the financial covenant set forth in Section 6.10, and (z) does not have negative covenants and/or default provisions that are, taken as a whole, materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower and (VI) no subsidiary of the Borrower other than a Subsidiary Guarantor shall be an obligor under such Indebtedness;

(aa)          (i) Indebtedness of Loan Parties in an aggregate outstanding principal amount under this clause (aa) not to exceed the greater of (x) $336,000,000 and (y) 75.0% of Consolidated EBITDA for the then most recently ended Test Period; provided that any Indebtedness Incurred pursuant to the Cash Capped Amount in reliance upon the Reallocated General Basket Amount utilizing the amounts available pursuant to this Section 6.01(aa)(i) that remains outstanding under such Cash Capped Amount shall reduce the amounts available pursuant to this Section 6.01(aa)(i) and (ii) any Refinancing Indebtedness thereof;

(bb)         (i) Indebtedness arising, directly or indirectly and whether pursuant to the Current Deed of Guarantee, any replacement of it, any order of any Governmental Authority or otherwise in relation to the UK Scheme in existence on the Closing Date and (ii) Refinancing Indebtedness thereof;

(cc)          (i) to the extent constituting Indebtedness, obligations incurred in connection with any Permitted Securitization (including in respect of any Standard Securitization Undertakings) and (ii) any Refinancing Indebtedness thereof; and

(dd)         (i) Contribution Indebtedness and (ii) any Refinancing Indebtedness thereof.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. For purposes of determining compliance with this Section 6.01, (i) Indebtedness need not be incurred solely by reference to one category of described in this Section 6.01 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that Indebtedness incurred pursuant to this Section 6.01 meets the criteria of more than one of the types of Indebtedness described in this Section 6.01, the Borrower, in its sole discretion, shall classify, or later divide, classify or reclassify (as if incurred at such later time) such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of this Section 6.01 (including in part under one such clause and in part under another such clause).

SECTION 6.02        Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)            Permitted Encumbrances;

(b)            any Lien on any property or asset of the Borrower or any Restricted Subsidiary (or any improvements or accession thereto or proceeds therefrom) existing on the Closing Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(c)            any Lien (i) securing Acquired Indebtedness permitted to be incurred under this Agreement or (ii) existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that ~~(i~~in either case of clause (i) or (ii), (x) such Lien is not created in contemplation of ~~or in connection with~~ such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (~~ii~~y) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (~~iii~~z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Borrower or a Restricted Subsidiary and any Refinancing Indebtedness in respect thereof;

(d)            Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 6.01(c); provided that (i) such Liens are incurred prior to or within 270 days after such acquisition or the completion of such construction and improvement with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any of its existing property other than the property financed by such Indebtedness;

(e)            deposits, reserves and other Liens securing credit card operations of the Borrower and its Restricted Subsidiaries;

(f)             Liens created by the Collateral Documents or otherwise securing the Obligations;

(g)            Liens (i) on the Collateral securing Permitted Secured Ratio Debt~~;~~ and (ii) solely with respect to Permitted Secured Ratio Debt incurred pursuant to the proviso in Section 6.01(b), on property or assets of any Non-Loan Party securing such Indebtedness (including, in each case, any Guarantees thereof); provided that, in each case, with respect to any such Liens on Collateral, Applicable Intercreditor Arrangements with respect to such Liens are in effect substantially concurrently with the incurrence of such Indebtedness;

(h)            Liens securing Indebtedness or other obligations of the Borrower or any Restricted Subsidiary (including any Guarantees thereof) in an aggregate principal amount outstanding not to exceed the greater of (x) $336,000,000 and (y) 75.0% of Consolidated EBITDA for the then most recently ended Test Period;

(i)             Liens securing Guarantees of ~~Permitted Secured Ratio Debt and~~ Indebtedness permitted pursuant to Section 6.01(a); provided that, with respect to any such Liens securing such Guarantees ~~of Permitted Secured Ratio Debt an intercreditor agreement reasonably satisfactory to the Administrative Agent~~Applicable Intercreditor Arrangements with respect to such Liens ~~is~~are in effect substantially concurrently with the incurrence of such Indebtedness;

(j)             Liens that do not secure Indebtedness and do not interfere with the material operations of the Borrower and the Restricted Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of the Borrower and the Restricted Subsidiaries;

(k)            Liens deemed to secure Capital Lease Obligations incurred in connection with any sale and leaseback transaction permitted by Section 6.08;

(l)             licenses, sublicenses, leases or subleases that do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary;

(m)           any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder;

(n)            normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions and not securing any Indebtedness;

(o)            Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(p)            Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any acquisition or other investment by the Borrower or any Restricted Subsidiary;

(q)            Liens on property or assets of any Non-Loan ~~Parties~~Party securing ~~Indebtedness permitted pursuant to Sections~~obligations of a Non-Loan Party not prohibited by Section 6.01~~(d) and (e)~~;

(r)             any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b), (c), (d), (f), (g), (h) (without refreshing the availability of such clause), (i) ~~or~~, (q), (bb) or (cc); provided that with respect to clauses (b), (c), (d), (f) ~~and~~, (g), (h), (i), (q), (bb) and (cc), (x) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) plus, in the case of clauses (f) ~~and~~, (g), (h), (i), (q), (bb) and (cc), the amount of accrued and unpaid interest on the Indebtedness or other obligations being refinanced, any premium (including tender premiums) paid to the holders of the Indebtedness or other obligations being refinanced and other costs and expenses (including defeasance costs, commissions, underwriting discounts, fees and other expenses) incurred in connection with the incurrence of the Indebtedness or other obligations being refinanced and (y) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced;

(s)            Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Borrower or any Restricted Subsidiary, including rights of offset and setoff;

(t)             Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Borrower or any Restricted Subsidiary not for the purpose of speculation;

(u)            Liens in favor of a Loan Party;

(v)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(w)           Interests of vendors in inventory arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory;

(x)             Liens securing Indebtedness owed by (a) a Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary that is a Subsidiary Guarantor or (b) the Borrower to a Subsidiary Guarantor;

(y)            Liens securing obligations pursuant to cash management agreements and treasury transactions;

(z)             Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower and its Restricted Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms; ~~and~~

(aa)           Liens in respect of Permitted Securitizations on (i) Securitization Assets to be sold, transferred or otherwise Disposed (or sold, transferred or otherwise Disposed or purported to be sold, transferred or otherwise Disposed) to a Securitization Subsidiary in connection with a Securitization, (ii) deposit or other accounts into which obligors of Securitization Assets remit payment and (iii) Equity Interests of Securitization Subsidiaries;

(bb)          Liens securing Incurred Acquisition Debt permitted under Section 6.01(g) (including any Guarantees thereof); provided that, with respect to any such Liens on Collateral, Applicable Intercreditor Arrangements with respect to such Liens are in effect substantially concurrently with the incurrence of such Indebtedness;

(cc)           Liens securing Contribution Indebtedness permitted under Section 6.01(dd) (including any Guarantees thereof); and

(dd)          in the case of (A) any subsidiary of the Borrower that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any person that is not a subsidiary of the Borrower, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such subsidiary or such other person set forth in the organization documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement.

provided that, at any time, no voluntary Lien shall be created, incurred, assumed or permitted to exist on any Equity Interests of any Restricted Subsidiary required to be pledged to secure the Obligations hereunder other than (i) Permitted Encumbrances described in clauses (a), (b) and (e) of the definition of “Permitted Encumbrances,” (ii) Liens securing the Obligations, and (iii) Liens ~~securing Permitted Secured Ratio Debt (and Liens securing Guarantees thereof~~ permitted by Section 6.02(~~i)~~g), (i), (r) (solely to the extent otherwise initially permitted to be created, incurred, assumed or permitted to exist and so extended, renewed or replaced), (bb) and (cc).

For purposes of determining compliance with this Section 6.02, (i) any Lien need not be incurred solely by reference to one category of described in this Section 6.02 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that any Lien incurred pursuant to this Section 6.02 meets the criteria of more than one of the types of Lien described in this Section 6.02, the Borrower, in its sole discretion, shall classify, or later divide, classify or reclassify (as if incurred at such later time), such Lien and may include the amount and type of such Lien in one or more of the clauses of this Section 6.02 (including in part under one such clause and in part under another such clause).

SECTION 6.03        Fundamental Changes. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(i)             any Person may merge or be consolidated with or into the Borrower in a transaction in which the Borrower is the continuing or surviving Person;

(ii)            any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is or becomes a Restricted Subsidiary; provided that, if such Person is a Subsidiary Guarantor, the surviving entity is the Borrower or is or substantially concurrently becomes a Subsidiary Guarantor;

(iii)            any merger, consolidation, Disposition, liquidation or dissolution not prohibited by Sections 6.04, 6.05 and 6.11 shall be permitted;

(iv)           any Restricted Subsidiary may Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Restricted Subsidiaries, in each case to the Borrower or to another Restricted Subsidiary or to any Person who becomes a Restricted Subsidiary in connection with such Disposition, and the Borrower may Dispose of substantially all of its assets, or substantially all of the stock of its Restricted Subsidiaries, in each case to any Restricted Subsidiary or to any Person who becomes a Restricted Subsidiary in connection with such Disposition;

(v)            any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(vi)           the Borrower or any Restricted Subsidiary may complete any Permitted Tax Restructuring;

(vii)          any Restricted Subsidiary may consolidate or otherwise combine with, merge into or otherwise transfer all or party of its properties and assets to (upon voluntary liquidation or otherwise) any Person if (x) such transaction is undertaken in good faith to improve the tax efficiency of any parent entity, the Borrower and/or any of its subsidiaries and (y) after giving effect to such transaction, the value of the Guarantees, taken as a whole, is not materially impaired (as determined in good faith by the Borrower);

(viii)         the Borrower may (x) merge into or consolidate with any other Person, or (y) Dispose of substantially all (as determined by the Borrower) of its assets, or substantially all (as determined by the Borrower) of the stock of its direct subsidiaries to, any Restricted Subsidiary; provided, in each case, that the Person formed by or surviving such consolidation or merger or to which such Disposition is made (such Person, the “Successor Borrower”) is an entity organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor Borrower expressly assumes, by a Joinder and Reaffirmation Agreement, all of the obligations of the Borrower under this Agreement and each other Loan Document to which the Borrower is a party and takes all actions required by the Collateral Documents to perfect the Liens on the Collateral owned by the Successor Borrower; provided, further, that as of the date of such assumption pursuant this clause (vi),

(A)           on a pro forma basis after giving effect to such assumption, either (1) the financial covenant test set forth in Section 6.10 shall be satisfied (whether or not the Testing Condition is satisfied) or the Interest Coverage Ratio shall be not less than 2.00 to 1.00 or (2) (i) the Consolidated Net Leverage Ratio of the Successor Borrower ~~is~~shall be less than or equal to ~~or less than 5.50 to 1.00~~the Consolidated Net Leverage Ratio of the Borrower immediately prior to the assumption or (ii) the Interest Coverage Ratio of the Successor Borrower shall be greater than or equal to the Interest Coverage Ratio of the Borrower immediately prior to the assumption,

(B)            each other Loan Party shall have reaffirmed such Loan Party’s obligations under the Loan Documents to which it is a party by executing and delivering a Joinder and Reaffirmation Agreement,

(C)            the Administrative Agent shall have received a certificate, dated the date of such assumption and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Successor Borrower or any other executive officer of the Successor Borrower who has specific knowledge of the Successor Borrower’s financial matters and is reasonably satisfactory to the Administrative Agent, confirming that (x) after giving effect to such assumption, no ~~Default or~~ Event of Default has occurred and is continuing, (y) after giving effect to such assumption, the representations and warranties of each Loan Party set forth in the Credit Agreement and the Collateral Documents are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of the date of such assumption, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date and (z) such merger, consolidation or Disposition complies with this Agreement,

(D)            the Administrative Agent shall have received (x) a certificate of the Successor Borrower substantially in the form of Exhibit E, including all annexes, exhibits and other attachments thereto and (y) if requested by the Administrative Agent, an opinion of counsel covering such matters, and in a form, substantially the same as previously provided to the Administrative Agent under Section 4.03(b) to the extent applicable,

(E)            the Borrower shall have provided any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the Act and the Beneficial Ownership Regulation, and

(F)            in the case of a Disposition under clause (y) of this clause (vi), any assets of the Borrower that are not transferred to the Successor Borrower shall be deemed to be a Restricted Payment by the Successor Borrower, and such Restricted Payment shall be subject to compliance with Section 6.05;

provided that Section 6.03(vi) shall not apply to a Disposition pursuant to clause (y) above unless the Borrower notifies the Administrative Agent that it has elected to rely on this Section 6.03(vi) to transfer the obligations of the “Borrower” hereunder and the other Loan Documents to a Successor Borrower. Upon any consolidation, merger or Disposition with respect to which this Section 6.03(vi) applies, the Successor Borrower shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Loan Documents, with the same effect as if such Successor Borrower had been named as the Borrower herein and therein, and with respect to any such Disposition the entity succeeded as Borrower shall be released from the obligation to pay the principal of and interest on the Loans and all of the Borrower’s other obligations and covenants under this Agreement and the other Loan Documents; and

(ix)            ~~(vii)~~ the Borrower and its Restricted Subsidiaries may consummate any merger, consolidation, Disposition, liquidation or dissolution in connection with the consummation of the Transactions.

SECTION 6.04        Disposition of Property. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale (other than Asset Sales in connection with any sale and leaseback transaction permitted by Section 6.08) unless at the time of such transaction and after giving effect thereto and to the use of proceeds thereof (i) no Event of Default shall have occurred and be continuing and (ii) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise Disposed of, and (iii) in the case of an Asset Sale other than an Asset Swap if after giving pro forma effect to such Asset Sale the Consolidated Net Leverage Ratio is greater than 5.50 to 1.00, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(i)             any liabilities (as reflected in the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated in right of payment to the Loans, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(ii)            any securities, notes or other similar obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

(iii)           any Designated Noncash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed an amount equal to the greater of (x) $112,000,000 and (y) 25.0% of Consolidated EBITDA for the then most recently ended Test Period at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

Notwithstanding anything to the contrary in this Section 6.04, the Borrower and the Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Material Intellectual Property to any Unrestricted Subsidiary.

SECTION 6.05        Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(i)             the payment by the Borrower or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with the provisions of this Agreement (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(ii)            the Borrower may declare or make a Restricted Payment with respect to its Equity Interest payable solely in Qualified Equity Interests or redeem any of its Equity Interests in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests; provided that the issuance of such Equity Interests shall not be duplicative of any such issuance of such Equity Interests included in any determination of the Available Amount;

(iii)            repurchase, redemption or other acquisition for value by the Borrower of, Equity Interests of the Borrower or any publicly traded entity that is a direct or indirect parent of Borrower held by officers, directors or employees or former officers, directors or employees of the Borrower or any publicly traded entity that is a direct or indirect parent of Borrower and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed the greater of $10,000,000 and 2.5% of Consolidated EBITDA during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods); provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of such entity from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Agreement;

(iv)           (A) repurchases of Equity Interests of the Borrower or any other entity that is a direct or indirect parent of Borrower (a) deemed to occur upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof, (b) in connection with the satisfaction of any withholding Tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights or (c) prior to the date, if any, that the Borrower is no longer a Subsidiary of the IAC Group, solely to offset the dilution of the IAC Group’s Equity Interests in the Borrower as a result of the exercise of stock options, warrants, restricted stock units or similar rights after the date hereof and for the purpose of maintaining tax consolidation with the IAC Group (as determined by the Borrower); provided that, with respect to this clause (c), immediately prior to and after giving effect to any such repurchase, the IAC Group shall own not less than 80% by vote and value and not greater than 83% by vote and value of the Equity Interests of the Borrower that are treated as “stock” for purposes of Section 1504(a)(2) of the Code and (B) to the extent constituting Restricted Payments, any distribution or other payment from the Borrower to IAC, or any other entity that is a direct or indirect parent of the Borrower, to reimburse IAC (or any such parent entity) for the value of the Equity Interests of IAC (or any such parent entity) issued in connection with the employee compensation programs described in the foregoing clauses (a) and (b) and other employee compensation programs (including programs in respect of stock options, warrants, restricted stock units and similar rights), including any Taxes, costs and expenses incurred by IAC (or any such parent entity);

(v)            any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Borrower (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Borrower from its stockholders; provided that such net cash proceeds shall not be duplicative of any such net cash proceeds included in the determination of the Available Amount;

(vi)           payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries that complies with the provisions of Section 6.03;

(vii)          any Restricted Subsidiary may declare or make a Restricted Payment with respect to the Equity Interests of such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (and, in the case of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to each owner of Equity Interests of such Restricted Subsidiary such that the Borrower or Restricted Subsidiary receives at least its pro rata share of such dividend or distribution);

(viii)         Restricted Payments in an aggregate amount not to exceed the greater of (x) $112,000,000 and (y) 25.0% of Consolidated EBITDA for the then most recently ended Test Period;

(ix)            Restricted Payments in connection with the Transactions;

(x)             Restricted Payments so long as ~~after giving effect thereto on a pro forma basis,~~ (i) the Consolidated Net Leverage Ratio is equal to or less than 4.00 to 1.00 and (ii) no Event of Default under Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing;

(xi)            the Borrower and its Restricted Subsidiaries may make Restricted Payments to any direct or indirect parent of the Borrower:

(A)            the proceeds of which will be used to pay the consolidated, combined or similar income tax liability of such parent’s income tax group that is attributable to the income of the Borrower or its subsidiaries; provided that (x) no such payments with respect to any taxable period shall exceed the amount of such income tax liability that would have been imposed on the Borrower and/or the applicable subsidiaries for such taxable period had such entity(ies) filed as a stand-alone corporation or a stand-alone consolidated tax group, as applicable, for all applicable taxable periods and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose;

(B)            the proceeds of which shall be used to pay such equity holder’s operating costs and expenses, other overhead costs and expenses and fees, in each case, which are directly attributable to the ownership or operations of the Borrower and its subsidiaries; or

(C)            the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Borrower to the extent such salaries, bonuses, other benefits and indemnities are directly attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(xii)           any Junior Debt Restricted Payments; provided that~~, at the time of, and after giving effect thereto on a pro forma basis~~ (x) the Consolidated Net Leverage Ratio is equal to or less than 4.00 to 1.00 and (y) no Event of Default under Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing;

(xiii)          following the consummation of a Qualified IPO, Restricted Payments in an annual amount for each fiscal year of the Borrower not to exceed 6.00% of the net proceeds received by or contributed to the Borrower from any such Qualified IPO; ~~provided that no Default shall have occurred and be continuing;~~

(xiv)          Restricted Payments in an amount not to exceed the portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.05(xiv); provided that ~~after giving effect thereto on a pro forma basis~~ no ~~Default or~~ Event of Default under Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing; ~~and~~

(xv)           Restricted Payments made with the proceeds of Indebtedness permitted under Section 6.01 in an aggregate amount not to exceed $1,600,000,000 less the greater of (x) the unfunded portion of the $850,000,000 bridge facility of the IAC Group on the Closing Date and (y) the funded Indebtedness of the Borrower on the Closing Date~~.~~; and

(xvi)          any repayments of Junior Debt of any Person that becomes a Restricted Subsidiary after the Amendment No. 3 Effective Date or is merged with or into or consolidated or amalgamated with the Borrower or any Restricted Subsidiary after the Amendment No. 3 Effective Date and Junior Debt expressly assumed in connection with any Asset Acquisition; provided that such Junior Debt existed at the time such Person became a Restricted Subsidiary or of such merger, consolidation, amalgamation or Asset Acquisition and was not created in anticipation thereof

For purposes of determining compliance with this Section 6.05, (i) any Restricted Payment need not be made solely by reference to one category of described in this Section 6.05 but may be made under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that Restricted Payments made pursuant to this Section 6.05 meets the criteria of more than one of the categories of Restricted Payments described in this Section 6.05, the Borrower, in its sole discretion, shall classify, or later divide, classify or reclassify (as if incurred at such later time) such Restricted Payment and may include the amount and type of such Restricted Payment in one or more of the clauses of this Section 6.05 (including in part under one such clause and in part under another such clause).

SECTION 6.06        Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (including amendments or modifications to prior or existing transactions) with, any of its Affiliates involving payment or consideration in excess of the greater of (x) $26,880,000 and (y) 6.0% of Consolidated EBITDA for the then most recently ended Test Period, except:

(a)            for transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as determined by the Borrower (or in the event there are no comparable transactions involving persons who are not Affiliates of the Borrower or the relevant Restricted Subsidiary to apply for comparative purposes, on terms that, taken as a whole, the Borrower has determined to be fair to the Borrower or the relevant Restricted Subsidiary);

(b)            transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate;

(c)            pursuant to, as determined by the Borrower, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

(d)            any Restricted Payment permitted by Section 6.05 and any transaction permitted by Sections 6.04 and 6.03;

(e)            ordinary course overhead arrangements in which any Restricted Subsidiary or Unrestricted Subsidiary participates;

(f)             any Investment permitted by Section 6.11;

(g)            (x) any agreement or arrangement in effect on the Closing Date and any amendment or replacement thereof that is not more disadvantageous to the Lenders in any material respect than the agreement or arrangement in effect on the Closing Date, as determined in good faith by the Borrower; (y) any agreement or arrangement between the Borrower or any of its Restricted Subsidiaries on the one hand and any direct or indirect parent of Borrower on the other hand of a type that is customarily entered into by a publicly traded entity or its subsidiaries and a publicly traded parent of such entity (or a subsidiary of such publicly traded parent), as determined in good faith by the Borrower, or (z) any transaction pursuant to any agreement or arrangement referred to in the immediately preceding clause (x) or clause (y);

(h)            any transaction with a joint venture or similar entity which would be subject to this Section 6.06 solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity;

(i)             any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Borrower or a Restricted Subsidiary;

(j)             any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is Qualified Equity Interests;

(k)            the issuance or sale of any Qualified Equity Interests;

(l)             any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

(m)            any employment agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto; ~~and~~

(n)            transactions related to any Permitted Securitization; and

(o)            data sharing agreements, non-exclusive intellectual property license agreements or intellectual property license agreements in the ordinary course of business, shared services agreements, employee matters agreements, guarantee and indemnity agreements, tax sharing agreements and similar agreements and arrangements among the Borrower and/or its Restricted Subsidiaries on the one hand, and IAC, its subsidiaries and any Affiliates of the Borrower under common control with the Borrower on the other hand.

SECTION 6.07        Changes in Fiscal Periods. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, change its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters, unless the Borrower provides prior written notice of such change to the Administrative Agent.

SECTION 6.08        Sales and Leasebacks. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than the Borrower or a Restricted Subsidiary) providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary unless (i) the lease in such arrangement is a capital lease and such capital lease may be entered into at such time pursuant to Sections 6.01 and 6.02 or (ii) the lease in such arrangement is not a capital lease and either (a) the aggregate proceeds from such arrangement and other such arrangements since the Closing Date do not exceed the greater of (x) $48,000,000 and (y) 10.0% of Consolidated EBITDA for the then most recently ended Test Period after giving effect thereto on a pro forma basis or (b) the property in such arrangement was owned by the Target on the Closing Date and located in Des Moines, Iowa.

SECTION 6.09        Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Equity Interests held by the Borrower or a Restricted Subsidiary, (b) make loans or advances or pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor or (c) transfer any of its assets to the Borrower or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of:

(i)             any encumbrances or restrictions existing under this Agreement and the other Loan Documents;

(ii)            encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the capital stock or assets of such Restricted Subsidiary;

(iii)           encumbrances or restrictions under any agreement governing Capital Lease Obligations secured by Liens permitted by Section 6.02, so long as such restrictions apply only to the assets subject to such Liens or relating to such Capital Lease Obligations, as the case may be;

(iv)           encumbrances or restrictions under any agreement listed on Schedule 6.09 as in effect on the Closing Date;

(v)            encumbrances or restrictions under any agreement of any Person that becomes a Restricted Subsidiary after the Closing Date that existed prior to the time such Person became a Restricted Subsidiary; provided that such restrictions are not created in contemplation of or in connection with such acquisition;

(vi)           any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as determined by the Borrower, will not materially adversely affect the Borrower’s ability to make payments on the Loans;

(vii)          encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(viii)         non-assignment provisions of any contract or lease entered into in the ordinary course of business;

(ix)            encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under this Agreement to any Person pending the closing of such sale;

(x)             encumbrances or restrictions relating to any Lien permitted under this Agreement imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(xi)            encumbrances or restrictions relating to any Lien on any asset or property at the time of acquisition of such asset or property by the Borrower or any Restricted Subsidiary;

(xii)           customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person;

(xiii)          encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(xiv)          Indebtedness incurred in compliance with Section 6.01(c) that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(xv)           with respect to clause (c) only, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

(xvi)          with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(xvii)         any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in this Section 6.09; provided that, as determined by the Borrower, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) will not materially adversely affect the Borrower’s ability to make payments on the Loans;

(xviii)        any encumbrances or restrictions in connection with any pension scheme of the Target and its Subsidiaries as of the Closing Date; and

(xix)           any encumbrances or restrictions in agreements arising as a result of or related to any Permitted Securitization (including in respect of Standard Securitization Undertakings).

SECTION 6.10        Consolidated Net Leverage Ratio. As of the last day of any Test Period ending on or after March 31, 2022, if the Testing Condition is satisfied, then the Borrower will not permit the Consolidated Net Leverage Ratio as of the last day of such Test Period to exceed 5.50 to 1.00; provided that, subject to the limitations set forth in the definition of Qualifying Material Acquisition (including the delivery of a QMA Notice within the required time period set forth in the definition of Qualifying Material Acquisition), such ratio shall be increased to 6.00 to 1.00 for four consecutive full fiscal quarters (and no other fiscal quarters) commencing with, and including, the fiscal quarter in which the relevant Qualifying Material Acquisition is consummated (such period, the “Financial Covenant Increase Period”); provided, further, that upon a return to a maximum Consolidated Net Leverage Ratio of 5.50 to 1.00 after any such election, such level must be maintained for at least two full fiscal quarters before the Borrower can make an election for the commencement of a new Financial Covenant Increase Period; provided, further, that there shall be no more than two Financial Covenant Increase Periods during the life of the Facilities since the Closing Date.

SECTION 6.11        Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any advance, loan, extension of credit (by way of Guarantee or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or incur any Unrestricted Subsidiary Support Obligations with respect to, any other Person (all of the foregoing, “Investments”) except:

(a)            extensions of trade credit and credit to customers in the ordinary course of business;

(b)            Investments in cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(c)            loans and advances to directors, employees and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate principal amount for the Borrower and its Restricted Subsidiaries not to exceed the greater of $10,000,000 and 2.5% of Consolidated EBITDA at any one time outstanding;

(d)            Investments made by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary or any Person who becomes a Restricted Subsidiary in connection with such Investment;

(e)            Investments made at any time if~~, after giving pro forma effect thereto, (i)~~ the Consolidated Net Leverage Ratio is equal to or less than 4.00 to 1.00 ~~and (ii) no Event of Default shall have occurred and be continuing~~;

(f)             any Investment (x) existing on the Closing Date or (y) made pursuant to binding commitments existing on the Closing Date and, in the case of clause (y), disclosed to the Lenders in writing on the Closing Date;

(g)            Investments not prohibited by Section 6.05;

(h)            Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed (I) $85,000,000 plus (II) $45,000,000 in any fiscal year (with unused amounts pursuant to this clause (II) permitted to be carried over to succeeding fiscal years up to an aggregate total amount in any fiscal year not to exceed $125,000,000); provided that ~~after giving pro forma effect to each such Investment, no default~~no Event of Default shall have occurred and be continuing;

(i)             Guarantees not prohibited by Section 6.01;

(j)             Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower~~; provided that the issuance~~, IAC or any Unrestricted Subsidiary (other than in respect of ~~such~~any Qualified Equity Interests ~~shall not be duplicative of any such issuance of such Equity Interests included in any determination of the Available Amount;,~~ used for, or otherwise having the effect of increasing, any other basket under this Agreement);

(k)            chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

(l)             Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business;

(m)            Investments, including in joint ventures of the Borrower or any Restricted Subsidiary, in an amount not to exceed at any one time outstanding the greater of (x) $224,000,000 or (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period;

(n)            Investments arising out of the receipt by the Borrower or a Restricted Subsidiary of noncash consideration for the sale of assets permitted under Section 6.04;

(o)            Guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or Restricted Subsidiary in the ordinary course of business;

(p)            lease, utility and other similar deposits in the ordinary course of business;

(q)            Investments by the Borrower and its Restricted Subsidiaries, if the Borrower or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.05(viii) ~~or~~, (ix) or (xiii) in such amount; provided that the amount of any such Investment shall be deemed to be a Restricted Payment under the applicable clause for all purposes under this Agreement;

(r)             Investments in Unrestricted Subsidiaries (i) arising in the ordinary course of business related to cash management, payroll, accounts payable, insurance and other similar expenses, which in the Borrower’s good faith determination will be promptly reimbursed by such Unrestricted Subsidiaries or (ii) consisting of the Equity Interests or assets of an Unrestricted Subsidiary; provided that any such Investment made in reliance on this clause (ii) shall not increase availability under Section 6.11(h), (~~l~~m) or (~~s~~t) if the original Investment in such Unrestricted Subsidiary was made in reliance on Section 6.11(h), (~~l~~m) or (~~s~~t);

(s)            to the extent constituting Investments, the Transactions

(t)             Investments in an amount not to exceed the portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.11(~~s~~t); ~~provided that after giving effect thereto on a pro forma basis no Default or Event of Default shall have occurred and be continuing; and~~

(u)            Investments (i) consisting of Dispositions of Securitization Assets or arising as a result of or in connection with any Permitted Securitization or (ii) that are captured by, added to the value of or consisting of the Seller’s Retained Interests in connection with any Permitted Securitization;

(v)            Investments in a Similar Business after the Amendment No. 3 Effective Date in an aggregate amount for all such Investments not to exceed, at the time such Investment is made an amount equal to the greater of (x) $224,000,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period; and

(w)            loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, dividends or other payments to the extent permitted to be made to such parent in accordance with Section 6.05; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make dividends under the applicable clauses of Section 6.05 by such amount.

For purposes of determining compliance with this Section 6.11, (i) any Investment need not be made solely by reference to one category of described in this Section 6.11 but may be made under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that Investments made pursuant to this Section 6.11 meets the criteria of more than one of the categories of Investments described in this Section 6.11, the Borrower, in its sole discretion, shall classify, or later divide, classify or reclassify (as if incurred at such later time) such Investments and may include the amount and type of such Investments in one or more of the clauses of this Section 6.11 (including in part under one such clause and in part under another such clause). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option, but not below zero) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

Notwithstanding anything to the contrary in this Section 6.11, the Borrower and the Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Material Intellectual Property to any Unrestricted Subsidiary.

ARTICLE VII

Events of Default

SECTION 7.01        Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)            the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, or in any certificate furnished pursuant to this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, shall prove to have been incorrect in any material respect when made or deemed made; provided that (x) unless any Incremental Term Facility expressly provides otherwise, an inaccuracy in the calculation of the financial covenant set forth in Section 6.10 shall not constitute an Event of Default for purposes of any Term Facilities (other than the Term A-1 Facility) unless and until the Required Financial Covenant Lenders have actually declared all Obligations under the Term A-1 Facility or the Revolving Facility to be immediately due and payable in accordance with the Loan Documents and such declaration has not been rescinded on or before the date on which the Lenders in respect of the Term Facilities (other than the Term A-1 Facility) declare an Event of Default in connection therewith pursuant to another clause of this Section 7.01 or (y) an inaccuracy of a representation or warranty pursuant to Section 4.02(a) in connection with a Revolving Borrowing shall not constitute an Event of Default for purposes of any Term Facilities unless and until the Required Revolving Lenders have actually declared all Obligations under the Revolving Facility to be immediately due and payable in accordance with the Loan Documents (the period referred to in this clause (y), the “Term Loan Standstill Period”);

(d)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI; provided that unless any Incremental Term Facility expressly provides otherwise, the Borrower’s failure to perform or observe the covenant set forth in Section 6.10 shall not constitute an Event of Default for purposes of any Term Facilities (other than the Term A-1 Facility) unless and until the Required Financial Covenant Lenders have actually declared all such obligations to be immediately due and payable in accordance with the Loan Documents and such declaration has not been rescinded on or before the date on which the Lenders in respect of the Term Facilities (other than the Term A-1 Facility) declare an Event of Default in connection therewith pursuant to another clause of this Section 7.01 (the period referred to in this proviso and clause (x) of the proviso to clause (c) above, the “Term B Loan Standstill Period”);

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)             the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period therefor;

(g)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (2) any breach or default that (A) has been remedied by the Borrower or the applicable Restricted Subsidiary or (B) has been waived (including in the form of an amendment) by the required holders of the applicable item of Indebtedness and is no longer continuing, in each case, prior to any acceleration of Loans and Commitments pursuant to this Section 7.01; (3) any customary offer to repurchase provisions upon an asset sale; (4) customary requirements contained in any bridge or other interim credit facility to prepay such Indebtedness with the proceeds of any debt or equity issuances; (5) Indebtedness of any Person assumed in connection with the acquisition of such Person to the extent that such Indebtedness is repaid as required by the terms thereof as a result of the acquisition of such Person or (6) the redemption of any Indebtedness incurred to finance an Asset Acquisition or other Investment pursuant to any special mandatory redemption feature that is triggered as a result of the failure of such acquisition to occur;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)             the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)             one or more judgments for the payment of money in an aggregate amount in excess of $80,000,000 (to the extent not adequately covered by insurance) shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(k)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l)             at any time, any Collateral Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, or any security interest purported to be created by any Collateral Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as required by this Agreement or the relevant Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from (A) the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Security Agreement or (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner (except, in each case, as permitted under the Loan Documents); provided that, in the case of any failure of a security interest to be valid and perfected, no Event of Default shall occur under this Section 7.01(l) if (i) a valid security interest shall be perfected on such Collateral within five Business Days and (ii) following such five Business Day period, the rights, powers and privileges of the Secured Parties shall not be materially adversely affected by such failure;

(m)           this Agreement or the Guarantee Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, except as permitted under the Loan Documents; or

(n)            Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, (x) unless any Incremental Term Facility provides otherwise, to the extent such Event of Default solely comprises an Event of Default arising from the Borrower’s failure to perform or observe the covenant set forth in Section 6.10 or an inaccuracy in the calculation of the financial covenant set forth in Section 6.10, prior to the expiration of the Term B Loan Standstill Period, at the request of the Required Financial Covenant Lenders only, and in such case only with respect to the Revolving Commitments, Revolving Loans, any Letters of Credit and any Term A-1 Loans or (y) to the extent such Event of Default solely comprises an Event of Default arising from an inaccuracy of a representation or warranty pursuant to Section 4.02(a) in connection with a Revolving Borrowing, prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Lenders only, and in such case only with respect to the Revolving Commitments, Revolving Loans and any Letters of Credit) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuation of such event) by the Borrower, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (other than notice from the Administrative Agent), all of which are hereby waived by the Borrower and (iii) require all outstanding Letters of Credit to be cash collateralized in accordance with Section 2.17(k); provided, that neither the Administrative Agent nor, for the avoidance of doubt, any Lender, may exercise any remedies or otherwise take any other action with respect to any Default or Event of Default for which notice has been provided to the Administrative Agent or Lenders, or otherwise reported publicly, more than two years prior to such exercise of remedies or other action; provided, further that such two year limitation shall not apply if (i) the Administrative Agent has commenced any remedial action in respect of any such Event of Default or (ii) any Loan Party has actual knowledge of such Default or Event of Default and failed to notify the Administrative Agent as required hereby; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than a Regulated Bank or a Revolving Lender) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Borrower). For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create (1) a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction or (2) (x) a long position with respect to the Loans and/or Commitments if such Lender is a protection seller or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower, other Loan Parties, Vimeo Holdings (or any other publicly traded entity that is a direct or indirect parent of Borrower) (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transactions and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create (x) a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower, other Loan Parties, or Vimeo Holdings (or any other publicly traded entity that is a direct or indirect parent of Borrower) and (y) a long position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction pursuant to which the Lender provides protection in respect to the Loans or the Commitments, or as to the credit quality of any of the Borrower, other Loan Parties, or Vimeo Holdings (or any other publicly traded entity that is a direct or indirect parent of Borrower), other than, in each case, as part of an index so long as (1) such index is not created, designed, administered or requested by such Lender and (2) the Borrower, other Loan Parties, or Vimeo Holdings (or any other publicly traded entity that is a direct or indirect parent of Borrower) and any instrument issued or guaranteed by any of the Borrower, other Loan Parties, or Vimeo Holdings (or any other publicly traded corporation that is a direct or indirect parent of Borrower) collectively, shall represent less than 5% of the components of such index.

In connection with any such determination, each Lender (other than a Regulated Bank or a Revolving Lender) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Administrative Agent shall be entitled to conclusively rely on each such representation and deemed representation and shall have no duty to (x) inquire as to or investigate the accuracy of any such representation or deemed representation, (y) verify any statements in any officer’s certificates delivered to it or (z) otherwise ascertain or monitor whether any Lender or prospective Lender is a Net Short Lender or make any calculations, investigations or determinations with respect to any derivative contracts and/or net short positions). Without limiting the foregoing, the Administrative Agent shall not (A) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to the Net Short Lenders or (B) have any liability with respect to or arising out of any assignment or participation of Loans to any Net Short Lender.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01        Appointment and Authorization. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. All references in this Article VIII to the Administrative Agent shall include the Collateral Agent.

SECTION 8.02        Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03        Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03) or otherwise, in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered under or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the existence of any Collateral or validity, perfection or priority of any Liens thereon.

SECTION 8.04        Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05        Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06        Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.07        Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, any Senior Co-Manager, any Co-Manager or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, any Senior Co-Manager, any Co-Manager or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each Lender further acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.

SECTION 8.08        Lead Arrangers; Co-Documentation Agents; Senior Co-Managers; Co-Manager. Notwithstanding anything to the contrary herein, none of the Lead Arrangers, Co-Documentation Agents, Senior Co-Managers or Co-Manager shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lead Arrangers, Co-Documentation Agents, Senior Co-Managers or Co-Manager in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

SECTION 8.09        Tax Indemnification by the Lenders. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.14, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from any amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Tax was correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or from any other sources against any amount due the Administrative Agent under this Section 8.09. The agreements in this Section 8.09 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 8.09, include any Issuing Bank.

SECTION 8.10        Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement;

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement;

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement; or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.11        Acknowledgements of Lenders and Issuing Banks.

(a)            Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, Senior Co-Manager, Co-Manager or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, Senior Co-Manager, Co-Manager or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(c)            (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank in writing that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.11(c) shall be conclusive, absent manifest error.

(ii)            Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)            Each party hereto hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)           Each party’s obligations under this Section 8.11(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01        Notices.

(a)            All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) (unless otherwise specifically permitted in this Agreement), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or telephone notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Dotdash Meredith Inc. 225 Liberty Street, 5th Floor New York, New York 10281 Attn: General Counsel Telephone: (212) 314- 7363 Fax: 212-314-7309 Email: GeneralCounsel@iac.com

Administrative Agent:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, New York 10179 Attention: Matthew Cheung Telephone: (212) 270-5282 Fax: (212) 270-3279

For operational matters, Lenders can refer to the address provided in the Administrative Questionnaire.

(b)            Notices, financial statements and similar deliveries and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent (including by posting on IntraLinks); provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.02        Waivers; Amendments.

(a)            No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)            Neither this Agreement nor any provision hereof may be waived, amended, amended and restated or modified except as provided in Sections 2.02, 2.11, 2.19 and 2.20 or pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest), (iv) change Section 2.15 in a manner that would alter the pro rata distribution or sharing of payments required thereby or any provision requiring the pro rata funding of Loans, without the written consent of each Lender, (v) except as provided in Section 9.16, release all or substantially all of the Collateral securing the Obligations or all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantors taken as a whole without the written consent of each Lender, (vi) adversely affect the rights of any Class in respect of payments due to Lenders of such Class in a manner different to the effect of such amendment, waiver or consent on any other Class without the written consent of the Required Lenders of such Class (it being understood that the Required Lenders may waive, in whole or in part, any prepayment of Loans hereunder so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered), (vii) change any of the provisions of this Section or the definition of “Required Lenders,” “Required Financial Covenant Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided that such provisions may be amended or amended and restated pursuant to the establishment of Incremental Term Loans pursuant to Section 2.02 in order to restrict affiliated lenders and other persons from being included in such definitions or (viii) change the definition of “Alternative Currency,” without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

(c)            Notwithstanding the foregoing, modifications to the Loan Documents may be made (including by amendment and restatement) with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to effectuate any Incremental Facilities, Refinancing Term Loans, Replacement Revolving Facility Commitments, Replacement Revolving Loans, Extended Revolving Commitments and Extended Revolving Loans in a manner consistent with Sections 2.02, 2.19 and 2.20 and as may be necessary to establish such Incremental Facilities, Refinancing Term Loans, Extended Revolving Commitments, Extended Term Loans, Replacement Revolving Facility Commitments, Replacement Revolving Loans or Extended Revolving Loans as a separate Class or tranche from any existing Term Loans, Revolving Commitments or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately or (B) to cure any ambiguity, omission, error, defect or inconsistency and, in each case under this clause (B), such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

(d)            Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, unless otherwise set forth in any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment with respect to the Class of Loans and Commitments established thereby, only the consent of (1) the Required Financial Covenant Lenders shall be necessary to (A) waive or consent to a waiver of an Event of Default under Section 7.01(~~d~~c) (solely with respect to an inaccuracy in the calculation of the financial covenant set forth in Section 6.10) or (d) (solely with respect to Section 6.10) or (B) modify or amend Section 6.10 (including, in each case, the component definitions thereof, solely to the extent such definitions are used in such Section (but not otherwise)) or this clause (d) or (2) the Required ~~Lenders under the~~ Revolving ~~Facility~~Lenders shall be necessary to amend or waive any condition precedent in Section 4.02 as it relates to any Borrowing of Revolving Loans or issuance of Letters of Credit or waive or consent to a waiver of an Event of Default under Section 7.01(c) (solely with respect to an inaccuracy of any representation or warranty pursuant to Section 4.02(a) in connection with a Revolving Borrowing).

SECTION 9.03        Waivers; Amendments to Other Loan Documents.

(a)            No failure or delay by the Administrative Agent or any Lender in exercising any right or power under the Guarantee Agreement or any Collateral Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under the Guarantee Agreement and any Collateral Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of the Guarantee Agreement or any Collateral Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)            Neither the Guarantee Agreement, any Collateral Document nor any provision thereof may be waived, amended, amended and restated or modified except pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and, except as provided in Section 2.02, 2.19, 2.20, 9.02 or in the case of amendments to the Security Agreement described in Section 5.9 thereof, the Required Lenders or by the Loan Parties party thereto and the Administrative Agent or the Collateral Agent with the consent of the Required Lenders; provided that no such agreement shall (i) release all or substantially all of the Collateral (except as provided in Section 9.16), (ii) modify the “waterfall” provisions set forth in Section 4.2 of the Security Agreement, (iii) release all or substantially all of the Material Domestic Subsidiaries as Subsidiary Guarantors (except as provided in Section 9.16) or (iv) change any of the provisions of this Section, in each case without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent under the Guarantee Agreement or any Collateral Document without the prior written consent of the Collateral Agent.

(c)            Notwithstanding anything to the contrary in any Loan Document, without the consent of any Lender, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, amendment and restatement, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, and to give effect to any ~~intercreditor agreement reasonably satisfactory to the Administrative Agent~~Applicable Intercreditor Arrangements associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

SECTION 9.04        Expenses; Limitation of Liability Indemnity; Etc.

(a)            Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers and the Co-Manager, in connection with the syndication of the Facilities and the preparation, execution, delivery and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders, including the fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Collateral Agent and the Lenders taken as a whole (and in the case of an actual or perceived conflict of interest, one additional counsel to all such affected Persons, taken as a whole), and to the extent required, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and one firm of regulatory counsel, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including their rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            Limitation of Liability. To the extent permitted by applicable law, (i) the Borrower hereby waives any claim against the Administrative Agent, the Collateral Agent any Lead Arranger, any Co-Documentation Agent, Senior Co-Manager, Co-Manager, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any losses, claims, damages or liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) except to the extent any such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Lender-Related Person and (ii) the parties shall not assert, and each hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (b) is intended to relieve the Borrower of any obligation it may otherwise have to indemnify any Indemnitee against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)            Indemnity. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing has retained its own counsel, of another firm of counsel for such affected Indemnitee), and to the extent required, one firm or local counsel in each relevant jurisdiction) and one firm of regulatory counsel of any such Indemnitee, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or any other Loan Document of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent, the Collateral Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee (or that of any of its respective subsidiaries or any of their respective officers, directors, employees or members), (ii) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from a material breach of this Agreement by such Indemnitee or (iii) do not involve or arise from an act or omission by the Borrower or its subsidiaries or any of their respective affiliates, partners, directors, officers, employees, agents, advisors or other representatives and is brought by an Indemnitee solely against one or more other Indemnitees (other than claims against the Administrative Agent, the Collateral Agent, any Lead Arranger, any Co-Documentation Agent, any Senior Co-Manager, any Co-Manager in its capacity as such or in its fulfilling such role). Each Indemnitee shall give prompt notice to the Borrower of any claim that may give rise to a claim against the Borrower hereunder and shall consult with the Borrower in the conduct of such Indemnitee’s legal defense of such claim; provided, however, than an Indemnitee’s failure to give such prompt notice to the Borrower or to seek such consultation with the Borrower shall not constitute a defense to any claim for indemnification by such Indemnitee unless, and only to the extent that, such failure materially prejudices the Borrower.

(d)            Lender Reimbursement. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Total Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e)            Payments. All amounts due under this Section shall be payable within ten (10) Business Days after written demand therefor.

(f)             This Section 9.04 shall not apply to any Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses resulting from a non-Tax claim.

SECTION 9.05        Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as set forth in Section 6.03(vi), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“assignee” or “assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)           the Borrower (such consent not to be unreasonably withheld or delayed, except for any bona fide competitors of the Borrower and its subsidiaries); provided that no consent of the Borrower shall be required for an assignment (i) of a Term B-~~1~~2 Loan Commitment or a Term B-~~1~~2 Loan to a Term B-~~1~~2 Lender, an Affiliate of a Term B-~~1~~2 Lender or an Approved Fund with respect to a Term B-~~1~~2 Lender, (ii) of a Term A-1 Commitment or Term A-1 Loan to a Term A-1 Lender, an Affiliate of a Term A-1 Lender or an Approved Fund with respect to a Term A-1 Lender, (iii) of a Revolving Commitment or Revolving Loans to a Revolving Lender, an Affiliate of a Revolving Lender or Approved Fund with respect to a Revolving Lender or (iv) if an Event of Default has occurred and is continuing, any other assignee (except for any bona fide competitor of the Borrower and its subsidiaries); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice of the proposed assignment;

(B)            the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment or Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            each Issuing Bank; provided that the consent of any Issuing Bank shall not be required (i) for any assignment of all or any portion of a Term Loan or (ii) for an assignment of any Revolving Commitment or Loan to an assignee that is an Affiliate of a Lender ..

(ii)            Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, (i) the amount of the Revolving Commitments or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or in the case of a Loan in an Alternative Currency, an appropriate corresponding amount as shall be consented to by the Administrative Agent (such consent not be unreasonable withheld)) unless each of the Borrower and Administrative Agent otherwise consent and (ii) the amount of the Term Loan Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Revolving Commitments or Revolving Loans;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee is hereby waived for any assignment to which JPMorgan Chase Bank, N.A. or any of its Affiliates is a party);

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)            on the date of such assignment, the assignee of a Revolving Commitment must be able to fund Revolving Loans in all Alternative Currencies; and

(F)            the assignee shall not be (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries except in accordance with Section 2.22 and clause (e) below or (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person).

For the purposes of this Section 9.05(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender of the applicable Class, (b) an Affiliate of a Lender of the applicable Class or (c) an entity or an Affiliate of an entity that administers or manages a Lender of the applicable Class.

(iii)           Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be null and void.

(iv)           The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon its receipt of a duly completed Assignment and Assumption with respect to a permitted assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived), and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)            (i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks, institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or the first proviso to Section 9.03(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations of such Sections; provided that any documentation required to be provided pursuant to Section 2.14(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding or other governmental inquiry to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)            A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank that governs or regulates the activities of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans to an Affiliated Lender, subject to the following limitations:

(i)             notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any acquisition of Term Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Affiliated Lender be permitted to exercise any voting rights or any right to direct the Administrative Agent or the Collateral Agent to undertake any action (or refrain from taking any action) with respect to any Term Loans and any Term Loans that are assigned to such Affiliated Lender shall have no voting rights or any right to direct the Administrative Agent or the Collateral Agent to undertake any action (or refrain from taking any action) under this Agreement and the other Loan Documents (and shall not object to any actions taken by the non-Affiliated Lenders, Administrative Agent or Collateral Agent in a bankruptcy or insolvency proceeding) and will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter, unless the action or vote in question adversely affects such Affiliated Lender (solely in its capacity as a Lender) in any material respect as compared to the other Lenders, (2) such Affiliated Lender shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors and (3) the Affiliated Lender must provide a representation and warranty that it is not in possession of any material non-public information with respect to the Loan Parties or their subsidiaries, or with respect to the Term Loans or the securities of any such person, that (A) has not been previously disclosed in writing to the assigning Lender or the Lenders generally (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision to make such assignment;

(ii)            at the time any Affiliated Lender is making purchases of Term Loans it shall enter into an Affiliated Lender Assignment and Assumption;

(iii)           at the time of such assignment, no Event of Default shall have occurred and be continuing or would result therefrom;

(iv)           each Affiliated Lender agrees to waive any right to bring any action in connection with the Loans against the Administrative Agent and Collateral Agent, in their capacities as such; and

(v)            Affiliated Lenders may not hold more than 25% of the total amount of Term Loans and Commitments of any Class hereunder.

SECTION 9.06        Survival. All covenants, agreements, representations and warranties made by any Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the resignation and/or replacement of the Administrative Agent, the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

SECTION 9.07        Counterparts; Integration; Effectiveness.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Collateral Agent, the Lead Arranger, the Co-Documentation Agents, the Senior Co-Managers or the Co-Manager constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, transmission of such Electronic Signatures as described above, and deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent or the Collateral Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it, such consent not to be unreasonably withheld; provided, further, (i) the parties shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of such other party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any party, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby agree that (i) for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Collateral Agent the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) each other party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any other party hereto or any Related Person of any such Person for any losses, claims, damages or liabilities arising solely from reliance by any party hereto on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of the any such Person to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.08        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.10        Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the law of the State of New York.

(b)            The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(c)            The Borrower and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13        Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction or any credit insurance or reinsurance provider relating to the Borrower and its obligations, or (iii) any actual or prospective counterparty (or its Related Parties) to any Securitization transaction, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (f) hereof or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or any of its subsidiaries or the Loans hereunder, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would reasonably accord to its own confidential information.

Subject to Section 9.18, each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

Subject to Section 9.18, all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 9.14      Judgment Currency. If, for the purposes of obtaining judgment or filing a claim in any court, it is necessary to convert a sum due hereunder or claim in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.15      USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender subject to the Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is hereby required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act and the Beneficial Ownership Regulation and the Borrower agrees to provide to any Lender for the purposes of complying therewith such information as reasonably requested from time to time by such Lender.

SECTION 9.16      Collateral and Guarantee Matters.

(a)            The Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to enter into ~~any customary intercreditor agreement or arrangement in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Agent, as applicable, with the holders of any Permitted Secured Ratio Debt~~the First Lien Pari Passu Intercreditor Agreement and any Applicable Intercreditor Arrangements (or, in each case, any ~~agent thereof~~amendment, modification or supplement thereto) permitted under this Agreement that in the good faith determination of the Administrative Agent or Collateral Agent, as applicable, is necessary to effectuate the incurrence of such Indebtedness.

(b)            Any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall automatically be released (i) upon all of the Obligations (other than (x) (A) Cash Management Obligations and (B) Obligations under Specified Swap Agreements not yet due and payable, and (y) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been cash collateralized or otherwise back-stopped (including by “grandfathering” into any future credit facilities), in each case, on terms reasonably satisfactory to the relevant Issuing Bank in its sole discretion, or having expired or having been terminated, and the Total Revolving Commitments having expired or having been terminated, (ii) on such property that is Disposed of or to be Disposed of as part of or in connection with any Disposition (other than a lease or a license) not prohibited hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders, (iv) on such property owned by a Subsidiary Guarantor upon (or substantially simultaneously with) release of such Subsidiary Guarantor from its obligations under its Guarantee Agreement pursuant to clause (c) below, (v) upon such property becoming Excluded Collateral (as defined in the Security Agreement) or (vi) as expressly provided in the Collateral Documents.

(c)            Any Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement (A) in the event of dissolution of such Person in accordance with the provisions of this Agreement, (B) if such Person is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Agreement, upon (or substantially simultaneously with) effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, (C) if the Obligations are discharged in accordance with the terms of this Agreement or (D) as otherwise expressly provided in the Guarantee Agreement; provided that no such release shall occur with respect to an entity that ceases to be a Restricted Subsidiary if such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Ratio Debt unless and until such guarantor is (or is being substantially simultaneously) released from its guarantee with respect to such Permitted Ratio Debt.

(d)            The Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (c), (d) or (k) of Section 6.02 in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided that prior to any such request, the Borrower shall have delivered to the Administrative Agent a certificate of the Chief Executive Officer, a Vice President or a Financial Officer of the Borrower or any other executive officer of the Borrower certifying (x) that such Lien is not prohibited under this Agreement and (y) that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property.

(e)            Upon request by the Administrative Agent or Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or Collateral Agent’s authority to release its interest in particular types or items of property, release any Subsidiary Guarantor from its obligations under the Guarantee Agreement, or enter into ~~an intercreditor agreement~~any Applicable Intercreditor Arrangements pursuant to this Section 9.16. In each case as specified in this Section 9.16, the Administrative Agent and/or Collateral Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.16.

SECTION 9.17      No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees for itself and on behalf of the Loan Parties that (i) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agent Parties and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agent Parties and the Lenders is and has been acting solely as a principal and is not the agent or fiduciary for the Loan Parties; (iii) the Lead Arrangers, Agent Parties, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Lead Arrangers, the Agent Parties, the Co-Documentation Agents, the Senior Co-Managers or the Co-Manager has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Agent Parties and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

SECTION 9.18      Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers and/or the Co-Manager will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their respective Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers, the Co-Manager, the Issuing Bank and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.13, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent, the Lead Arrangers, the Co-Documentation Agents, the Senior Co-Managers and the Co-Manager shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES, THE LEAD ARRANGERS, THE CO-DOCUMENTATION AGENTS, THE SENIOR CO-MANAGERS AND THE CO-MANAGER DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES, ANY LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SENIOR CO-MANAGER, OR ANY CO-MANAGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

SECTION 9.19      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20      Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21      INTERCREDITOR AGREEMENTS.

(a)            EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT.

(b)            THE PROVISIONS OF THIS SECTION 9.21 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT.

[Signature Pages Intentionally Omitted]

Exhibit B

First Lien Pari Passu Intercreditor Agreement

[Attached]

EXECUTION VERSION

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

among

JPMorgan Chase Bank, N.A.,
as Initial First Lien Representative and Initial First Lien Collateral Agent,

U.S. Bank Trust Company, National Association,
as the Initial Other Representative and Initial Other Collateral Agent,

and

each additional Representative and Collateral Agent from time to time party hereto,

and acknowledged and agreed to by

Dotdash Meredith Inc.,
as the Company,

and

the other Grantors referred to herein

dated as of June 16, 2025

TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS

SECTION 1.1	Certain Defined Terms	2
SECTION 1.2	Rules of Interpretation	11

ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.1	Priority of Claims	11
SECTION 2.2	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	14
SECTION 2.3	No Interference; Payment Over; Exculpatory Provisions	15
SECTION 2.4	Automatic Release of Liens	16
SECTION 2.5	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	17
SECTION 2.6	Reinstatement	18
SECTION 2.7	Insurance and Condemnation Awards	18
SECTION 2.8	Refinancings	18
SECTION 2.9	Gratuitous Bailee/Agent for Perfection	18
SECTION 2.10	Amendments to First Lien Collateral Documents	19
SECTION 2.11	[Reserved]	20

ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE IV.

THE APPLICABLE COLLATERAL AGENT

SECTION 4.1	Authority	20
SECTION 4.2	Power-of-Attorney	21
SECTION 4.3	Rights as First Lien Claimholder	21
SECTION 4.4	Exculpatory Provisions	22

ARTICLE V.

MISCELLANEOUS

SECTION 5.1	Integration/Conflicts	23
SECTION 5.2	Continuing Nature of this Agreement; Severability	23
SECTION 5.3	Amendments; Waivers	23
SECTION 5.4	Information Concerning Financial Condition of the Company and its Subsidiaries	24
SECTION 5.5	Consent to Jurisdiction; Certain Waivers	25
SECTION 5.6	[Reserved]	25

-i-

ANNEXES

Annex I	-	Form of Joinder Agreement (Additional First Lien Debt / Replacement Credit Agreement)
Annex II	-	Form of Debt Designation

-ii-

This FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 16, 2025, among JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the Initial Credit Agreement Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “Initial First Lien Representative”) and as collateral agent for the Initial Credit Agreement Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “Initial First Lien Collateral Agent”), U.S. Bank Trust Company, National Association (“USB”), as trustee for the Initial Other First Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “Initial Other Representative”) and as notes collateral agent for the Initial Other First Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “Initial Other Collateral Agent”) and each additional Representative and Collateral Agent from time to time party hereto for the Other First Lien Claimholders of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by Dotdash Meredith Inc., a Delaware corporation (the “Company”) and the other Grantors referred to herein. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

Reference is made to the Credit Agreement, dated as of December 1, 2021 (as amended by the Joinder and Reaffirmation Agreement, dated as of March 1, 2024, Amendment No. 1, dated as of November 26, 2024,by the Incremental Assumption Agreement and Amendment No. 2, dated as of May 14, 2025, and Amendment No. 3 dated as of the date hereof and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement”), among the Company, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank, each Lender from time to time party thereto and each Issuing Bank from time to time party thereto.

Pursuant to that certain Guarantee Agreement, dated as of December 1, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), the Company and certain Subsidiaries of Company have agreed to guarantee the Initial Credit Agreement Obligations.

The obligations of the Company under the Initial Credit Agreement, the obligations of the Grantors and/or its Restricted Subsidiaries under any Specified Swap Agreements and Cash Management Agreements, and the obligations of the Guarantors under the Guaranty will be secured on a first-priority basis by liens on substantially all the assets of the Company and certain Subsidiaries of the Company, respectively, pursuant to the terms of the Initial Credit Agreement Collateral Documents.

The Initial Credit Agreement Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral.

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial First Lien Representative (for itself and on behalf of each other Initial Credit Agreement Claimholder), the Initial First Lien Collateral Agent (for itself and on behalf of each other Initial Credit Agreement Claimholder), the Initial Other Representative (for itself and on behalf of each other Initial Other First Lien Claimholder), the Initial Other Collateral Agent (for itself and on behalf of each other Initial Other First Lien Claimholder) and each Additional First Lien Representative and Additional First Lien Collateral Agent (in each case, for itself and on behalf of the Additional First Lien Claimholders of the applicable Series), intending to be legally bound, hereby agrees as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1      Certain Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Initial Credit Agreement (whether or not then in effect), and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Promissory Note, Instrument, Letter-of-Credit Right, Record, Securities Entitlement, Securities Account and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Claimholders” has the meaning set forth in Section 5.14.

“Additional First Lien Collateral Agent” means with respect to each Series of Other First Lien Obligations and each Replacement Credit Agreement, in each case, that becomes subject to the terms of this Agreement after the date hereof, the Person serving as collateral agent (or the equivalent) for such Series of Other First Lien Obligations or Replacement Credit Agreement and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.14 hereof, together with its successors and assigns from time to time in such capacity. If an Additional First Lien Collateral Agent is the Collateral Agent under a Replacement Credit Agreement, it shall also be a Replacement Collateral Agent and the Credit Agreement Collateral Agent, otherwise it shall be an Other First Lien Collateral Agent.

“Additional First Lien Debt” has the meaning set forth in Section 5.14.

“Additional First Lien Representative” means with respect to each Series of Other First Lien Obligations and each Replacement Credit Agreement, in each case, that becomes subject to the terms of this Agreement after the date hereof, the Person serving as administrative agent, trustee or in a similar capacity for such Series of Other First Lien Obligations or Replacement Credit Agreement and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.14 hereof, together with its successors and assigns from time to time in such capacity. If an Additional First Lien Representative is the Representative under a Replacement Credit Agreement, it shall also be a Replacement Representative and the Credit Agreement Representative, otherwise it shall be an Other First Lien Representative.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Representative.

“Applicable Representative” means (i) until the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Credit Agreement Representative and (ii) from and after the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Major Non-Controlling Representative.

“Bankruptcy Case” has the meaning set forth in Section 2.5(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Cash Management Agreements” means the Cash Management Agreements, as defined in the Initial Credit Agreement the obligations under which are secured pursuant to the Initial Credit Agreement Collateral Documents.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“Collateral Agent” means (i) in the case of the Credit Agreement Obligations, the Credit Agreement Collateral Agent (which in the case of the Initial Credit Agreement Obligations shall be the Initial First Lien Collateral Agent and in the case of any Replacement Credit Agreement shall be the Replacement Collateral Agent) and (ii) in the case of the Other First Lien Obligations of any Series, the Other First Lien Collateral Agent for such Series (which in the case of the Initial Other First Lien Obligations shall be the Initial Other Collateral Agent and in the case of any other Series of Other First Lien Obligations shall be the Additional First Lien Collateral Agent for such Series).

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Control Collateral” means any Shared Collateral in the “control” (within the meaning of Section 9-104, 9-105, 9-106, 9-107 or 8-106 of the Uniform Commercial Code of any applicable jurisdiction) of any Collateral Agent (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any applicable jurisdiction. Control Collateral includes any Deposit Accounts, Securities Accounts, Securities Entitlements, Commodity Accounts, Commodity Contracts, Letter-of-Credit Rights or Electronic Chattel Paper (or an electronic copy of a Record evidencing Chattel Paper), in each case, constituting Collateral and over which any Collateral Agent has “control” under the applicable Uniform Commercial Code.

“Controlling Claimholders” means (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Claimholders and (ii) at any other time, the Series of First Lien Claimholders whose Collateral Agent is the Applicable Collateral Agent.

“Credit Agreement” means (i) the Initial Credit Agreement and (ii) each Replacement Credit Agreement.

“Credit Agreement Claimholders” means (i) the Initial Credit Agreement Claimholders and (ii) the Replacement Credit Agreement Claimholders.

“Credit Agreement Collateral Agent” means (i) the Initial First Lien Collateral Agent and (ii) the Replacement Collateral Agent under any Replacement Credit Agreement.

“Credit Agreement Collateral Documents” means (i) the Initial Credit Agreement Collateral Documents and (ii) the Replacement Credit Agreement Collateral Documents.

“Credit Agreement Documents” means (i) the Initial Credit Agreement Documents and (ii) the Replacement Credit Agreement Documents.

“Credit Agreement Obligations” means (i) the Initial Credit Agreement Obligations and (ii) the Replacement Credit Agreement Obligations.

“Credit Agreement Representative” means (i) the Initial First Lien Representative and (ii) the Replacement Representative under any Replacement Credit Agreement.

“Designation” means a designation of Additional First Lien Debt and, if applicable, the designation of a Replacement Credit Agreement, in each case, in substantially the form of Annex II attached hereto.

“DIP Financing” has the meaning set forth in Section 2.5(b).

“DIP Financing Liens” has the meaning set forth in Section 2.5(b).

“DIP Lenders” has the meaning set forth in Section 2.5(b).

“Discharge” means, except to the extent otherwise provided in Section 2.6, with respect to any Series of First Lien Obligations, that such Series of First Lien Obligations is no longer secured by, and no longer required to be secured by, any Shared Collateral pursuant to the terms of the applicable First Lien Documents for such Series of First Lien Obligations. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement” means, except to the extent otherwise provided in Section 2.6, the Discharge of the Credit Agreement Obligations; provided that the Discharge of Credit Agreement shall be deemed not to have occurred if a Replacement Credit Agreement is entered into until, subject to Section 2.6, the Replacement Credit Agreement Obligations shall have been Discharged.

“Equity Release Proceeds” has the meaning set forth in Section 2.4(a).

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any First Lien Document.

“First Lien Claimholders” means (i) the Credit Agreement Claimholders and (ii) the Other First Lien Claimholders with respect to each Series of Other First Lien Obligations.

“First Lien Collateral Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Other First Lien Collateral Documents.

“First Lien Documents” means (i) the Credit Agreement Documents, (ii) the Initial Other First Lien Documents and (iii) each other Other First Lien Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“Grantors” means the Company, each Subsidiary of the Company and any other Person which has granted a security interest pursuant to any First Lien Collateral Document to secure any Series of First Lien Obligations.

“Guaranty” has the meaning set forth in the third paragraph to this Agreement.

“Impairment” has the meaning set forth in Section 2.1(b)(ii).

“Indebtedness” has the meaning assigned to such term in the Initial Credit Agreement and includes indebtedness in respect of borrowed money.

“Initial Credit Agreement” has the meaning set forth in the second paragraph of this Agreement.

“Initial Credit Agreement Claimholders” means the holders of any Initial Credit Agreement Obligations, including the “Secured Parties” as defined in the Initial Credit Agreement or in the Initial Credit Agreement Collateral Documents and the Initial First Lien Representative and Initial First Lien Collateral Agent.

“Initial Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Initial Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Initial Credit Agreement Documents” means the Initial Credit Agreement, each Initial Credit Agreement Collateral Document and the other Loan Documents (as defined in the Initial Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any Initial Credit Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Initial Credit Agreement Obligations” means all amounts owing to any party pursuant to the terms of any Initial Credit Agreement Document, including all amounts in respect of any principal, premium, interest (including any Post-Petition Interest), penalties, fees, expenses (including fees, expenses and disbursement of agents, professional advisers and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, reimbursement obligations in respect of letters of credit issued pursuant to the Initial Credit Agreement and all amounts owing under any Specified Swap Agreement and Cash Management Agreement and including the “Obligations” each as defined in the Initial Credit Agreement, in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“Initial First Lien Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.

“Initial First Lien Representative” has the meaning set forth in the introductory paragraph to this Agreement.

“Initial Other Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.

“Initial Other Collateral Documents” means the Notes Security Documents (as defined in the Initial Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Initial Other First Lien Agreement” means that certain Indenture, dated as of June 16, 2025 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between the Company, as issuer, the subsidiary guarantors party thereto from time to time, the Initial Other Representative, as trustee, and the Initial Other Collateral Agent, as notes collateral agent.

“Initial Other First Lien Claimholders” means the holders of any Initial Other First Lien Obligations, including the “Notes Secured Parties” as defined in the Initial Other First Lien Agreement and the Initial Other Representative and the Initial Other Collateral Agent.

“Initial Other First Lien Documents” means the Initial Other First Lien Agreement, each Initial Other Collateral Document and the other Notes Documents (as defined in the Initial Other First Lien Agreement), and each of the other agreements, documents and instruments providing for or evidencing any Initial Other First Lien Obligations, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Documents, including the “Obligations” as defined in the Initial Other First Lien Agreement.

“Initial Other Representative” has the meaning set forth in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)            any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor;

(b)            any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)            any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)            any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intervening Creditor” has the meaning set forth in Section 2.1(b)(i).

“Joinder Agreement” means a document in the form of Annex I to this Agreement required to be delivered by a Representative to each Collateral Agent and each other Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations (including the Credit Agreement) and bind the relevant First Lien Claimholders hereunder.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise).

“Major Non-Controlling Representative” means the Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First Lien Obligations (provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition). For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.

“Non-Controlling Claimholders” means the First Lien Claimholders which are not Controlling Claimholders.

“Non-Controlling Representative” means, at any time, each Representative that is not the Applicable Representative at such time.

“Non-Controlling Representative Enforcement Date” means, with respect to any Non-Controlling Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Representative was the Major Non-Controlling Representative) after the occurrence of both (i) an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) and (ii) each Collateral Agent’s and each other Representative’s receipt of written notice from such Non-Controlling Representative certifying that (x) such Non-Controlling Representative is the Major Non-Controlling Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document; provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Collateral Agent, acting on the instructions of the Applicable Representative, has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral, (2) at any time any Grantor that has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if such Non-Controlling Representative subsequently rescinds or withdraws the written notice provided for in clause (ii) above.

“Other First Lien Agreement” means any indenture, notes, credit agreement or other agreement, document (including any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Other First Lien Agreement) or instrument, including the Initial Other First Lien Agreement, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14. For avoidance of doubt, neither the Initial Credit Agreement nor any Replacement Credit Agreement shall constitute an Other First Lien Agreement.

“Other First Lien Claimholder” means the holders of any Other First Lien Obligations and any Representative and Collateral Agent with respect thereto and shall include the Initial Other First Lien Claimholders.

“Other First Lien Collateral Agents” means each of the Collateral Agents other than the Credit Agreement Collateral Agent.

“Other First Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (in each case as defined in the applicable Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) and shall include the Initial Other Collateral Documents.

“Other First Lien Documents” means, with respect to the Initial Other First Lien Obligations or any Series of Other First Lien Obligations, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Collateral Documents applicable thereto and each other agreement, document and instrument providing for or evidencing any Other First Lien Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14 hereto.

“Other First Lien Obligations” means all amounts owing to any Other First Lien Claimholder (including any Initial Other First Lien Claimholder) pursuant to the terms of any Other First Lien Document (including the Initial Other First Lien Documents), including all amounts in respect of any principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. Other First Lien Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor. For avoidance of doubt, neither the Initial Credit Agreement Obligations nor any Replacement Credit Agreement Obligations shall constitute Other First Lien Obligations.

“Other First Lien Representative” means each of the Representatives other than the Credit Agreement Representative.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Tangible Chattel Paper (or a tangible copy of a Record evidencing Chattel Paper), in each case, constituting Collateral and delivered to or in the possession of any Collateral Agent under the terms of the First Lien Collateral Documents.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Credit Agreement Documents or Other First Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under applicable Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning set forth in Section 2.1(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Collateral Agent” means, in respect of any Replacement Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Credit Agreement.

“Replacement Credit Agreement” means any loan agreement, indenture or other agreement that (i) Refinances the Credit Agreement in accordance with Section 2.8 hereof so long as, after giving effect to such Refinancing, the agreement that was the Credit Agreement immediately prior to such Refinancing is no longer secured, and no longer required to be secured, by any of the Collateral and (ii) becomes the Credit Agreement hereunder by designation as such pursuant to Section 5.14, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Replacement Credit Agreement Cash Management Agreements” means the “Cash Management Agreements” or similar term as defined in the Replacement Credit Agreement the obligations under which are secured pursuant to the Replacement Credit Agreement Collateral Documents.

“Replacement Credit Agreement Claimholders” means the holders of any Replacement Credit Agreement Obligations, including the “Secured Parties” or similar term as defined in the Replacement Credit Agreement or in the Replacement Credit Agreement Collateral Documents and the Replacement Representative and Replacement Collateral Agent.

“Replacement Credit Agreement Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (as defined in the Replacement Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Replacement Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Replacement Credit Agreement Documents” means the Replacement Credit Agreement, each Replacement Credit Agreement Collateral Document and the other “Loan Documents” or similar term (as defined in the Replacement Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Replacement Credit Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Replacement Credit Agreement Hedge Agreement” means the “Swap Agreements”, “Specified Swap Agreements” or similar term as defined in the Replacement Credit Agreement the obligations under which are secured pursuant to the Replacement Credit Agreement Collateral Documents.

“Replacement Credit Agreement Obligations” means:

(a)            (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Replacement Credit Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Replacement Credit Agreement, (iii) all obligations with respect to Replacement Credit Agreement Hedge Agreements and all amounts owing in respect of Replacement Credit Agreement Cash Management Agreements and (iv) all guarantee obligations, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel) and all other obligations under the Replacement Credit Agreement and the other Replacement Credit Agreement Documents (including all other “Obligations” or similar term as defined in the Replacement Credit Agreement), in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and

(b)            to the extent any payment with respect to any Replacement Credit Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other First Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Replacement Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Replacement Credit Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Replacement Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Replacement Credit Agreement Obligations.”

“Replacement Representative” means, in respect of any Replacement Credit Agreement, the administrative agent, trustee or person serving in a similar capacity under the Replacement Credit Agreement.

“Representative” means, at any time, (i) in the case of any Initial Credit Agreement Obligations or the Initial Credit Agreement Claimholders, the Initial First Lien Representative, (ii) in the case of any Replacement Credit Agreement Obligations or the Replacement Credit Agreement Claimholders, the Replacement Representative, (iii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Claimholders, the Initial Other Representative and (iv) in the case of any other Series of Other First Lien Obligations or Other First Lien Claimholders of such Series that becomes subject to this Agreement after the date hereof, the Additional First Lien Representative for such Series.

“Series” means (a) with respect to the First Lien Claimholders, each of (i) the Initial Credit Agreement Claimholders (in their capacities as such), (ii) the Initial Other First Lien Claimholders (in their capacities as such), (iii) the Replacement Credit Agreement Claimholders (in their capacities as such), and (iv) the Other First Lien Claimholders (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Other First Lien Claimholders) and (b) with respect to any First Lien Obligations, each of (i) the Initial Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations, (iii) the Replacement Credit Agreement Obligations and (iv) the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, subject to Section 2.1(e) hereof, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Representatives or Collateral Agents on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not hold a valid and perfected security interest or Lien in such Collateral at such time.

“Specified Swap Agreement” means any Specified Swap Agreement as defined in the Initial Credit Agreement.

“Subsidiary” means, with respect to any Person:

(1)            any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Underlying Assets” has the meaning set forth in Section 2.4(a).

SECTION 1.2      Rules of Interpretation.

The rules of interpretation set forth in Sections 1.03 through 1.05, as applicable, of the Initial Credit Agreement are incorporated herein mutatis mutandis.

ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.1      Priority of Claims.

(a)            Anything contained herein or in any of the First Lien Documents to the contrary notwithstanding (but subject to Sections 2.1(b), and 2.1(e)), if an Event of Default has occurred and is continuing, and (i) the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor (including any adequate protection payments) or (iii) any First Lien Claimholder receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, then (x) the payments, proceeds and distributions of any sale, collection or other liquidation of any Shared Collateral received by the Applicable Collateral Agent on account of such enforcement of rights, (y) any distribution in respect of any Shared Collateral received in any Insolvency or Liquidation Proceeding of any Grantor (including any adequate protection payments) of any Grantor or (z) any payment received by such First Lien Claimholder pursuant to any such intercreditor agreement with respect to any Shared Collateral (subject, in the case of any such proceeds, distribution or payment, to the sentence immediately following clause (iii) below) (all payments, proceeds and distributions of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied in the following order:

(i)            FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, including all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other First Lien Document or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Document and all fees and indemnities owing to such Collateral Agents and Representatives, ratably to each such Collateral Agent and Representative in accordance with the amounts payable to it pursuant to this clause (i);

(ii)            SECOND, subject to Sections 2.1(b), and 2.1(e), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the other First Lien Obligations of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds are insufficient to pay in full the First Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Representatives of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such First Lien Obligations owing to each such respective Representative and the other First Lien Claimholders represented by it for distribution by such Representative in accordance with its respective First Lien Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not any other First Lien Document, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and

(iii)            THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same, including pursuant to any Applicable Intercreditor Arrangement (as defined in the Credit Agreement), if applicable.

If, despite the provisions of this Section 2.1(a), any First Lien Claimholder shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.1(a), such First Lien Claimholder shall hold such payment or recovery in trust for the benefit of all First Lien Claimholders for distribution in accordance with this Section 2.1(a).

(b)            (i) Notwithstanding the foregoing, with respect to any Shared Collateral or Equity Release Proceeds for which a third party (other than a First Lien Claimholder) has a Lien that is junior in priority to the Lien of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral, Equity Release Proceeds or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral, Equity Release Proceeds or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(ii)            In furtherance of the foregoing and without limiting the provisions of Section 2.3, it is the intention of the First Lien Claimholders of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Claimholders of any other Series) (1) bear the risk of any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations and (2) not take into account for purposes of this Agreement the existence of any Collateral (other than Equity Release Proceeds) for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (1) or (2) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c)            It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then existing First Lien Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or 2.1(d) or the provisions of this Agreement defining the relative rights of the First Lien Claimholders of any Series.

(d)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 2.1(b)), each First Lien Claimholder hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(e)            Notwithstanding anything in this Agreement or any other First Lien Document to the contrary, prior to the Discharge of the Credit Agreement Obligations, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit pursuant to the Credit Agreement or otherwise held by the Credit Agreement Collateral Agent or the Credit Agreement Representative held pursuant to Sections 2.17 or 2.18 of the Credit Agreement or Section 4.2 of the Security Agreement (as defined in the Credit Agreement) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.2      Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)            Notwithstanding Section 2.1, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Collateral Agent shall act only on the instructions of the Applicable Representative and shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Representative (or any other First Lien Claimholder other than the Applicable Representative) and (iii) no Other First Lien Claimholder shall or shall instruct any Collateral Agent to, and any other Collateral Agent that is not the Applicable Collateral Agent shall not, commence any judicial or nonjudicial foreclosure or other enforcement proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to Shared Collateral), whether under any First Lien Collateral Document (other than the First Lien Collateral Documents applicable to the Applicable Collateral Agent), applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the First Lien Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Claimholder may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Claimholders; (ii) any Collateral Agent or any other First Lien Claimholder may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such First Lien Claimholders, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Claimholders or the rights of the Applicable Collateral Agent or any other Controlling Claimholders to exercise remedies in respect thereof or (B) otherwise inconsistent with or in violation of the terms of this Agreement; (iii) any Collateral Agent, or any other First Lien Claimholder may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Claimholder, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with or in violation of the terms of this Agreement; and (iv) any Collateral Agent or any other First Lien Claimholder may vote on any plan of reorganization or similar dispositive restructuring plan proposed in any Insolvency or Liquidation Proceeding of the Company or any other Grantor, in a manner that is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(b)            Without limiting the provisions of Section 4.2, each Representative and Collateral Agent that is not the Applicable Collateral Agent hereby appoints the Applicable Collateral Agent as its agent and authorizes the Applicable Collateral Agent to exercise any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.

(c)            Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations granted on the Shared Collateral, the Applicable Collateral Agent (acting on the instructions of the Applicable Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Shared Collateral. No Non-Controlling Representative, Non-Controlling Claimholder, Other First Lien Claimholder or Collateral Agent that is not the Applicable Collateral Agent will contest, protest or object to any foreclosure or other enforcement proceeding or action brought by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders or any other exercise by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Claimholder, Collateral Agent or Representative with respect to any Collateral not constituting Shared Collateral.

(d)            Each of the Collateral Agents (other than the Credit Agreement Collateral Agent) and the Representatives (other than the Credit Agreement Representative) agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Other First Lien Obligations (other than funds deposited for the satisfaction, discharge or defeasance of any Other First Lien Agreement) other than pursuant to the First Lien Collateral Documents, and by executing this Agreement (or a Joinder Agreement), each such Collateral Agent and each such Representative and the Series of First Lien Claimholders for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Collateral Documents applicable to it.

(e)            Each of the First Lien Claimholders agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in all or any part of the Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Collateral Agent or any Representative to enforce this Agreement or (ii) the rights of any First Lien Claimholders to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.

SECTION 2.3      No Interference; Payment Over; Exculpatory Provisions.

(a)            Each First Lien Claimholder agrees that (i) it will not challenge or question or support any other Person in challenging or questioning in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Claimholder from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.2, it shall have no right to and shall not otherwise (A) direct the Applicable Collateral Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Collateral Agent or any other First Lien Claimholder represented by it of any right, remedy or power with respect to any Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Claimholder represented by it seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Claimholder to (i) enforce this Agreement or (ii) contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.

(b)            Each First Lien Claimholder hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any Shared Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Claimholders having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.1(a) hereof.

(c)            None of the Applicable Collateral Agent, any Applicable Representative or any other First Lien Claimholder shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Representative or any other First Lien Claimholder with respect to any Collateral in accordance with the provisions of this Agreement.

SECTION 2.4      Automatic Release of Liens.

(a)            If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Claimholders (or in favor of such other First Lien Claimholders if directly secured by such Liens) upon such Shared Collateral will automatically be released and discharged upon final conclusion of such disposition as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.1 hereof. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the Applicable Collateral Agent or related Applicable Representative of such Series of First Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of First Lien Obligations for which it serves as agent prior to or concurrently with a Discharge of such Series of First Lien Obligations, such guarantor also shall be released from its guarantee of all other First Lien Obligations. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Collateral Agent releases its Lien on the property or assets of such Person, then the Liens of each other Collateral Agent (or in favor of such other First Lien Claimholders if directly secured by such Liens) with respect to any Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Applicable Collateral Agent are released; provided that any proceeds of any such equity interests foreclosed upon where the Applicable Collateral Agent releases its Lien on the assets of such Person on which another Series of First Lien Obligations holds a Lien on any of the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of First Lien Obligations holds a Lien on such equity interests so disposed of) shall be applied pursuant to Section 2.1 hereof.

(b)            Without limiting the rights of the Applicable Collateral Agent under Section 4.2, each Collateral Agent and each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral, Underlying Assets or guarantee provided for in this Section.

SECTION 2.5      Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)            This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation, including a case or proceeding under the Bankruptcy Code or any other Federal, state or foreign Bankruptcy Law or similar law by or against any Grantor or any of its subsidiaries.

(b)            If any Grantor shall become subject to any case (a “Bankruptcy Case”) under the Bankruptcy Code or other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Claimholder (other than any Controlling Claimholder or any Representative of any Controlling Claimholder) agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a Representative of the Controlling Claimholders shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Claimholders, each Non-Controlling Claimholder will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Claimholders (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Claimholders, each Non-Controlling Claimholder will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Claimholders of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Claimholders (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Claimholders of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Claimholders as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Claimholders as set forth in this Agreement (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.1(a) of this Agreement, and (D) if any First Lien Claimholders are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.1(a) of this Agreement; provided that the First Lien Claimholders of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Claimholders of such Series or its Representative that shall not constitute Shared Collateral; provided, further, that the First Lien Claimholders receiving adequate protection shall not object to any other First Lien Claimholder receiving adequate protection comparable to any adequate protection granted to such First Lien Claimholders in connection with a DIP Financing and/or use of cash collateral.

(c)            If any First Lien Claimholder is granted adequate protection (A) in the form of Liens on any additional or replacement collateral, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of Liens on such additional or replacement collateral with the same priority vis-a-vis the First Lien Claimholders as set forth in this Agreement (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens), (B) in the form of a superpriority or other administrative claim, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (C) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all First Lien Obligations pursuant to Section 2.1.

SECTION 2.6      Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code, any other Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. This Section 2.6 shall survive termination of this Agreement.

SECTION 2.7      Insurance and Condemnation Awards. As among the First Lien Claimholders, the Applicable Collateral Agent (acting at the direction of the Applicable Representative), shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Collateral Agent or any other First Lien Claimholder receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable First Lien Documents, such proceeds shall be turned over to the Applicable Collateral Agent for application as provided in Section 2.1 hereof.

SECTION 2.8      Refinancings. The First Lien Obligations of any Series may, subject to Section 5.14, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any First Lien Document) of any First Lien Claimholder of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Representative and Collateral Agent of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness. If such Refinancing Indebtedness is intended to constitute a Replacement Credit Agreement, the Company shall so state in its Designation.

SECTION 2.9      Gratuitous Bailee/Agent for Perfection.

(a)            The Applicable Collateral Agent shall be entitled to hold any Possessory Collateral constituting Shared Collateral.

(b)            Notwithstanding the foregoing, each Collateral Agent agrees to hold any Possessory Collateral constituting Shared Collateral and any other Shared Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Claimholder (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee, solely for the purpose of perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.9. Solely with respect to any Deposit Accounts constituting Shared Collateral under the control (within the meaning of Section 9-104 of the UCC) of any Collateral Agent, each such Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for each other First Lien Claimholder and any assignee solely for the purpose of perfecting the security interest in such Deposit Accounts, subject to the terms and conditions of this Section 2.9.

(c)            No Collateral Agent shall have any obligation whatsoever to any First Lien Claimholder to ensure that the Possessory Collateral and Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.9. The duties or responsibilities of each Collateral Agent under this Section 2.9 shall be limited solely to holding any Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control as gratuitous bailee (and with respect to Deposit Accounts, as gratuitous agent) in accordance with this Section 2.9 and delivering the Possessory Collateral constituting Shared Collateral as provided in Section 2.9(e) below.

(d)            None of the Collateral Agents or any of the First Lien Claimholders shall have by reason of the First Lien Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agents or any other First Lien Claimholder, and each Collateral Agent and each First Lien Claimholder hereby waives and releases the other Collateral Agents and First Lien Claimholders from all claims and liabilities arising pursuant to any Collateral Agent’s role under this Section 2.9 as gratuitous bailee with respect to the Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control (and with respect to the Deposit Accounts, as gratuitous agent).

(e)            At any time the Applicable Collateral Agent is no longer the Applicable Collateral Agent, such outgoing Applicable Collateral Agent shall deliver the remaining Possessory Collateral constituting Shared Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), first, to the then Applicable Collateral Agent to the extent First Lien Obligations remain outstanding and second, to the applicable Grantor to the extent no First Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Shared Collateral) or to whomever may be lawfully entitled to receive the same, including pursuant to any Applicable Intercreditor Arrangement, if applicable. The outgoing Applicable Collateral Agent further agrees to take all other action reasonably requested by the then Applicable Collateral Agent at the expense of the Company in connection with the then Applicable Collateral Agent obtaining a first-priority security interest in the Shared Collateral.

SECTION 2.10      Amendments to First Lien Collateral Documents.

(a)            Without the prior written consent of each other Collateral Agent, each Collateral Agent agrees that no First Lien Collateral Document may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time or entered into to the extent such amendment, supplement, Refinancing or modification, or the terms of any new First Lien Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)            In determining whether an amendment to any First Lien Collateral Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.

SECTION 2.11      Cooperation to Determine Shared Collateral.

The parties hereto agree, subject to the other provisions of this Agreement, upon request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Credit Agreement Documents and the Other First Lien Documents.

ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever any Applicable Collateral Agent or any Applicable Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Representative or each other Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Collateral Agent or Applicable Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Applicable Collateral Agent and each Applicable Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Claimholder or any other person as a result of such determination.

ARTICLE IV.

THE APPLICABLE COLLATERAL AGENT

SECTION 4.1      Authority.

(a)            Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Representative or Applicable Collateral Agent to any Non-Controlling Claimholder or give any Non-Controlling Claimholder the right to direct any Applicable Representative or Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.1 hereof.

(b)            In furtherance of the foregoing, each Non-Controlling Claimholder acknowledges and agrees that the Applicable Representative and the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Claimholders, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Collateral Documents, as applicable, without regard to any rights to which the Non-Controlling Claimholders would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Claimholders. Without limiting the foregoing, each Non-Controlling Claimholder agrees that none of the Applicable Collateral Agent, the Applicable Representative or any other First Lien Claimholder shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Claimholders from such realization, sale, disposition or liquidation. Each of the First Lien Claimholders waives any claim it may now or hereafter have against any Collateral Agent or Representative of any other Series of First Lien Obligations or any other First Lien Claimholder of any other Series arising out of (i) any actions which any such Collateral Agent, Representative or any First Lien Claimholder represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Collateral Documents or any other agreement related thereto or in connection with the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of any Collateral Agent or Representative to enforce this Agreement, (ii) any election by any Applicable Representative or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.5, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.2      Power-of-Attorney.

Each Non-Controlling Representative and Collateral Agent that is not the Applicable Collateral Agent, for itself and on behalf of each other First Lien Claimholder of the Series for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Representative, Collateral Agent or First Lien Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.

SECTION 4.3      Rights as First Lien Claimholder.

The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Claimholder under any Series of First Lien Obligations that it holds as any other First Lien Claimholders of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “First Lien Claimholder” or (as applicable) “Credit Agreement Claimholder,” or “Additional First Lien Claimholder” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other First Lien Claimholder.

SECTION 4.4      Exculpatory Provisions.

The Applicable Collateral Agent and the Applicable Representative shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Collateral Agent and the Applicable Representative:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly set forth herein; provided that the Applicable Collateral Agent and the Applicable Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent or the Applicable Representative to liability or that is contrary to this Agreement or applicable law;

(iii)            shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or the Applicable Representative or any of their Affiliates in any capacity;

(iv)            shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment or (2) in reliance on a certificate of an authorized officer of the Company directing such action or stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent and the Applicable Representative shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until written notice describing such Event of Default and referencing the applicable agreement is given to the Applicable Collateral Agent and the Applicable Representative;

(v)            shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default (as defined in any First Lien Document) or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Collateral Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any First Lien Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent; and

(vi)            need not segregate money held hereunder from other funds except to the extent required by law. Neither the Applicable Collateral Agent nor the Applicable Representative shall incur any liability for interest on any money received by it hereunder except as otherwise agreed in writing.

ARTICLE V.

MISCELLANEOUS

SECTION 5.1      Integration/Conflicts.

This Agreement, together with the other First Lien Documents and the First Lien Collateral Documents, represents the entire agreement of each of the Grantors and the First Lien Claimholders with respect to the subject matter hereof and thereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Representative, Collateral Agent or First Lien Claimholder relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents, the provisions of this Agreement shall govern and control.

SECTION 5.2      Continuing Nature of this Agreement; Severability.

(a)            This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the First Lien Claimholders of any Series may continue, at any time and without notice to any First Lien Claimholder of any other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive, and continue in full force and effect, in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force or effect upon the Discharge of the First Lien Obligations, subject to Sections 2.6 and 2.8.

(b)            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.3      Amendments; Waivers.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            This Agreement may be amended in writing signed by each Representative and Collateral Agent then party to this Agreement; provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of, imposes additional duties on, or otherwise adversely affects the Company or any other Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Credit Agreement Claimholders and the Other First Lien Claimholders and the Grantors and their respective permitted successors and assigns. This Agreement shall terminate and be of no further force and effect with respect to any Representative or Collateral Agent and the First Lien Claimholders represented by such Representative or Collateral Agent and their First Lien Obligations, on the date on which there has been a Discharge of such Series of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 2.6 and Section 2.8; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

(c)            Notwithstanding the foregoing, without the consent of any First Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 and upon such execution and delivery, such Representative and Collateral Agent and the Other First Lien Claimholders and Other First Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, in connection with any Refinancing of First Lien Obligations of any Series, or the incurrence of Other First Lien Obligations of any Series, the Collateral Agents and the Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First Lien Claimholders), at the request of any Collateral Agent, any Representative or the Company, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence in compliance with the First Lien Documents and are reasonably satisfactory to each such Collateral Agent, each such Representative and the Company, provided that any Collateral Agent or Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from a Responsible Officer of the Company to the effect that such Refinancing or incurrence is permitted by the then existing First Lien Documents.

SECTION 5.4      Information Concerning Financial Condition of the Company and its Subsidiaries.

Without imposing any duty on any Representative or Collateral Agent not expressly set forth in the applicable First Lien Documents, the Representative, the Collateral Agent and the other First Lien Claimholders of each Series shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Representative and Collateral Agent and the other First Lien Claimholders of each Series shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Representative or Collateral Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to:

(a)            make, and such Representative and Collateral Agent and such other First Lien Claimholders shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)            provide any additional information or to provide any such information on any subsequent occasion;

(c)            undertake any investigation; or

(d)            disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.5      Consent to Jurisdiction; Certain Waivers.

Each Collateral Agent and each Representative, on behalf of itself and each other First Lien Claimholder for which it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan, the courts of the United States District Court of the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 5.7;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Claimholders) to effect service of process in any other manner permitted by Law; and

(e)            waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.5 any special, exemplary, punitive or consequential damages.

SECTION 5.6      [Reserved].

SECTION 5.7      Notices.

All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including by telecopy) and shall be sent:

(i)	if to any Grantor, to it at:

Dotdash Meredith Inc.

225 Liberty Street, 4th Floor,

New York, New York 10281,

Attention: Nick Stoumpas
Nick.Stoumpas@iac.ocm

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Emily Johnson
EDJohnson@wlrk.com

(ii)	if to the Initial First Lien Representative or the Initial First Lien Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.
MC: NY1-C413, 4 Chase Metrotech Center

Brooklyn, New York 11245

with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel llp
32 Old Slip
New York, New York 10005
Attention: Sean Davis, Esq. and Javier Ortiz, Esq.
Email: SDavis@cahill.com and JOrtiz@cahill.com

(iii)	if to the Initial Other Representative or the Initial Other Collateral Agent, to it at:

U.S. Bank Trust Company, National Association

1255 Corporate Drive, 6th Floor

Irving, Texas 75038

Attention: Michael Herberger

Email:michael.herberger@usbank.com

(iv)          if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 5.14.

SECTION 5.8      Further Assurances.

Each Representative and Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, and the Company and each other Grantor, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.9      Agency Capacities.

Except as expressly provided herein, (a) JPM, is acting in the capacity of Initial First Lien Representative solely for the Initial Credit Agreement Claimholders and in the capacity of Initial First Lien Collateral Agent solely for the Initial Credit Agreement Claimholders and the provisions of the Initial Credit Agreement (including, but not limited to, Articles VIII and IX) and the Security Agreement (as defined in the Initial Credit Agreement) granting or extending any rights, protections, privileges, indemnities and immunities to the “Administrative Agent” or the “Collateral Agent” thereunder shall also apply to the Initial First Lien Representative and Initial First Lien Collateral Agent hereunder, (b) USB, is acting in the capacity of Initial Other Representative solely for the Initial Other First Lien Claimholders and in the capacity of Initial Other Collateral Agent solely for the Initial Other First Lien Claimholders and the provisions of the Initial Other First Lien Agreement (including, but not limited to, Articles Seven and Eleven thereof) and the Notes Security Agreement (as defined in the Initial Other First Lien Agreement) granting or extending any rights, protections, privileges, indemnities and immunities to the “Trustee” or the “Notes Collateral Agent” thereunder shall also apply to the Initial Other Representative and Initial Other Collateral Agent hereunder, (c) each Replacement Representative and Replacement Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Replacement Credit Agreement Claimholders and the provisions of the Replacement Credit Agreement and the “Security Agreement” or similar term (as defined in the Replacement Credit Agreement) granting or extending any rights, protections, privileges, indemnities and immunities to the “administrative agent,” “trustee” or “collateral agent” (or any other similar term) thereunder shall also apply to each Replacement Representative and Replacement Collateral Agent hereunder, and (d) each other Representative and each other Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Other First Lien Claimholders under the Other First Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement and the provisions of the applicable Other First Lien Agreement and Other First Lien Documents granting or extending any rights, protections, privileges, indemnities and immunities to the “administrative agent,” “trustee” or “collateral agent” (or any other similar term) thereunder shall also apply to such other Representative and such other Collateral Agent hereunder. For the avoidance of doubt, in acting hereunder as the Initial Other Representative and Initial Other Collateral Agent, each Initial Other Representative and the Initial Other Collateral Agent shall have the rights, powers, protections, immunities, and indemnities granted to it under the Initial Other First Lien Agreement. The permissive rights, benefits and powers granted to the Initial Other Representative and the Initial Other Collateral Agent hereunder shall not be construed as duties. All discretionary acts taken by the Initial Other Representative or Initial Other Collateral Agent hereunder (including the exercise of any remedies, granting any consent or providing any direction) shall be taken by the Initial Other Representative or Initial Other Collateral Agent, as Collateral Agent pursuant to the terms of the First Lien Documents.

SECTION 5.10      Governing Law; Waiver of Jury Trial.

(A)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO, ON BEHALF OF ITSELF AND EACH OTHER FIRST LIEN CLAIMHOLDER FOR WHICH IT IS ACTING, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.11      Binding on Successors and Assigns.

This Agreement shall be binding upon each Representative and each Collateral Agent, the First Lien Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time.

SECTION 5.12      Section Titles.

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 5.13      Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. The Person providing Electronic Signatures agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to any other Person, including without limitation the risk of such Person acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 5.14      Other First Lien Obligations.

(a)            To the extent permitted by the provisions of the Credit Agreement and the other First Lien Documents then in effect, the Grantors may incur additional Indebtedness, which for the avoidance of doubt shall include any Indebtedness incurred pursuant to a Refinancing, and Other First Lien Obligations or Replacement Credit Agreement Obligations after the date hereof that is secured on an equal and ratable basis with the Liens securing the then existing First Lien Obligations (such Indebtedness, “Additional First Lien Debt”). Any such Additional First Lien Debt and any Series of Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, may be secured by a Lien on a ratable basis, in each case under and pursuant to the applicable First Lien Collateral Documents of such Series, if, and subject to the condition that, the Additional First Lien Collateral Agent and Additional First Lien Representative of any such Additional First Lien Debt, acting on behalf of the holders of such Additional First Lien Debt and the holders of such Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable (such Additional First Lien Collateral Agent, Additional First Lien Representative, the holders in respect of such Additional First Lien Debt and the holders in respect of such Other First Lien Obligations or other Replacement Credit Agreement Obligations, as applicable, being referred to as “Additional First Lien Claimholders”), each becomes a party to this Agreement by satisfying the conditions set forth in Section 5.14(b).

(b)            In order for an Additional First Lien Representative and Additional First Lien Collateral Agent (including, in the case of a Replacement Credit Agreement, the Replacement Representative and the Replacement Collateral Agent in respect thereof) to become a party to this Agreement,

(i)            such Additional First Lien Representative and such Additional First Lien Collateral Agent shall have executed and delivered an instrument substantially in the form of Annex I (with such changes as may be reasonably approved by each Collateral Agent and such Additional First Lien Representative and such Additional First Lien Collateral Agent, as the case may be) pursuant to which such Additional First Lien Representative becomes a Representative hereunder and such Additional First Lien Collateral Agent becomes a Collateral Agent hereunder, and such Additional First Lien Debt and such Series of Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, and the Additional First Lien Claimholders of such Series become subject hereto and bound hereby;

(ii)            the Company shall have delivered to each Collateral Agent:

(a)            true and complete copies of each of the Other First Lien Agreement or Replacement Credit Agreement, as applicable, and the First Lien Collateral Documents for such Series, certified as being true and correct by a Responsible Officer of the Company;

(b)            a Designation substantially in the form of Annex II pursuant to which the Company shall (A) identify the Indebtedness to be designated as Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, and the initial aggregate principal amount or committed amount thereof, (B) specify the name and address of the Additional First Lien Collateral Agent and Additional First Lien Representative, (C) certify that such (x) Additional First Lien Debt is permitted by each First Lien Document then in effect and that the conditions set forth in this Section 5.14 are satisfied with respect to such Additional First Lien Debt and such Series of Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, and (D) in the case of a Replacement Credit Agreement, expressly state that such agreement giving rise to the new Indebtedness satisfies the requirements of a Replacement Credit Agreement and the Company elects to designate such agreement as a Replacement Credit Agreement; and

(iii)            the Other First Lien Documents or Replacement Credit Agreement Documents, as applicable, relating to such Additional First Lien Debt shall provide, in a manner reasonably satisfactory to the Applicable Collateral Agent, that each Additional First Lien Claimholder with respect to such Additional First Lien Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional First Lien Debt.

SECTION 5.15      Authorizations.

By its signature, each Person executing this Agreement, on behalf of a party hereto, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 5.16      No Third Party Beneficiaries; Successors and Assigns.

The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Credit Agreement Representative, the Credit Agreement Collateral Agent, the Credit Agreement Claimholders, the Other First Lien Representatives, the Other First Lien Collateral Agents and the Other First Lien Claimholders and their respective successors and assigns, and no other Person shall have or be entitled to assert such rights; provided, however, that the Company will be entitled to assert such rights with respect to Sections 2.1, 2.2, 2.4, 2.5, 2.7, 2.8, 2.9, 2.10, and Article V.

SECTION 5.17      No Indirect Actions.

Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Initial First Lien Representative and Initial First Lien Collateral Agent

By:
Name:
Title:

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Initial Other Collateral Agent And Initial Other Representative

By:
Name:
Title:

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

ACKNOWLEDGED AND AGREED TO BY:

DOTDASH MEREDITH INC.,
as the Company

By:
Name: Nick Stoumpas
Title: Vice President and Treasurer

ALLRECIPES.COM, INC.
BIZRATE INSIGHTS INC.
EATING WELL, LLC
ENTERTAINMENT WEEKLY, LLC
HEALTH MEDIA VENTURES INC.
MEREDITH HOLDINGS CORPORATION
MEREDITH OPERATIONS CORPORATION
MNI TARGETED MEDIA INC.
NEWSUB MAGAZINE SERVICES LLC
NSSI HOLDINGS INC.
SHOPNATION, INC.
SOUTHERN PROGRESS CORPORATION
SYNAPSE GROUP, INC.
TI CIRCULATION HOLDINGS LLC
TI CONSUMER MARKETING, INC.
TI GOTHAM INC.
TI INC. AFFLUENT MEDIA GROUP
TI INC. BOOKS
TI INC. VENTURES
TI LIFESTYLE GROUP, LLC
TI MAGAZINE HOLDINGS LLC
TI PUBLISHING VENTURES, INC.
TI SALES HOLDINGS LLC, each as a Grantor

By:
Name: Nick Stoumpas
Title: Vice President and Treasurer

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

ANNEX I

[FORM OF]
JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [      ], 20[ ] (the “Joinder Agreement”) to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT, dated as of June 16, 2025, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Initial First Lien Representative and Initial First Lien Collateral Agent, U.S. Bank Trust Company, National Association, as Initial Other Representative and Initial Other Collateral Agent and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by Dotdash Meredith Inc., a Delaware corporation (the “Company”) and the other Grantors from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur [Other First Lien Obligations] [Replacement Credit Agreement Obligations under the Replacement Credit Agreement] and to secure such [Other First Lien Obligations] [Replacement Credit Agreement Obligations] with the liens and security interests created by the [Other First Lien Collateral Documents] [Replacement Credit Agreement Collateral Documents], the Additional First Lien Representative in respect thereof is required to become a Representative and the Additional First Lien Collateral Agent in respect thereof is required to become a Collateral Agent and the First Lien Claimholders in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Additional First Lien Representative may become a Representative, such Additional First Lien Collateral Agent may become a Collateral Agent and such Additional First Lien Claimholders may become subject to and bound by the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Additional First Lien Representative and the Additional First Lien Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement. The undersigned Additional First Lien Representative (the “New Representative”) and Additional First Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree as follows:

SECTION 1.      In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, (i) the New Representative and the New Collateral Agent by their signatures below become a Representative and a Collateral Agent respectively, under, and the related Additional First Lien Debt and Additional First Lien Claimholders become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as a Representative or a Collateral Agent, respectively, and hereby agree to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to them as Representative, Collateral Agent and Additional First Lien Claimholders, respectively.

SECTION 2.      Each of the New Representative and New Collateral Agent represent and warrant to each other Collateral Agent, each other Representative and the other First Lien Claimholders, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the First Lien Documents relating to such Additional First Lien Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the Additional First Lien Claimholders represented by them will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement.

A-I-1

SECTION 3.      This Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder Agreement and/or any document to be signed in connection with this Joinder Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

SECTION 4.      Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.      All communications and notices hereunder shall be in writing and given as provided in Section 5.7 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 6.      Sections 5.2(b), 5.5 and and 5.10 of the Pari Passu Intercreditor Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of this page intentionally left blank]

A-I-2

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

Attention:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

Attention:
Telecopy:

A-I-3

ANNEX II

[FORM OF]

DEBT

DESIGNATION

Reference is made to the First Lien Pari Passu Intercreditor Agreement, dated as of June 16, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Initial First Lien Representative and Initial First Lien Collateral Agent, U.S. Bank Trust Company, National Association, as Initial Other Representative and Initial Other Collateral Agent and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by Dotdash Meredith Inc., a Delaware corporation (the “Company”) and the other Grantors from time to time a party thereto. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Pari Passu Intercreditor Agreement. This Debt Designation is being executed and delivered in order to designate [Additional First Lien Debt] [Replacement Credit Agreement Obligations] entitled to the benefit and subject to the terms of the Pari Passu Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(a)            [insert name of the Grantor] intends to incur Indebtedness in the initial aggregate [principal/committed amount] of [               ] pursuant to the following agreement: [describe [credit agreement, indenture, other agreement giving rise to Other First Lien Obligations] [Replacement Credit Agreement (“New Agreement”)]] which will be [Other First Lien Obligations] [Replacement Credit Agreement Obligations];

(b)            (i)            the name and address of the [Additional First Lien Representative for the Additional First Lien Debt and the related Other First Lien Obligations][Replacement Representative for the Replacement Credit Agreement] is:

Telephone:

Email:

(ii)            the name and address of the [Additional First Lien Collateral Agent for the Additional First Lien Debt and the Other First Lien Obligations] [Replacement Credit Agreement Obligations] is:

Telephone:

Email:

[and]

(c)            such Additional First Lien Debt is permitted by each First Lien Document and the conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement are satisfied with respect to such Additional First Lien Debt[; and

(d)            the New Agreement satisfies the requirements of a Replacement Credit Agreement and is hereby designated as a Replacement Credit Agreement]1.

1       Insert for Replacement Credit Agreements only.

A-II-1

IN WITNESS WHEREOF, the Company has caused this Debt Designation to be duly executed by the undersigned officer as of                           ,         .

DOTDASH MEREDITH INC.,
as the Company

By:
Name:
Title:

A-II-2